As filed with the Securities and Exchange Commission on October 23, 1998

                                                      Registration No. 333-60907
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                               AMENDMENT NO. 1
                                      TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                       COMED TRANSITIONAL FUNDING TRUST
                            (Issuer of Securities)

                              COMED FUNDING, LLC
                 (Depositor of the Trust as described herein)
   (Exact name of Registrant as Specified in Its Certificate of Formation)

          DELAWARE                                        36-4239488
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                                 COMED FUNDING, LLC
 TEN SOUTH DEARBORN STREET, 37TH FLOOR, CHICAGO, ILLINOIS 60603, (312) 394-7937
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             --------------------
     RUTH ANN M. GILLIS OF COMMONWEALTH EDISON COMPANY, THE SOLE MEMBER OF
                              COMED FUNDING, LLC
 TEN SOUTH DEARBORN STREET, 37TH FLOOR, CHICAGO, ILLINOIS 60603, (312) 394-3149 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                With copies to:

Frederick L. Feldkamp, Esq.   Kevin J. Hochberg, Esq.     Daniel C. Bird, Esq.
     Foley & Lardner             Sidley & Austin            Winston & Strawn
330 North Wabash Avenue,    One First National Plaza       35 W. Wacker Drive
        Suite 3300          Chicago, Illinois 60603      Chicago, Illinois 60601
Chicago, Illinois 60611         (312) 853-2085                (312) 558-7446
     (312) 755-1900


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF             AMOUNT TO BE       AGGREGATE PRICE      AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED           REGISTERED          PER UNIT(1)             PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

 Transitional Funding Trust Notes      $1,000,000             100%                $1,000,000              $295

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Estimated solely for the purpose of calculating the registration fee.

                            --------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED ______________ , 1998

                              PROSPECTUS SUPPLEMENT
                    TO PROSPECTUS DATED ____________, 1998

                     COMED TRANSITIONAL FUNDING TRUST
      $____________ TRANSITIONAL FUNDING TRUST NOTES, SERIES 1998

 $ ________ Class A-1  ____% Notes         $ ________ Class A-4  ____% Notes
 $ ________ Class A-2  ____% Notes         $ ________ Class A-5  ____% Notes
 $ ________ Class A-3  ____% Notes         $ ________ Class A-6  ____% Notes
                        $ ________ Class A-7 ____ % Notes

                            COMMONWEALTH EDISON COMPANY
                                      SERVICER
                            --------------------------

   The ComEd Transitional Funding Trust Transitional Funding Trust Notes,
Series 1998 (the "Offered Notes") offered hereby will consist of the [seven] Classes listed above. Each Offered Note will be secured primarily by, and payable from, the Intangible Transition Property owned by the Trust, as described under "Description of the Intangible Transition Property" herein and in the Prospectus and by the other Note Collateral described under "Security for the Notes" in the Prospectus.

                            --------------------------

   THERE CURRENTLY IS NO SECONDARY MARKET FOR THE OFFERED NOTES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 27 IN THE PROSPECTUS.


   The Offered Notes offered hereby do not constitute a debt, liability or other obligation of the State of Illinois or of any political subdivision, agency or instrumentality thereof and do not represent an interest in or obligation of Commonwealth Edison Company or any of its affiliates. None of the Offered Notes or the underlying Intangible Transition Property will be guaranteed or insured by Commonwealth Edison Company or its affiliates.

                            --------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            --------------------------

                                    Price to        Underwriting     Proceeds to
                                    Public(1)        Discounts(2)    Trust (1)(3)
                                    ---------       -------------    ------------
Per Class A-1 Note. . . . . . . .       %                 %               %
Per Class A-2 Note. . . . . . . .       %                 %               %
Per Class A-3 Note. . . . . . . .       %                 %               %
Per Class A-4 Note. . . . . . . .       %                 %               %
Per Class A-5 Note. . . . . . . .       %                 %               %
Per Class A-6 Note. . . . . . . .       %                 %               %
Per Class A-7 Note. . . . . . . .       %                 %               %
Total . . . . . . . . . . . . . .       $                 $               $

---------------
     (1) Plus accrued interest, if any, at the applicable Note Interest Rate from ________________, 1998.

     (2) The Grantee and ComEd have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
     (3)  Before deducting estimated expenses of $                payable by the
          Trust.
                            --------------------------

   The Offered Notes are offered severally by the Underwriters when, as and if issued by the Trust and subject to receipt and acceptance by the Underwriters and subject to their rights to reject orders in whole or in part. It is expected that the Offered Notes will be delivered on or about _____________, 1998, in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                            --------------------------

                                   [UNDERWRITERS]

        The date of this Prospectus Supplement is __________________, 1998.

   Interest on each Class of Offered Notes at the applicable Note Interest Rate will be distributable quarterly on ______, __________, _________ and _____________ or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Payment Date") commencing __________, 1999. See "Description of the Offered Notes" herein.

   The Offered Notes are part of a separate Series of ComEd Transitional Funding Trust Transitional Funding Trust Notes being offered by the Trust from time to time pursuant to a Prospectus dated _____________, 1998 (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement.

   The Intangible Transition Property assigned to the Trust by the Grantee and certain other assets of the Trust are the sole source of payments on the Offered Notes. None of Commonwealth Edison Company or its affiliates will have any obligations in respect of the Offered Notes or the Intangible Transition Property, except as expressly set forth herein and in the Prospectus.

   The Transitional Funding Order authorizing the issuance of the Offered Notes does not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Offered Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.

   Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the prices of the Offered Notes, including over-allotment, stabilizing and short-covering transactions in such Offered Notes and the imposition of a penalty bid, in connection with the offering. For a description of these activities, see "underwriting."


   Prospective investors should refer to the "Index of Principal Definitions" which begins on page S-25 herein and which begins on page 118 in the Prospectus for the location of the definitions of capitalized terms that appear in the Prospectus and this Prospectus Supplement.

                               REPORTS TO HOLDERS

   Unless and until the Offered Notes are no longer issued in book-entry form, the Servicer indirectly will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes and, upon request, to Participants of DTC, periodic reports concerning the Offered Notes. See "Servicing -- Statements by Servicer" in the Prospectus. Such reports may be made available to the holders of interests in the Offered Notes (the "Noteholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Noteholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

   The Grantee, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov. The Grantee may discontinue filing periodic reports under the Exchange Act at the beginning of any fiscal year following the issuance of the Offered Notes if there are fewer than 300 holders of such Offered Notes.

                         PROSPECTUS SUPPLEMENT SUMMARY

   THE FOLLOWING PROSPECTUS SUPPLEMENT SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT SUMMARY HAVE THE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS. THE INDEX OF PRINCIPAL DEFINITIONS INCLUDED IN THIS PROSPECTUS SUPPLEMENT WHICH BEGINS ON PAGE S-25 SETS FORTH THE PAGES ON WHICH THE DEFINITIONS OF CERTAIN PRINCIPAL TERMS APPEAR.


Summary of Offered Notes.......... The ComEd Transitional Funding Trust

                                   Transitional Funding Trust Notes, Series 1998
                                   (the "Offered Notes").  On the date of
                                   initial issuance of the Offered
                                   Notes (the "Series Issuance Date"), the
                                   Offered Notes will be issued as described below.


                                                                                   NOTE
                     INITIAL              SCHEDULED                              INTEREST
   CLASS         PRINCIPAL AMOUNT       MATURITY DATE    FINAL MATURITY DATE       RATE
   -----         ----------------       -------------    -------------------     --------
                                                                                  %
    A-1.......                                                                    %
    A-2.......                                                                    %
    A-3.......                                                                    %
    A-4.......                                                                    %
    A-5.......                                                                    %
    A-6.......                                                                    %
    A-7.......                                                                    %


Transaction Overview.............  For a brief summary of the statutes and proceedings which form the basis for the issuance and sale of the Offered
                                   Notes by the Trust, and a diagram of the parties to the transaction, their roles and their various relationships to the other parties, investors are directed to the discussion under the heading "Prospectus Summary -- Transaction Overview" in the Prospectus.

                                   The Trust, whose primary asset will be
                                   Intangible Transition Property transferred to the Trust pursuant to the Sale
                                   Agreements, will issue the Offered
                                   Notes, which will be sold to the
                                   Underwriters. The Offered Notes will be
                                   secured primarily by, and payable from,
                                   all of the Intangible Transition Property
                                   (whether created by the Transitional
                                   Funding Order issued by the ICC on July 21,
                                   1998 (the "1998 TFO") or any other
                                   Transitional Funding Order) which has been transferred to the Trust pursuant to a Sale Agreement. The Offered Notes also will be secured by the Grant Agreements, the Sale Agreements and the Servicing Agreement; the Collection Account and all amounts of cash or investment property on deposit therein or credited thereto from time to time; all rights to compel ComEd, as Servicer (or any successor), to file for and obtain adjustments to the IFC
                                   Charges in accordance with Section
                                   18-104(d) of the Act, the Transitional
                                   Funding Orders, including the 1998 TFO and all IFC Tariffs, including the 1998 IFC Tariff (as hereinafter defined) filed with the ICC in connection therewith; all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and all payments on or under and all proceeds in respect of any or all of the foregoing.


                                   The IFC Charges are calculated to be
                                   sufficient over time to (a) pay interest and make Scheduled Payments on the Offered Notes, (b) pay all related fees and expenses of the Trust, including the Servicing Fee and any Quarterly Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level. These payments are collectively referred to herein as the "Specified Payments."
                                   The IFC Charges will be increased in
                                   connection with the issuance of any
                                   additional Notes pursuant to any
                                   subsequent Transitional Funding Order, to a level calculated to be sufficient over time to make the Specified Payments in respect of all outstanding Notes.


                                   To enhance the likelihood of timely
                                   recovery of the amounts necessary to make the Specified Payments, the IFC Charges may be increased from time to time through both Reconciliation Adjustments and True-Up Adjustments, as described in the Prospectus over the life of the Notes (including the Offered Notes). See "Description of the Intangible Transition Property -- Adjustments to the IFC Charges" in the Prospectus.


Risk Factors.....................  Investors should consider the risks associated with an investment in the
                                   Offered Notes.  For a discussion of
                                   certain material risks associated
                                   therewith, investors should review the
                                   discussion under "Risk Factors" which
                                   begins on page 27 of the Prospectus.

The Offered Notes................  The Offered Notes are the ComEd
                                   Transitional Funding Trust Transitional
                                   Funding Trust Notes, Series 1998.  The
                                   Offered Notes are comprised of the [seven] classes listed on the cover page hereof (each, a "Class"). As of the Series Issuance Date, the aggregate principal balance of the Offered Notes (the "Original Note Principal Balance") will be $_________. Each Class of Offered Notes will have a principal balance (the "Class Principal Balance") equal to the initial amount of principal allocable to such Class, reduced by principal paid to such Class in accordance with the terms of the Indenture. See "Description of the Offered Notes" herein and "Description of the Notes" in the Prospectus.

                                   None of the Offered Notes or the
                                   underlying Intangible Transition Property will be guaranteed or insured by ComEd or any of its affiliates. The 1998 TFO authorizing the issuance of the Offered Notes does not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Offered Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision, agency or instrumentality thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment. The Offered Notes will be payable solely by application of the proceeds of the Intangible Transition Property and the other Note Collateral held by the Indenture Trustee under the Indenture. If additional Notes (other than the Offered Notes) are subsequently issued under the Indenture, the Offered Notes will be at least PARI PASSU with such other Notes as to all of the Intangible Transition Property and the other Note Collateral. Any and all funds or property released by the Indenture Trustee pursuant to the Indenture will cease to be Note Collateral and will no longer be available for payment of the Offered Notes.

Servicer/Administrator...........  Commonwealth Edison Company, an Illinois
                                   corporation ("ComEd") and a subsidiary of Unicom Corporation, an Illinois corporation, will act as the initial servicer (in such capacity, and together with any successor servicer, the "Servicer") of the Intangible Transition Property pursuant to the terms of the Servicing Agreement, and as the initial administrator (in such capacity, and together with any successor administrator, the "Administrator") of the Trust and the Grantee pursuant to the terms of an Administration Agreement among the Trust, the Grantee and the Administrator (the "Administration Agreement"). For a more complete discussion of ComEd and its role as Servicer, see "The Servicer" herein and in the Prospectus.

Grantee..........................  The grantee of the Intangible Transition
                                   Property will be ComEd Funding, LLC, a
                                   special purpose Delaware limited liability company (the "Grantee"), whose sole member is ComEd. Pursuant to the Sale Agreement entered into with respect to the issuance by the Trust of the Offered Notes, the Grantee will assign all of its right, title and interest in the Intangible Transition Property created by the 1998 TFO (the "1998 ITP"), the Servicing Agreement and certain other related assets to the Trust. For a more complete discussion of the Grantee, see "The Grantee" in the Prospectus.

Trust............................  The issuer of the Offered Notes will be the ComEd Transitional Funding Trust (the
                                   "Trust"), a Delaware business
                                   trust created under a Declaration of Trust
                                   (the "Trust Agreement") by the Delaware
                                   Trustee and the Beneficiary Trustees. For a more complete discussion of the Trust, see "The Trust" in the Prospectus.

Delaware Trustee.................  First Union Trust Company, National
                                   Association, acting not in its individual capacity, but solely as trustee under the Trust Agreement (the "Delaware Trustee").

Beneficiary Trustees.............  Ruth Ann M. Gillis and David R. Zahakaylo.

Indenture........................  The Offered Notes will be issued pursuant to the terms of the Indenture through the execution and delivery of a trustee's issuance certificate or a supplement to the Indenture. The 1998 ITP, any other subsequent Intangible Transition Property created by subsequent Transitional Funding Orders and the other Note Collateral will be pledged under the Indenture for the benefit of the Noteholders. The Indenture will be qualified under the Trust Indenture Act of 1939.

Indenture Trustee................  Harris Trust and Savings Bank, an Illinois
                                   banking corporation, (the "Indenture
                                   Trustee").

Intangible Transition Property...  As more fully described under "Description of the Intangible Transition Property"
                                   herein and in the Prospectus, the
                                   Intangible Transition Property, including the 1998 ITP, is the separate property right as set forth in the Funding Law and created under the Transitional Funding Orders, including the 1998 TFO, including, without limitation, the right, title and interest to impose and receive the IFC Charges authorized thereby and all related revenues, collections, claims, payment, money, or proceeds thereof, including all right, title, and interest under and pursuant to such Transitional Funding Orders.

IFC Charges......................  As more fully described under "Description of the Intangible Transition Property" and "Electric Industry Restructuring in Illinois -- Instrument Funding Charges" in the Prospectus, IFC Charges are nonbypassable, usage-based, per kilowatt-hour charges to be imposed on each existing and future retail customer or class of retail customers in ComEd's service area in Illinois, or other person or group of persons obligated from time to time to pay to ComEd or any successor Applicable Rates, including any customers who enter into competitive contracts with ComEd to take non-tariffed services but would otherwise have been obligated to pay Applicable Rates (collectively, the "Customers").

                                   The IFC Charges authorized in the 1998 TFO
                                   (the "1998 Authorized IFC Charges"), which
                                   ComEd believes are higher than will
                                   actually be required to make all payments on the Offered Notes, based on certain assumptions contained in the 1998 TFO, including an assumption that the Notes will bear interest at a rate of 7.5% per annum, are set forth in "Description of the Intangible Transition Property" herein.


                                   As required by the Funding Law, any
                                   increase in the amount of the IFC Charges for any of the IFC Customer Classes above the level of the 1998 Authorized IFC Charges for such IFC Customer Classes shall require ComEd or any successor Utility thereto to file an amendatory tariff adjusting the amounts otherwise billable by ComEd or such successor Utility for Applicable Rates to offset the amount of such excess (or, if ComEd or such successor Utility shall have previously filed any such amendatory tariffs, the incremental amount of such excess). However, the failure of such amendatory tariff to become effective for any reason shall not delay or impair the effectiveness of the increase in the IFC Charges.

                                   In connection with the issuance and
                                   pricing of the Offered Notes, ComEd filed an IFC Tariff with the ICC (the "1998 IFC Tariff") which provides for, among other things, certain revisions to the IFC Charges. The actual initial cents per kilowatt-hour IFC Charge payable by each of the thirteen (13) IFC Customer Classes beginning on the Series Issuance Date is as follows:

                                                                      IFC
                                   IFC CUSTOMER CLASS               CHARGES
                                                                (CENTS PER KWH)

                                   Residential -- No Space Heat
                                   Residential -- Space Heat
                                   Standby Service
                                   Interruptible Service
                                   Street Lighting -- Fixture
                                    Based Rates
                                   Street Lighting -- Dusk to
                                    Dawn and Traffic Signal
                                   Railroads
                                   Water-Supply and Sewage
                                    Pumping Service
                                   In Lieu of Demand
                                   0 to and including 100 kW Demand

                                   Over 100 to and including
                                   1,000 kW Demand
                                   Over 1,000 to and including
                                   10,000 kW Demand
                                   Over 10,000 kW Demand

Adjustments to the IFC Charges...  The Servicing Agreement and the 1998 TFO
                                   require the Servicer to calculate and
                                   implement two different kinds of
                                   adjustments to the IFC Charges:
                                   Reconciliation Adjustments and True-Up
                                   Adjustments, which are collectively
                                   referred to as the "Adjustments." The
                                   Adjustments to the IFC Charges will
                                   continue until all interest and principal on all the Offered Notes have been paid in full, subject only to the limitation of the maximum amount of Intangible
                                   Transition Property authorized by the ICC in the related Transitional Funding Order or Orders. In addition, the IFC Charges will be increased in connection with the issuance of additional Notes pursuant to any subsequent Transitional Funding Order, to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes. For a detailed discussion of Adjustments to IFC Charges, see "Description of the Intangible Transition Property--Adjustments to the IFC Charges" in the Prospectus and "Description of the Intangible Transition Property--Adjustments to the IFC Charges" herein.

Payment Dates....................  Payments will be made to holders of the
                                   Offered Notes on each [_________,
                                    ___________, ________ and ________]
                                    (or, if any such date is not a Business
                                    Day, the next succeeding Business Day),
                                    commencing  __________, 1999 (each, a
                                   "Payment Date").

Record Dates.....................  With respect to any Payment Date or date of any redemption, the Business Day
                                   preceding such Payment Date or other date if the Offered Notes are Book-Entry Notes or, if Definitive Notes are issued, the last day of the preceding calendar month (each, a "Record Date").

Scheduled Maturity and
 Final Maturity Dates............  The "Scheduled Maturity Date" for any Class
                                   will be the date when all principal and
                                   interest on such Class of Offered Notes is expected to be paid in full by the Trust. The "Final Maturity Date" for any Class corresponds to the date on which such Class of Offered Notes may be accelerated for failure to pay outstanding principal thereon. The Scheduled Maturity Date and the Final Maturity Date for each Class of Offered Notes are specified herein under "Description of the Offered Notes."

                                   Failure to pay principal on any Class of Offered Notes in full by the Final Maturity Date shall constitute an Event of Default, and the Indenture Trustee may and, upon the written direction of the holders of not less than a majority in principal amount of all Notes of all Series then outstanding, shall declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. See "Description of the Notes -- Events of Default" and "Ratings" in the Prospectus.

Issuance of Additional Series....  The Trust may issue additional Series of
                                   Notes from time to time. An additional
                                   Series may be issued only upon
                                   satisfaction of the conditions described under "Description of the Notes --Conditions of Issuance of Additional Series" in the Prospectus.

Interest.........................  On each Payment Date, the Indenture
                                   Trustee shall pay pro rata to the
                                   Noteholders of each Class as of the
                                   related Record Date any unpaid interest
                                   payable on any prior Payment Dates
                                   (together with, to the extent permitted by applicable law, interest on such unpaid interest at the applicable Note Interest
                                   Rate), and interest in an amount equal to one-fourth of the product of (a) the applicable Note Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Noteholders on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to, but excluding, such initial Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Offered Notes will be distributed prior to any distribution of principal on the Offered Notes. See "Description of the Offered Notes -- Payments of Interest" herein and "Description of the Notes -- Interest and Principal" in the Prospectus.

Principal........................  Unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, on each Payment Date, the Indenture Trustee shall, as of the related Record Date and subject to availability of funds in the Collection Account, make principal payments on the Offered Notes in the following order and priority: [(1) to the holders of the Class A-1 Notes, until the Class Principal Balance thereof has been reduced to zero; (2) to the holders of the Class A-2 Notes, until the Class Principal Balance thereof has been reduced to zero; (3) to the holders of the Class A-3 Notes, until the Class Principal Balance thereof has been reduced to zero; (4) to the holders of the Class A-4 Notes, until the Class Principal Balance thereof has been reduced to zero; (5) to the holders of the Class A-5 Notes, until the Class Principal Balance thereof has been reduced to zero;
                                   (6) to the holders of the Class A-6 Notes, until the Class Principal Balance thereof has been reduced to zero; (7) to the holders of the Class A-7 Notes, until the Class Principal Balance thereof has been reduced to zero; provided, however, that, unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, in no event shall the principal payment on any Class on a Payment Date be greater than the Scheduled Payment for such Class and Payment Date.] See "Description of the Offered Notes -- Payments of Principal" herein and "Description of the Notes -- Interest and Principal" in the Prospectus.

Optional Redemption..............  Pursuant to the terms of the Indenture, the Offered Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of the Offered Notes has been reduced to less than five percent (5%) of the initial principal balance thereof.
                                   The Notes may be so redeemed upon payment of the outstanding principal amount of the Notes and accrued but unpaid interest thereon as of the date of redemption. See "Description of the Offered Notes -- Optional Redemption" herein.


Collection Account and
Subaccounts..................      Upon issuance of the Offered Notes, a
                                   Collection Account will be established and held by the Indenture Trustee for the benefit of the Noteholders of all outstanding Series of Notes. The
                                   Collection Account will consist of four
                                   subaccounts: a general subaccount (the
                                   "General Subaccount"), a reserve
                                   subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization
                                   Amount (the "Overcollateralization
                                   Subaccount"), and a capital subaccount
                                   (the "Capital Subaccount"). Unless the
                                   context indicates otherwise, references
                                   herein to the Collection Account include each of the subaccounts contained therein.
                                   Withdrawals from and deposits to these
                                   subaccounts will be made as described
                                   under "Security for the Notes
                                   --Allocations; Payments" in the Prospectus.

Credit Enhancement...............  The Offered Notes will benefit from the following forms of credit enhancement:

                                   OVERCOLLATERALIZATION. The Overcollaterali-zation Amount established in connection with the issuance of the Offered Notes will be [$__________], which is 0.50 percent of the initial aggregate Class Principal Balance for all of the Offered

                                   Notes. The IFC Charges will be set and
                                   adjusted at a rate that is intended to
                                   recover, among other things, the
                                   Overcollateralization Amount over the life of the Offered Notes according to the schedule set forth under "Description of the Offered Notes -- Overcollateralization Amount" herein. Collections allocated to the Overcollateralization Amount for all Series of Notes, including the Offered Notes, will be held in the Overcollateralization Subaccount, as described further under "Security for the Notes -- Description of Indenture Accounts -- Overcollateralization Subaccount" in the Prospectus and any such amounts will be available to pay interest and make Scheduled Payments on all Series of Notes, including the Offered Notes, to the extent of any shortfalls in current IFC Collections and the Reserve Subaccount available for such payment. The amount required to be on deposit in the Overcollateralization Subaccount with respect to the Offered Notes as of any Payment Date, as specified in the schedule set forth under "Description of the Offered Notes -- Overcollateralization Amount" herein, is referred to herein as the "Required Overcollateralization Level."


                                   RESERVE SUBACCOUNT. IFC Collections
                                   available with respect to any Payment Date in excess of amounts necessary to make the Specified Payments (all as described under "Security for the Notes --Allocations; Payments" in the Prospectus), will be allocated to the Reserve Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the Reserve Subaccount to the extent amounts available in the General Subaccount are insufficient to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.



                                   CAPITAL SUBACCOUNT. Prior to or upon the issuance of the Offered Notes, the Grantee will transfer capital to the Trust in the amount of [$__________], which is 0.50 percent of the initial aggregate Class
                                   Principal Balance for all of the Offered
                                   Notes.  Such amount is the Required
                                   Capital Level with respect to the Offered
                                   Notes and, together with the Required
                                   Capital Level with respect to any other
                                   Series of Notes, will be deposited into
                                   the Capital Subaccount. Withdrawals from and deposits to the Capital Subaccount will be made as described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

Allocations and Payment..........  On each Payment Date, amounts on deposit in the Collection Account will be applied in the manner described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

Servicing Compensation...........  The Servicer will be entitled to receive a servicing fee on each Payment Date (the
                                   "Servicing Fee"), in an amount equal to
                                   [assuming quarterly Payment Dates] (a)
                                   $750,000, for so long as IFC Charges are billed concurrently with charges otherwise billed by the Servicer to Customers (which ComEd and any successor thereto are required to do) and (b) $5,000,000, if IFC Charges are not billed concurrently with charges otherwise billed by the Servicer to Customers. The Servicing Fee in clause
                                   (b) will only be payable if the Servicer is not ComEd or a successor thereto. The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Offered Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments. See "Servicing -- Servicing Compensation" herein and in the Prospectus.

No Servicer Advances.............  The Servicer will not be obligated to make any advances of interest or principal on the Offered Notes.

Maturity, Weighted Average Life
and Yield Considerations....       The actual Payment Dates on which
                                   principal is paid on each Class of Offered
                                   Notes and, therefore, the weighted average life and yield to maturity on the Offered
                                   Notes may be affected by various factors.
                                   See "Certain Payment, Weighted Average
                                   Life and Yield Considerations" and
                                   "Description of the Intangible Transition
                                   Property -- Adjustments to the IFC
                                   Charges" in the Prospectus.

Denominations....................  Each Class of Offered Notes will be issued in minimum initial denominations of $1,000 and in integral multiples thereof.

Book-Entry Notes.................  The Offered Notes will initially be represented by one or more certificates
                                   registered in the name of Cede & Co.
                                   ("Cede") (each, a "Book-Entry Note"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, its Participants and its Indirect
                                   Participants. Holders may also hold
                                   Book-Entry Notes of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. For a more complete discussion of the Book-Entry Notes, see "Risk Factors" and "Description of the Notes -- Book-Entry Registration" in the Prospectus.

Ratings..........................  It is a condition of issuance of the Offered
                                   Notes that the Offered Notes be rated [_____] by ______________________, [_____] by
                                   ___________________________, [_____] by
                                   ______________________________ and [_____] by
                                   _______________________ (each of such rating
                                   agencies, a "Rating Agency).

                                   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Offered Note and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Notes upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Series or Class of Offered Notes is revised or withdrawn, the liquidity of such Series or Class of Offered Notes may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the rate of principal payments on the Offered Notes. See "Risk Factors -- Nature of the Notes -- Uncertain Payment Amounts and Weighted Average Life" in the Prospectus, "Certain Payment, Weighted Average Life and Yield Considerations" herein and in the Prospectus and "Ratings" herein and in the Prospectus.

Taxation of the Notes............  [ComEd has received a ruling from the IRS holding that, among other things, the Offered Notes will be obligations of ComEd for federal income tax purposes.] In the opinion of Sidley & Austin, interest paid on the Offered Notes generally will be taxable to a United States Noteholder as ordinary interest income at the time it accrues or is received in accordance with such United States Noteholder's method of accounting for United States federal income tax purposes. Such opinion assumes, based on the ruling from the IRS described above, that the Notes will constitute indebtedness of ComEd for federal income tax purposes. See
                                   "Material United States Federal Tax
                                   Consequences" herein and in the Prospectus.

ERISA Considerations.............  The Employee Retirement Income Security Act
                                   of 1974, as amended ("ERISA") and Section
                                   4975 of the Internal Revenue Code of 1986, as amended (the "Code") impose various requirements on employee benefit plans and certain other plans and arrangements subject to ERISA, and on persons who are fiduciaries with respect to such plans and arrangements, in connection with the investment of assets which are deemed to be "plan assets" for purposes of ERISA or
                                   Section 4975 of the Code, unless a
                                   statutory or administrative exemption is available. A fiduciary of any employee benefit plan or other plan or arrangement that is subject to ERISA or Section 4975 of the Code, before purchasing the Notes, should therefore determine that an investment in the Notes is consistent with the fiduciary duties of ERISA and does not violate the prohibited transaction provisions of ERISA or the Code.

                     DESCRIPTION OF THE OFFERED NOTES

General

   The Offered Notes, together with any Notes of any other Series which may hereafter be issued by the Trust (collectively, the "Notes"), will be issued by the Trust pursuant to the Indenture and the trustee's issuance certificate or series supplement, if any, thereto. Pursuant to the Indenture, further trustee's issuance certificates or series supplements may be executed in order for the Trust to issue additional Series of Notes. In connection with the issuance of any additional Series of Notes pursuant to a subsequent Transitional Funding Order, the IFC Charges will be increased to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes. This summary should be read together with the material under the heading "Description of the Notes" in the Prospectus.

   The Offered Notes will be comprised of the following [seven] Classes:

             Initial                                                 Note
            Principal        Scheduled                              Interest
Class         Amount       Maturity Date    Final Maturity Date       Rate
-----       ---------      -------------    -------------------    ---------
A-1.......
A-2.......
A-3.......
A-4.......
A-5.......
A-6.......
A-7.......

SECURITY

   To secure the payment of principal of and interest on the Offered Notes, the Trust has granted to the Indenture Trustee, for the benefit of the holders of the Notes (the "Noteholders"), a security interest in all of the Trust's right, title and interest in and to the 1998 ITP, any subsequent Intangible Transition Property created under any subsequent Transitional Funding Order and the other Note Collateral. If additional Notes (other than the Offered Notes) are subsequently issued, the Offered Notes will be at least PARI PASSU with such other Notes as to all of the Intangible Transition Property and the other Note Collateral. The Note Collateral is described more specifically under "Security for the Notes--Pledge of Note Collateral" in the Prospectus.

PAYMENTS OF INTEREST

   Interest on each Class of the Offered Notes will accrue from the Series Issuance Date at the rates set forth on the cover page and above (each, a "Note Interest Rate"), in each case payable quarterly on each Payment Date of each year, commencing ____________, 1999.



   On each Payment Date, Noteholders of each Class of Offered Notes will be entitled to receive pro rata any unpaid interest payable on any prior Payment Dates (together with, to the extent permitted by applicable law, interest on such unpaid interest at the applicable Note Interest Rate), and interest in an amount equal to one-fourth of the product of (a) the applicable Note Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Noteholders on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to but excluding such first Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Interest and Principal" in the Prospectus.

PAYMENTS OF PRINCIPAL

   Unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, on each Payment Date, each Class of the Offered Notes will be entitled to receive payments of principal as follows:

           [(1) to the holders of the Class A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

           (2) to the holders of the Class A-2 Notes, until the Class Principal Balance thereof has been reduced to zero;

           (3) to the holders of the Class A-3 Notes, until the Class Principal Balance thereof has been reduced to zero;

           (4) to the holders of the Class A-4 Notes, until the Class Principal Balance thereof has been reduced to zero;

           (5) to the holders of the Class A-5 Notes, until the Class Principal Balance thereof has been reduced to zero;

           (6) to the holders of the Class A-6 Notes, until the Class Principal Balance thereof has been reduced to zero;

           (7) to the holders of the Class A-7 Notes, until the Class Principal Balance thereof has been reduced to zero;]

provided, however, that, unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, in no event shall the principal payment on any Class on a Payment Date be greater than the Scheduled Payment for such Class and Payment Date.

   Principal will be payable at the Corporate Trust Office of the Indenture Trustee in the City of Chicago, Illinois, or at the office or agency of the Indenture Trustee maintained for such purposes in the Borough of Manhattan, the City of New York.



   The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Offered Notes at each Payment Date from the Series Issuance Date to the Scheduled Maturity Date for such Class. In preparing the following table, it has been assumed, among other things, that (a) the Offered Notes are issued on _________, 1998, (b) payments on the Offered Notes are made on each Payment Date, commencing ________, 1999,
(c) the Servicing Fee equals $750,000 per quarter, (d) there are no net earnings on amounts on deposit in the Collection Account, (e) Operating Expenses, Quarterly Administration Fees, and amounts owed to the Indenture Trustee, the Delaware Trustee and the Indenture Trustee are in the aggregate [$________] per quarter, and all such amounts are payable in arrears, and (f) all IFC Collections are deposited in the Collection Account in accordance with ComEd's forecasts.



                               EXPECTED AMORTIZATION SCHEDULE
                               OUTSTANDING PRINCIPAL BALANCE

                                                                                                                        SERIES 1998
DATE       CLASS A-1   CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5       CLASS A-6          CLASS A-7            TOTAL
----       ---------   ---------      ---------      ---------      ---------       ---------          ---------        -----------
Series
Issuance
Date                                                                                                    $________


                          [INFORMATION TO BE PROVIDED]


   There can be no assurance that the Class Principal Balances of the Offered Notes will be reduced as indicated in the foregoing table, and the actual

   CAPITAL SUBACCOUNT. Prior to or upon the issuance of the Offered Notes, the Grantee will transfer capital to the Trust in the amount of [$__________] , which is 0.50 percent of the initial aggregate Class Principal Balance for all of the Offered Notes. Such amount is the Required Capital Level with respect to the Offered Notes and, together with the Required Capital Level with respect to any other Series of Notes, will be deposited into the Capital Subaccount. Withdrawals from and deposits to the Capital Subaccount will be made as described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

ALLOCATIONS; PAYMENTS

   On each Payment Date, the Indenture Trustee will, at the direction of the Servicer, apply all amounts on deposit in the Collection Account in the manner described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

                DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY

1998 TFO


   The Funding Law authorizes the ICC to issue the 1998 TFO in favor of the Grantee at the request of ComEd to create and establish the 1998 ITP and to permit the Trust to finance the 1998 ITP through the issuance of the Offered Notes. The total dollar amount of 1998 ITP authorized by the 1998 TFO is $6.323 billion, which represents the maximum dollar amount of IFC Charges which may be applied and invoiced over time by the Servicer on behalf of the Trust without further action by the ICC. In its application for the 1998 TFO based on certain assumptions set forth therein, including an assumption that the Notes will bear interest at a rate of 7.5% per annum, ComEd estimated $4.931 billion as the amount of IFC Charges which would be necessary to be billed through the Scheduled Maturity Date of all Classes of Offered Notes in order to pay interest and principal on the Offered Notes. The 1998 TFO also permits the sale of the Offered Notes in an aggregate principal amount not to exceed $3.4 billion. The 1998 TFO is final and is no longer subject to appeal.


   The 1998 TFO creates and establishes, among other things, the 1998 ITP and authorizes the imposition and collection of the IFC Charges, which constitute separate nonbypassable usage-based charges expressed in cents per kilowatt-hour payable by Customers in an aggregate amount sufficient to repay in full the Offered Notes, fund the Overcollateralization Subaccount and pay all related fees and expenses. The 1998 TFO entitles the Trust, as the assignee of the 1998 ITP from the Grantee, to receive the payments made pursuant to the IFC Charges, from all Customers through December 31, 2008 or, if later, until the Trust has received IFC Collections sufficient to retire all the outstanding Offered Notes and cover related fees and expenses. Subsequent Transitional Funding Orders may authorize and create additional Intangible Transition Property and additions to the IFC Charges in order to pay interest and principal on other Series of Notes to be issued in connection therewith, together with related fees, expenses and the Required Overcollateralization Level and Required Capital Level established with respect to such Series of Notes.



   The 1998 Authorized IFC Charges set forth in the 1998 TFO (which may be increased by the ICC in connection with the issuance of a subsequent Transitional Funding Order) which ComEd believes are higher than will actually be required to make all payments on the Offered Notes, based on certain assumptions contained in the 1998 TFO, are as follows:




                                                                IFC CHARGE
              IFC CUSTOMER CLASS                              (CENTS PER KWH)
             --------------------                             ---------------

          Residential -- No Space Heat                           1.476
          Residential -- Space Heat                              0.950
          Standby Service                                        0.701
          Interruptible Service                                  0.464
          Street Lighting -- Fixture Based Rates                 2.375
          Street Lighting -- Dusk to Dawn and Traffic Signal     0.740
          Railroads                                              1.047
          Water-Supply and Sewage Pumping Service                0.963
          In Lieu of Demand                                      1.399
          0 to and including 100 kW Demand                       1.099
          Over 100 to and including 1,000 kW Demand              0.869
          Over 1,000 to and including 10,000 kW Demand           0.805
          Over 10,000 kW Demand                                  0.623

   As required by the Funding Law, any increase in the amount of the IFC Charges for any of the IFC Customer Classes above the level of the 1998 Authorized IFC Charges for such IFC Customer Class set forth in the immediately preceding table shall require ComEd or any successor Utility thereto to file an amendatory tariff adjusting the amounts otherwise billable by ComEd or such successor Utility for Applicable Rates to offset the amount of such excess (or, if ComEd or such successor Utility shall have previously filed any such amendatory tariffs, the incremental amount of such excess).



   In connection with the issuance and pricing of the Offered Notes, ComEd filed the 1998 IFC Tariff with the ICC which provides for, among other things, certain revisions to the IFC Charges. The actual initial cents per kilowatt-hour IFC Charge payable by each of the thirteen (13) IFC Customer Classes beginning on the Series Issuance Date is as follows:



                                                                  IFC CHARGE
               IFC CUSTOMER CLASS                               (CENTS PER KWH)
               -------------------                              ---------------

          Residential -- No Space Heat
          Residential -- Space Heat
          Standby Service
          Interruptible Service
          Street Lighting -- Fixture Based Rates
          Street Lighting -- Dusk to Dawn and Traffic Signal
          Railroads
          Water-Supply and Sewage Pumping Service
          In Lieu of Demand
          0 to and including 100 kW Demand
          Over 100 to and including 1,000 kW Demand
          Over 1,000 to and including 10,000 kW Demand
          Over 10,000 kW Demand


ADJUSTMENTS TO THE IFC CHARGES



   The Servicing Agreement and the 1998 TFO require the Servicer to calculate and implement Adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to make the Specified Payments. In addition, the IFC Charges will be increased in connection with the issuance of additional Notes pursuant to any subsequent Transitional Funding Order, to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes.



   The first kind of adjustment, a "Reconciliation Adjustment," will be calculated by the Servicer within the two-week period preceding every other Payment Date, commencing on _____________, 1999 (each Payment Date, a "Reconciliation Payment Date").



   The second kind of adjustment to the IFC Charges, a "True-Up Adjustment," will be calculated by the Servicer within the two-week period preceding every Payment Date which is not a Reconciliation Payment Date, commencing on __________, 1999 (each Payment Date, a "True-Up Payment Date") only if, as of the True-Up Payment Date, the aggregate outstanding principal balance of the Notes exceeds the scheduled aggregate outstanding principal balance of the Notes set forth on the Expected Amortization Schedule by the greater of 5% and [$__________].


   The changes in IFC Charges, if any, resulting from a Reconciliation Adjustment and any True-Up Adjustment will take effect on the first billing day of the month following the applicable Reconciliation Payment Date or True-Up Payment Date.

   See "Description of the Intangible Transition Property--Adjustments to the IFC Charges" in the Prospectus.

                                   THE SERVICER

   The following is information which supplements that provided under the heading "The Servicer" in the Prospectus. For a more complete discussion of the Servicer, see "The Servicer" in the Prospectus.

                    [SUPPLEMENTAL FINANCIAL INFORMATION, IF ANY]



                                     SERVICING

GENERAL

   The Servicer will manage, service and administer, and make collections in respect of, the Intangible Transition Property pursuant to the Servicing Agreement between the Servicer and the Grantee. The Servicer may not resign from its obligations and duties under the Servicing Agreement unless certain requirements are met. The 1998 TFO does not require approval by the ICC of such resignation. For a detailed discussion of the Servicer's procedures, the manner in which payments from Customers are remitted to the Collection Account, and related matters, see "Servicing" in the Prospectus.

NO SERVICER ADVANCES

   The Servicer will not make any advances of interest or principal on the Offered Notes.

SERVICING COMPENSATION



   The Servicer will be entitled to receive a servicing fee on each Payment Date in an amount equal to [assuming quarterly Payment Dates] (a) $750,000, for so long as IFC Charges are billed concurrently with charges otherwise billed by the Servicer to Customers (which ComEd and any successor thereto are required to do) and (b) $5,000,000, if IFC Charges are not billed concurrently with charges otherwise billed by the Servicer to Customers. The Servicing Fee in clause (b) will only be payable if the Servicer is not ComEd or a successor thereto. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Security for the Notes--Allocations; Payments" in the Prospectus. The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Offered Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments.




STATEMENTS BY SERVICER

   For each Remittance Date and each Payment Date, the Servicer will provide the statements and reports described under "Servicing -- Statements by Servicer" in the Prospectus.




            MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

   [cad 157]ComEd has received a ruling from the IRS holding that, among other things, (a) the Trust's issuance of the Offered Notes will not result in gross income to ComEd and (b) because neither the Trust nor the Grantee will elect to be classified as an association taxable as a corporation for federal income tax purposes, the Offered Notes will be obligations of ComEd for federal income tax purposes.] See "Material United States Federal Tax Consequences" in the Prospectus.

   The Indenture provides that a Noteholder and any persons holding a beneficial interest in an Offered Note, by acquiring any Offered Note or interest therein, agrees to treat the Offered Note as indebtedness of ComEd secured by the Note Collateral for purposes of federal, state and local income and franchise taxes, and any other taxes imposed upon, measured by, or based upon gross or net income, unless otherwise required by appropriate taxing authorities.



   For a discussion of material United States federal income and estate tax consequences relevant to the purchase, ownership and disposition of the Notes by the initial beneficial owners thereof, see "Material United States Federal Tax Consequences" in the Prospectus.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom ____________________, ________________ and ________________ are acting as representatives, has severally agreed to purchase, the respective principal amounts of the Offered Notes set forth opposite its name below.



                          Class A-1    Class A-2     Class A-3      Class A-4      Class A-5       Class A-6     Class A-7
Name of Underwriter         Notes        Notes        Notes s         Notes          Notes           Notes         Notes
-------------------       ---------    ---------     ----------    -----------    ----------      -----------    ----------

                          $            $             $             $              $               $               $


                          ---------    ---------     ----------    -----------    ----------      -----------     ----------

            TOTAL         $            $             $             $              $               $               $
                          ---------    ---------     ----------    -----------    ----------      -----------     ----------
                          ---------    ---------     ----------    -----------    ----------      -----------     ----------

   Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Offered Notes offered hereby, if any are taken.

   The Underwriters propose to offer the Offered Notes in part directly to retail purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess of ______ percent of the principal amount of the Class A-1 Notes, ______ percent of the principal amount of the Class A-2 Notes, ______ percent of the principal amount of the Class A-3 Notes, ______ percent of the principal amount of the Class A-4 Notes, ______ percent of the principal amount of the Class A-5 Notes, ______ percent of the principal amount of the Class A-6 Notes and ______ percent of the principal amount of the Class A-7 Notes. The Underwriters may allow and such dealers may reallow a concession, not in excess of ______ percent of the principal amount of the Class A-1 Notes, ______ percent of the principal amount of the Class A-2 Notes, ______ percent of the principal amount of the Class A-3 Notes, ______ percent of the principal amount of the Class A-4 Notes, ______ percent of the principal amount of the Class A-5 Notes, ______ percent of the principal amount of the Class A-6 Notes and ______ percent of the principal amount of the Class A-7 Notes. After the Offered Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

   The Offered Notes are a new issue of securities with no established trading market. The Offered Notes will not be listed on any securities exchange. The Trust has been advised by the Underwriters that they intend to make a market in the Offered Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Notes.

   In connection with the offering, the Underwriters may purchase and sell the Offered Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Notes; and syndicate short positions involve the sale by the Underwriters of a greater number of Offered Notes than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Offered Notes sold in the offering for their account may be reclaimed by the syndicate if such Offered Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

   Under the terms of the Underwriting Agreement, the Trust has agreed to reimburse the Underwriters for certain expenses.

   The Grantee and ComEd have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                   RATINGS

   It is a condition of issuance of the Offered Notes that the Offered Notes be rated [_____] by ____________________________, [_____] by
____________________________, [_____] by ____________________________, and
[_____] by ____________________________.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Offered Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Notes upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Notes is revised or withdrawn, the liquidity of such Class of Offered Notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments.


                             LEGAL MATTERS



   Certain legal matters relating to the issuance of the Offered Notes and certain legal matters relating to the United States federal income tax consequences of the issuance of the Offered Notes will be passed upon for the Trust by Sidley & Austin, Chicago, Illinois, counsel to ComEd. Certain legal matters relating to the Trust and the issuance of the Offered Notes will be passed upon for the Trust by Foley & Lardner, Chicago, Illinois, counsel to ComEd, and for the Underwriters by Winston & Strawn, Chicago, Illinois. Winston & Strawn acts from time to time as counsel to ComEd and its affiliates in certain matters unrelated to the offering of the Offered Notes.

                        INDEX OF PRINCIPAL DEFINITIONS

   Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal
Definitions" in the Prospectus.





                                                                              DEFINED
DEFINED TERM                                                                  ON PAGE
-------------                                                               ----------

1998 Authorized IFC Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
1998 IFC Tariff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
1998 ITP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
1998 TFO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4

Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Administration Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6

Book-Entry Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13

Capital Subaccount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
Class. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Class Principal Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14
ComEd. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Customers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7

Delaware Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
DTC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13

ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14

Final Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9

General Subaccount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
Grantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6

Indenture Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7

Note Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15

Offered Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Original Note Principal Balance. . . . . . . . . . . . . . . . . . . . . . . . . S-5
Overcollateralization Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-17
Overcollateralization Subaccount . . . . . . . . . . . . . . . . . . . . . . . . S-11

Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9

Rating Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
Reconciliation Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-20
Reconciliation Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . S-20






                                                                              DEFINED
DEFINED TERM                                                                  ON PAGE
-------------                                                               ----------

Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Required Overcollateralization Level . . . . . . . . . . . . . . . . . . . . . . S-12
Reserve Subaccount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11

Scheduled Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Series Issuance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
Specified Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5

True-Up Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-20
True-Up Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-20
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6

Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-23





                 (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                       SUBJECT TO COMPLETION, DATED , 1998

PROSPECTUS

                        ComEd Transitional Funding Trust
                        Transitional Funding Trust Notes
                               Issuable in Series
                               -------------------
                           Commonwealth Edison Company
                                    Servicer

    The ComEd Transitional Funding Trust Transitional Funding Trust Notes (the "Notes") offered hereby in an aggregate principal amount of up to $ may be sold from time to time in series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), as described in the related Prospectus Supplement. Each Series of Notes will be issued by the ComEd Transitional Funding Trust (the "Trust"), a Delaware business trust to be created under a Declaration of Trust (the "Trust Agreement") by a Delaware trustee to be named in the related Prospectus Supplement (the "Delaware Trustee").

                          (Continued on following page)

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 27 HEREIN.


    The Notes offered hereby do not constitute a debt, liability or other obligation of the State of Illinois or of any political subdivision, agency or instrumentality thereof and do not represent an interest in or obligation of Commonwealth Edison Company or any of its affiliates. None of the Notes or the underlying Intangible Transition Property will be guaranteed or insured by Commonwealth Edison Company or its affiliates.


    The Intangible Transition Property assigned to the Trust by the Grantee, certain other assets of the Trust and payments on any related swap agreement will be the sole source of payments on the Notes. Neither Commonwealth Edison Company nor any of its affiliates will have any obligations in respect of the Notes or the Intangible Transition Property, except as expressly set forth herein or in the related Prospectus Supplement.

    Transitional Funding Orders authorizing the issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.

    This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by the related Prospectus Supplement.

                      ------------------------------------

    Prospective investors should refer to the "Index of Principal Definitions" which begins on page 118 herein for the location of the definitions of capitalized terms that appear in this Prospectus.

                      , 1998
----------------  ----

(Continued from previous page)


    The Notes will be secured primarily by the Intangible Transition Property, as described under "Prospectus Summary -- Intangible Transition Property" and "Description of the Intangible Transition Property." The Intangible Transition Property, among other things, will represent a current right to receive certain nonbypassable usage-based per kilowatt-hour charges to be imposed against certain customers of Commonwealth Edison Company. Collection of these charges will be the primary source of payment of principal and interest on the Notes.



    The Trust will issue to investors separate Series of Notes from time to time upon terms determined at the time of sale and described in the related Prospectus Supplement. Each Series of Notes may be issuable in one or more Classes. A Series may include Classes which differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest, or both, or otherwise. As more specifically described under "Security for the Notes -- Allocations; Payments," the Trust will use all payments made with respect to Intangible Transition Property (including investment earnings thereon) to pay certain expenses described herein, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described herein and in the related Prospectus Supplement, except that investment earnings on amounts on deposit in the Collection Account shall, to the extent such amounts are not otherwise required to make other payments described herein, or in the related Prospectus Supplement, be paid to the Trust or as it directs. All principal not previously paid, if any, on any Note will be due and payable on the Final Maturity Date of such Note. While the specific terms of any Series of Notes (and the Classes, if any, thereof) will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Noteholders of any previously issued Series.


    Offers of the Notes of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related

Prospectus Supplement. There will have been no secondary market for the Notes of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Series of Notes will develop or, if one does develop, that it will continue. It is not anticipated that any of the Notes will be listed on any securities exchange.

    No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by ComEd, the Trust, the Grantee or any dealer, salesperson or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              AVAILABLE INFORMATION


    The Grantee, as depositor of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe all material terms of each document filed as an exhibit to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov.


    The Grantee will file with the Commission such periodic reports with respect to each Series of Notes as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. The Grantee may discontinue filing periodic reports under the Exchange Act at the beginning of any fiscal year following the issuance of the Notes of any Series if there are fewer than 300 holders of such Notes.

                               REPORTS TO HOLDERS

    Unless and until the Notes are no longer issued in book-entry form, the Servicer will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and, upon request, to Participants of DTC, periodic reports concerning the Notes. See "Security For the Notes -- Reports to Noteholders." Such reports may be made available to the holders of interests in the Notes (the "Noteholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Noteholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Grantee, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

    The Grantee will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Grantee, at ComEd Funding, LLC at Ten South Dearborn Street, 37th Floor, Chicago, Illinois 60603, or by telephone at (312) 394-7937, Attention: David Zahakaylo.

                              PROSPECTUS SUPPLEMENT


    The Prospectus Supplement for a Series of Notes will describe the following terms of such Series and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues, or if the Trust has entered into a Swap Agreement with respect to such Series, the index on which a variable rate of interest will be based, (d) the dates on which payments of interest and principal are scheduled to occur, (e) the Scheduled Maturity Date and the Final Maturity Date of such Series, (f) the initial Reconciliation Payment Date and initial True-Up Payment Date of such Series, (g) the issuance date of the Series, (h) the place or places for the payment of principal and interest, (i) the authorized denominations, (j) the provisions for optional redemption of such Series, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the IFC Charges as of the date of issuance of such Series of Notes and the portion of total IFC Charges authorized and initially imposed in connection with such issuance, (m) the total dollar amount of Intangible Transition Property authorized by the related Transitional Funding Order, (n) any other material terms of such Series and any Class thereof that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Notes, (o) the identity of the Indenture Trustee and the Delaware Trustee, and (p) the terms of any Swap Agreement executed solely to permit the issuance of floating rate Notes and the identity of any swap counterparty related thereto.



                    CAUTIONARY STATEMENT FOR PURPOSES OF THE
                         "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995




    The disclosures in this Prospectus set forth in "The Servicer -- Year 2000 Issues," in the final sentence of the seventh paragraph of "Risk Factors -- Reduction in Amount of Revenue from Applicable Rates" and in the third paragraph of "Electric Industry Restructuring in Illinois -- Competitive Services" contain forward-looking statements.

                                TABLE OF CONTENTS



                                                                                                           Page
                                                                                                           ----
AVAILABLE INFORMATION........................................................................................2

REPORTS TO HOLDERS...........................................................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................................3

PROSPECTUS SUPPLEMENT........................................................................................3

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995...........................................................................................4

TABLE OF CONTENTS............................................................................................5

PROSPECTUS SUMMARY...........................................................................................8

RISK FACTORS................................................................................................27
      Uncertainties Associated with Unusual Asset Type......................................................27
      Legal Challenges which Could Adversely Affect Noteholders.............................................27
      Possible Payment Delays or Losses as a Result of Amendment or Repeal of Amendatory Act or Breach of
         State Pledge.......................................................................................28
      Limit on Amount of Intangible Transition Property Available to Pay Notes..............................29
      Potential Servicing Issues............................................................................30
      Uncertainties Related to the Electric Industry Generally..............................................32
      Uncertainties Caused by Changing Regulatory and Legislative Environment...............................34
      Reduction in Amount of Revenue From Applicable Rates..................................................34
      Bankruptcy and Creditors' Rights Issues...............................................................37
      Nature of the Notes...................................................................................40

ELECTRIC INDUSTRY RESTRUCTURING IN ILLINOIS.................................................................43
      General...............................................................................................43
      Amendatory Act Overview...............................................................................43
      Transition Charges....................................................................................43
      Transition Period.....................................................................................45
      Alternative Retail Electric Suppliers.................................................................46
      Competitive Services..................................................................................46
      Instrument Funding Charges; Private Contracts.........................................................46
      Federal Initiatives; Increased Competition............................................................47

DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY...........................................................48
      Creation of Intangible Transition Property Under the Funding Law......................................48
      Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and

         Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds......................49
      Imposition and Collection of Instrument Funding Charges; Adjustments Thereto..........................51
      Transitional Funding Order Issued at the Request of ComEd.............................................52
      Transactions Pursuant to the Transitional Funding Orders..............................................53
      Nonbypassable IFC Charges.............................................................................53
      Adjustments to the IFC Charges........................................................................54
      Sale and Assignment of Intangible Transition Property.................................................55
      Grant Agreement.......................................................................................57
      Representations and Warranties of ComEd...............................................................57



      Covenants of ComEd....................................................................................59
      Amendment of Grant Agreements.........................................................................60
      Indemnification Obligations of ComEd..................................................................61
      Sale Agreement........................................................................................61
      Representations And Warranties of Grantee.............................................................62
      Covenants of the Grantee..............................................................................63
      Amendment of Sale Agreements..........................................................................65
      Indemnification Obligations of the Grantee............................................................66

CERTAIN PAYMENT, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS.............................................67

THE TRUST...................................................................................................68

THE GRANTEE.................................................................................................70
      Managers..............................................................................................70

THE SERVICER................................................................................................72
      General...............................................................................................72
      ComEd Customer Base, Electric Energy Consumption and Base Rates.......................................72
      Forecasting Electricity Consumption...................................................................75
      Forecast Variance.....................................................................................75
      Credit Policy; Billing; Collections; Restoration of Service...........................................76
      Loss and Delinquency Experience.......................................................................78
      Delinquencies.........................................................................................80
      Year 2000 Issues......................................................................................81

SERVICING...................................................................................................82
      Servicing Procedures..................................................................................82
      Servicing Standards and Covenants.....................................................................83
      Remittances to Collection Account.....................................................................83
      No Servicer Advances..................................................................................84
      Servicing Compensation................................................................................85
      Alternative Retail Electric Suppliers and Other Third-Party Collectors................................85
      Servicer Representations and Warranties...............................................................86
      Statements by Servicer................................................................................86
      Evidence as to Compliance.............................................................................86
      Certain Matters Regarding the Servicer................................................................87
      Servicer Defaults.....................................................................................87
      Rights upon Servicer Default..........................................................................88
      Waiver of Past Defaults...............................................................................88
      Successor Servicer....................................................................................88
      Amendment.............................................................................................89
      Termination...........................................................................................89

DESCRIPTION OF THE NOTES....................................................................................90
      General...............................................................................................90
      Interest and Principal................................................................................91
      Payments on the Notes.................................................................................91
      Floating Rate Notes...................................................................................92
      No Third-Party Credit Enhancement.....................................................................92
      Registration and Transfer of the Notes................................................................92
      Book-Entry Registration...............................................................................93
      Definitive Notes......................................................................................95
      Optional Redemption...................................................................................96


      Conditions of Issuance of Additional Series and Acquisition of Subsequent Intangible Transition
         Property...........................................................................................96
      List of Noteholders...................................................................................97

SECURITY FOR THE NOTES......................................................................................98
      General...............................................................................................98
      Pledge of Note Collateral.............................................................................98
      Security Interest in Note Collateral..................................................................98
      Description of Indenture Accounts.....................................................................99
      Allocations; Payments................................................................................101
      State Pledge.........................................................................................102
      Reports to Noteholders...............................................................................103
      Supplemental Indentures..............................................................................103
      Certain Covenants of the Delaware Trustee and the Trust..............................................104
      Events of Default; Rights Upon Event of Default......................................................105
      Actions by Noteholders...............................................................................107
      Annual Compliance Statement..........................................................................107

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES............................................................108
      Tax Consequences to United States Noteholders........................................................108
      Tax Consequences to Non-United States Noteholders....................................................109
      Backup Withholding and Information Reporting.........................................................111

ERISA CONSIDERATIONS.......................................................................................114

USE OF PROCEEDS............................................................................................116

PLAN OF DISTRIBUTION.......................................................................................116

RATINGS....................................................................................................117

LEGAL MATTERS..............................................................................................117

EXPERTS....................................................................................................117

INDEX OF PRINCIPAL DEFINITIONS.............................................................................118

INDEX OF FINANCIAL STATEMENTS..............................................................................F-1


                               PROSPECTUS SUMMARY


    The following Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Notes contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus Summary have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions which begins on page 118 sets forth the pages on which the definitions of certain principal terms appear.



Transaction Overview  ............The Illinois Electric Utility Transitional
                                  Funding Law of 1997 (the "Funding Law")
                                  permits Illinois electric utilities
                                  (collectively, the "Utilities"), including
                                  Commonwealth Edison Company, an Illinois corporation ("ComEd"), and other permitted issuers, including the Trust, to issue transitional funding instruments, such as the Transitional Funding Trust Notes (the "Notes"). The Funding Law was one portion of Public Act 90-561 (the "Amendatory Act") which amended the Illinois Public Utilities Act (as so amended, the "Act") and became law on December 16, 1997.



                                  Pursuant to the Funding Law, the Illinois
                                  Commerce Commission (the "ICC") has issued and may hereafter issue one or more Transitional Funding Orders in favor of the Grantee at the request of ComEd each of which provides, or will provide, among other things, for the creation of Intangible Transition Property and the vesting thereof in the Grantee. The Intangible Transition Property created by each Transitional Funding Order, among other things, represents the right to impose and receive certain nonbypassable usage-based charges (expressed in cents per kilowatt-hour) from Customers, and all related revenues, collections, claims, payments, money or proceeds thereof. These charges are nonbypassable in that Customers cannot avoid paying them regardless of from whom their electricity is purchased; provided, however, that such charges must be deducted from amounts which could otherwise be billed by ComEd (or its successor) or other provider of electric service to such Customers on account of its tariffed rates (or, in the case of Customers not taking tariffed services on account of private contracts, from the charges and rates for the equivalent services provided by ComEd).

                                  ComEd will enter into one or more Agreements
                                  Relating to Grant of Intangible Transition
                                  Property (each, a "Grant Agreement" and
                                  collectively, the "Grant Agreements") relating to the grant by the ICC to the Grantee of all of the rights in and to the Intangible Transition Property created by the related Transitional Funding Order and containing certain representations, warranties and covenants with respect to such Intangible Transition Property.


                                  Pursuant to one or more Intangible Transition Property Sale Agreements between the Grantee and the Trust (each, a "Sale Agreement" and collectively, the "Sale Agreements"), the Grantee has assigned or may further assign its rights in, to and under the Intangible Transition Property created by the related Transitional Funding Order, the Servicing Agreement and certain other related assets to the Trust. The Trust, whose primary asset will be all of the Intangible Transition Property transferred to the Trust pursuant to the Sale Agreements, will issue the Notes, which will be sold to the underwriters named in each Prospectus Supplement.



                                  The Notes will be secured primarily by all of the Intangible Transition Property. The Notes also will be secured by the Grant Agreements, the Sale Agreements and the Intangible Transition Property Servicing Agreement between the Servicer and the Grantee (the "Servicing Agreement"); the Collection Account and all amounts of cash or investment property on deposit therein or credited thereto from time to time; with respect to Floating Rate Notes only, any interest rate exchange agreements (each, a "Swap Agreement") entered into with respect to the issuance of such Floating Rate Notes; all rights to compel ComEd, as Servicer (or any successor) to file for and obtain adjustments to the IFC Charges in accordance with Section 18-104(d) of the Act, the Transitional Funding Orders and all tariffs filed with the ICC in connection therewith (each an "IFC Tariff"); all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and all payments on or under and all proceeds in respect of any or all of the foregoing. See "Security for the Notes."



                                  The IFC Charges will be calculated and
                                  adjusted from time to time to generate
                                  projected revenues expected to be sufficient over time to (a) pay interest and make Scheduled Payments on the Notes, (b) pay all related fees and expenses of the Trust, including the Servicing Fee and any Quarterly Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level. These payments are collectively referred to herein as the "Specified Payments."



                                  To enhance the likelihood of timely recovery of the amounts necessary to make the Specified Payments, the IFC Charges may be adjusted from time to time through Reconciliation Adjustments and True-Up Adjustments, as described under "Description of the

                                  Intangible Transition Property -- Adjustments to the IFC Charges" over the term of each Series of Notes.


                                  The following diagram represents a general summary of the parties to the transactions contemplated hereby, their roles and their various relationships to the other parties.


                                PARTIES TO TRANSACTION

                     Grant of rights in, to and
                    under Intangible Transition
-----------------      Property, pursuant to        -----------------------------  Parties to Trust Indenture governing
    ILLINOIS        Transitional Funding Order                 GRANTEE             issuance of Notes: Notes secured by
    COMMERCE     ---------------------------------        ComEd Funding, LLC       Intangible Transition Property and
   COMMISSION                                        - Sole Member: Commonwealth     substantially all other assets
-----------------                                      Edison Company                           of Trust              ------------
                                                     ----------------------------             ------------------------  INDENTURE
-----------------                                                                                                        TRUSTEE
  COMMONWEALTH                                                     Assignment of all right, title                     ------------
     EDISON      -------------------------------------             and interest in Intangible
     COMPANY       Net proceeds from sale of Notes in              Transition Property and the
-----------------  consideration of receipt by                     other Note Collateral in
                   Grantee of Intangible Transition                exchange for net proceeds of     Sale of Notes for
                   Property                                        the Notes                        cash, pursuant to
                                                                                                       Underwriting
                                                                  ---------------------------------      Agreement   -------------
                                                                                TRUST                                 UNDERWRITERS
                                                                        ComEd Transitional                           -------------
---------------------                                                    Funding Trust                                    Sale of
     SERVICER                                                          - Delaware Trustee                                 Notes
Commonwealth Edison  -------------------------------------             - Beneficiary Trustees                             for Cash
     Company          Servicing of Intangible Transition          ---------------------------------                  -------------
---------------------     Property for servicing fee,                                                                  INVESTORS
                        pursuant to Servicing Agreement                             Parties to Swap                  -------------
                                                                                    Agreement
---------------------                                               -----------------------------
   ADMINISTRATOR                                                                 SWAP
Commonwealth Edison  ------------------------------------------              COUNTERPARTY
     Company          Administration of Trust and Grantee                (To be named, if any)
--------------------- for administration fee, pursuant to           -----------------------------
                          Administration Agreement



Risk Factors.  ...................Investors should consider the risks associated with an investment in the Notes. For a
                                  discussion of certain material risks
                                  associated therewith, investors should review the discussion under "Risk
                                  Factors", which begins on page 27.


Servicer/Administrator............ComEd, a subsidiary of Unicom Corporation, an
                                  Illinois corporation ("Unicom"), will act as the initial servicer (in such capacity, and together with any successor servicer, the "Servicer") of the Intangible Transition Property pursuant to the terms of the Servicing Agreement, and as the initial administrator (in such capacity, and together with any successor administrator, the "Administrator") of the Trust and the Grantee pursuant to the terms of an Administration Agreement among the Trust, the Grantee and the Administrator (the "Administration
                                  Agreement").

                                  ComEd is a public utility primarily engaged in the business of generating, transmitting and distributing electric energy to customers in Northern Illinois, including the Chicago metropolitan area. See "The Servicer."

Grantee...........................The grantee of the Intangible Transition
                                  Property will be ComEd Funding, LLC, a special purpose Delaware limited liability company (the "Grantee"), whose sole member is ComEd. In accordance with the Funding Law and each Transitional Funding Order, the Grantee shall be a grantee of the Intangible Transition Property, authorized to assign such Intangible Transition Property to the Trust as an assignee. Pursuant to a Sale Agreement, the Grantee will sell and assign to the Trust all of its right, title and interest in such Intangible Transition Property, the Servicing Agreement and certain other related assets to the Trust.

Trust.............................The issuer of the Notes will be the ComEd
                                  Transitional Funding Trust (the "Trust"), a
                                  Delaware business trust. In accordance with the Funding Law and the related Transitional Funding Order, the Trust shall be entitled to receive the Intangible Transition Property created by such Transitional Funding Order as assignee of the Grantee, and shall be authorized to issue Notes as transitional funding instruments.


Trust Assets......................The assets of the Trust will consist of the
                                  Intangible Transition Property and the other
                                  Note Collateral, including capital transferred by the Grantee in an amount specified in each Prospectus Supplement which will be sufficient to meet certain requirements of the Indenture (the "Indenture") between the Trust and the Indenture Trustee.



Delaware Trustee .................A Delaware entity (the "Delaware Trustee")
                                  shall be named as trustee under the
                                  Declaration of Trust (the "Trust Agreement"), as set forth in each Prospectus Supplement. The Delaware Trustee will, together with the Beneficiary Trustees, manage the Trust pursuant to the Trust Agreement.



Beneficiary Trustees .............The individuals named in the related
                                  Prospectus Supplement as Beneficiary Trustees shall serve as Beneficiary Trustees (each, a "Beneficiary Trustee") of the Trust. The Beneficiary Trustees will, together with the Delaware Trustee, manage the Trust pursuant to the Trust Agreement.



The Notes.........................The Notes will be issued in series (each, a
                                  "Series") and each Series of Notes may be issued in one or more classes (each, a "Class"). Each Series and Class of Notes will be in an initial aggregate principal amount, and will bear interest at a rate described in the related Prospectus Supplement and will be at least pari passu in right of payment with any subsequent Series and Class of Notes. The Notes will be issued under the Indenture.



                                  The Indenture provides that collections
                                  received with respect to the Intangible
                                  Transition Property ("IFC Collections") will be used, among other things, to pay (a) fees payable to the Delaware Trustee, the Indenture Trustee, the Servicer and the Administrator;
                                  (b) all other fees, costs, expenses and
                                  indemnities of the Trust ("Operating
                                  Expenses"); and (c) interest (including
                                  amounts, if any, payable with respect to any Swap Agreement entered into with respect to the issuance of any Floating Rate Notes) due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described herein and in the related Prospectus Supplement, until each outstanding Series and Class of Notes is retired. However, as described under "Description of the Notes -- Interest and Principal," unless an Event of Default has occurred and is continuing and the Notes have been declared due and payable, principal on the Notes on any Payment Date will only be paid until the outstanding principal balance of the Notes has been reduced to the principal balance specified in the Expected Amortization Schedule for such Payment Date.

                                  To the extent that, with respect to any
                                  Payment Date, amounts on deposit in certain subaccounts of the Collection Account are insufficient to reduce the principal balance of the Notes to the amount required pursuant to the Expected Amortization Schedule on such Payment Date, the amount of such deficiency will be deferred to a subsequent Payment Date without a default occurring under the Indenture. All principal not previously paid, if any, on a Note is due and payable on the Final Maturity Date of such Note.


                                  Each Series of Notes is non-recourse, and will be secured only by, and payable solely out of the proceeds of, Intangible Transition Property, together with the other Note Collateral. If additional Notes are subsequently issued, the previously issued and outstanding Notes will be at least pari passu with such subsequently issued Notes as to all of the Intangible Transition Property and the other Note Collateral. Any and all funds or property released by the Indenture Trustee pursuant to the Indenture will cease to be Note Collateral and will no longer be available for payment of the Notes. See "Description of the Notes" and "Security for the Notes."


                                  A Series of Notes may include two or more
                                  Classes of Notes which differ as to the
                                  interest rate and the timing, sequential order and amount of payments of principal or interest or both or otherwise.

                                  In addition, a Series of Notes may include one or more Classes of Notes that accrue interest at a variable rate based on the index described in the related Prospectus Supplement (the "Floating Rate Notes"). See "Description of the Notes -- Floating Rate Notes."

                                  While the specific terms of any Series of Notes (and the Classes thereof, if any) will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Noteholders of any previously issued Series of Notes.

                                  All Notes of the same Series will be identical in all respects except for the denominations thereof, unless such Series is comprised of two or more Classes, in which case all Notes of the same Class will be identical in all respects except for the denominations thereof.

                                  No additional Notes will be issued or shall be secured, directly or indirectly, by the Intangible Transition Property and the other Note

                                  Collateral unless, among other things, each Rating Agency with respect to any outstanding Notes shall have affirmed the then current rating of all such outstanding Notes in connection with the issuance of such additional Notes.

                                  So long as any Notes are outstanding, the Noteholders will direct the Indenture Trustee as to matters in which the Noteholders are permitted or required to take action; provided, however, that the Indenture Trustee will be permitted to take certain actions specified in the Indenture without the direction of the Noteholders. See "Security for the Notes -- Actions by Noteholders."


                                  None of the Notes or the underlying Intangible Transition Property will be guaranteed or insured by ComEd or any of its affiliates. Transitional Funding Orders authorizing the issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.


                                  See "Description of the Notes."


Indenture.........................The Notes will be issued pursuant to the terms of the Indenture, and the Intangible
                                  Transition Property and the other Note
                                  Collateral will be pledged under the Indenture for the benefit of the Noteholders.



Indenture Trustee.................The entity named as trustee under the
                                  Indenture, as set forth in each Prospectus
                                  Supplement (the "Indenture Trustee"). The
                                  Indenture Trustee acts for and on behalf of the Noteholders pursuant to the Indenture.


Rating Agency.....................Each nationally recognized statistical rating organization which rates any Series of Notes upon request of the Trust (each, a "Rating Agency") as set forth in the Prospectus Supplement related thereto.


Transitional Funding Orders.......The ICC has issued and may hereafter issue one or more financing orders in favor of the Grantee at the request of ComEd (each, a "Transitional Funding Order"). Each Transitional Funding Order will provide for, among other things, the creation of

                                  Intangible Transition Property and the vesting thereof in the Grantee. Although it is anticipated that all Transitional Funding Orders will be identical in all material respects, since the issuance thereof is subject to the discretion of the ICC, there may be variations between Transitional Funding Orders. If the findings in any subsequent Transitional Funding Order differ materially from the findings in the Transitional Funding Order disclosed in this Prospectus, all of such differences will be disclosed in the related Prospectus Supplement.



Intangible Transition Property....Each Transitional Funding Order obtained by
                                  ComEd from the ICC will create and establish a certain dollar amount of Intangible Transition Property. The Prospectus Supplement related to an issuance of Notes will identify the Transitional Funding Order and the total dollar amount of Intangible Transition Property authorized thereby, which will represent the maximum dollar amount of IFC Charges which may be applied and invoiced under such Transitional Funding Order over time by the Servicer on behalf of the Trust without further action by the ICC.






                                  The right to impose, and collect payments of, the IFC Charges from the Customers (such payments, whether collected directly from Customers or through third-party collection agents, including ARES, being the "IFC Payments") gives rise to a separate property right as set forth in the Funding Law. This property is created, and vested in the Grantee, by a Transitional Funding Order and, together with the related items described in this paragraph, is referred to herein generally as the "Intangible Transition Property." The Intangible Transition Property includes the right, title and interest to impose and receive IFC Charges, and all related revenues, collections, claims, payments, money, or proceeds thereof, including all right, title, and interest under and pursuant to the Transitional Funding Order which created such Intangible Transition Property.



IFC Charges.......................Under the Act, each Transitional Funding Order will provide for the establishment, imposition and collection of nonbypassable, usage-based, per kilowatt-hour charges on designated consumers of electricity (the "IFC Charges"). Specifically, each such order will provide that IFC Charges will be imposed on each existing and future retail customer or class of retail customers in ComEd's service area (i.e., ComEd's geographic service area as of January 1, 1998 and any other locations in which it was then providing electric utility services to Customers) in Illinois, or other person or group of persons obligated, from time to time, to pay to ComEd or any successor

                                  Applicable Rates (including any customers who enter into contracts with ComEd to take non-tariffed services but would otherwise have been obligated to pay Applicable Rates) (collectively, the "Customers"). Of amounts collected from the Customers, only the portion of amounts collected that comprise the IFC Charges, as adjusted from time to time, will be available to make payments on the Notes. IFC Charges will be deducted and stated separately from Applicable Rates.

                                  "Applicable Rates" means all charges for tariffed services owed to ComEd (i.e., charges owed under any tariffs now or hereafter filed with the ICC), including, without limitation, charges for "base rates", "delivery services" and "transition charges" (including lump-sum payments of such charges) as each such term is defined in the Act. Applicable Rates do not include late charges or charges set forth in those tariffs which are filed specifically and primarily to collect amounts related to decommissioning expense, taxes, franchise fees or other franchise cost additions, costs imposed by local governmental units which are allocated and charged to customers within the boundaries of such governmental units' jurisdictions, renewable energy resources and coal technology development assistance charges, energy assistance charges for the Supplemental Low-Income Energy Assistance Fund, reimbursement for the costs of optional or non-standard facilities and reimbursement for the costs of optional or non-standard meters, or monies that will be paid to third parties (after deduction of allowable administrative, servicing or similar fees) (collectively, "Excluded Amounts"). Payments owed to the Grantee or the Trust in respect of IFC Charges do not constitute Excluded Amounts.


                                  To the extent any Applicable Rates reflect compensation owed by ComEd for power or energy generated by a person or entity other than ComEd, the IFC Charges will be deducted and stated separately from such Applicable Rates without giving effect to such compensation. Administrative, servicing and similar fees referred to in the parenthetical above means fees which ComEd is expressly authorized under its current agreements with third parties or by statute, tariff or otherwise to deduct from monies owed to such parties to cover its cost of processing such third-party payments. Charges associated with Excluded Amounts are generally the subject of separate riders to ComEd's rates, such that increases in such charges are collected through an increase in the amount permitted to be collected under such rider, rather than through an increased share of the Applicable Rates. As a result, any increase in Excluded Amounts should not result in a material decrease in the amount of Applicable Rates available to cover the amount of IFC Charges.



                                  Each Transitional Funding Order will provide that neither ComEd nor any successor Utility may enter into any contract with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive services subject to Applicable Rates, unless the contract provides that the Customer will pay an amount to the Grantee or its assigns, as applicable, equal to the amount of IFC Charges that would have been billed if the services provided under such contract were services subject to Applicable Rates. Each Transitional Funding Order will further provide that any revenues received by ComEd or a successor Utility from such contracts entered into with Customers paying IFC Charges, shall, to the extent of the authorized amount of the IFC Charges included therein, be deemed to be proceeds of, and included in, the Intangible Transition Property created by the related Transitional Funding Order. See "Electric Industry Restructuring in Illinois -- Instrument Funding Charges; Private Contracts."






                                  The IFC Charges will be calculated and
                                  adjusted from time to time to generate
                                  projected revenues expected to be sufficient to make the Specified Payments. In each case, the IFC Charges will be assessed for the benefit of the Trust as assignee of all of the Grantee's right, title and interest in the Intangible Transition Property. Such IFC Charges will be collected by the Servicer, either directly from Customers or from an ARES or other third-party collection agent that collects such amounts from Customers, as part of its normal collection activities and will be deposited into the Collection Account under the terms of the Indenture and the Servicing Agreement on each Remittance Date or Daily Remittance Date, as the case may be.


                                  The Funding Law provides that, notwithstanding any other provision of law, once a Transitional Funding Order has become final and nonappealable, none of such Transitional Funding Order, the Intangible Transition Property created and established thereby or the IFC Charges authorized to be imposed and collected thereunder shall be subject to any reduction, postponement, impairment or termination by any subsequent action of the ICC.

Adjustments to IFC Charges........The Servicing Agreement and each Transitional
                                  Funding Order will require the Servicer to calculate and implement adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to make the Specified Payments.



                                  Each Transitional Funding Order will provide for a "Reconciliation Adjustment" to the IFC Charges which will be calculated by the Servicer within the two-week period preceding every other Payment Date, commencing on the Payment Date indicated in the related Prospectus Supplement (each such Payment Date, a "Reconciliation Payment Date").



                                  Each Transitional Funding Order will also provide for a "True-Up Adjustment" to the IFC Charges which will be calculated by the Servicer within the two-week period preceding every Payment Date which is not a Reconciliation Payment Date commencing on the Payment Date indicated in the related Prospectus Supplement (each such Payment Date, a "True-Up Payment Date") only if, as of the True-Up Payment Date, the aggregate outstanding principal balance of the Notes exceeds the scheduled aggregate outstanding principal balance of the Notes set forth on the Expected Amortization Schedule by 5%, or such greater amount as may be set forth in the related Prospectus Supplement.



                                  Each Transitional Funding Order will provide that the changes in IFC Charges, if any, resulting from a Reconciliation Adjustment and any True-Up Adjustment (collectively, the "Adjustments") will take effect on the first billing day of the month following the applicable Reconciliation Payment Date or True-Up Payment Date.



                                  The IFC Charges will, subject to Adjustment as provided herein, continue to be imposed and collected until all interest on and principal of all Series of the Notes have been paid in full, subject only to the limitation of the maximum amount of Intangible Transition Property authorized by the ICC in the related Transitional Funding Order or Orders, and will be based on expected IFC Collections which are calculated in accordance with the Servicer's normal servicing procedures using data available through the end of the prior monthly period.

                                  All Adjustments shall be implemented pursuant to the IFC Tariff filed by ComEd in connection with the related Transitional Funding Order. As required by the Funding Law, if, as a result of any Adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge authorized by the ICC in any Transitional Funding Order, then ComEd shall be obligated to file amendatory tariffs (each, an "Amendatory Tariff") adjusting the amounts otherwise billable by ComEd for Applicable Rates, to offset the amount of such excess (or, if ComEd shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such Adjustments.


                                  See "Description of the Intangible Transition Property -- Adjustments to the IFC Charges."

State Pledge......................Pursuant to the Funding Law, the State of
                                  Illinois pledges to and agrees with the
                                  Noteholders that the State of Illinois will not in any way limit, alter, impair or reduce the value of the Intangible Transition Property created by, or the IFC Charges approved by, any Transitional Funding Order so as to impair the terms of any contract made by ComEd, the Grantee or the Trust with the Noteholders or in any way impair their rights and remedies, until the Notes, together with the interest, premium and other fees, costs and charges related thereto, are fully paid and discharged (the "State Pledge"). The Funding Law authorizes issuers, such as the Trust, to include these pledges and agreements of the State in any contract with the holders of the transitional funding instruments, and the pledges and agreements shall be so included in the Indenture and the Notes for the benefit of the Noteholders. See "Security for the Notes -- State Pledge."

Payment Dates.....................The payment dates on Notes of each Series will be the quarterly dates specified in the
                                  related Prospectus Supplement (each, a
                                  "Payment Date"). If such specified date is not a Business Day, then the Payment Date shall be the next succeeding Business Day.

Record Dates......................With respect to any Payment Date or date of any redemption, the Business Day preceding such Payment Date or other date if the Notes are Book-Entry Notes or, if Definitive Notes are issued, the last day of the preceding calendar month (each, a "Record Date").

Scheduled Maturity and Final
Maturity Dates ...................For each Series or Class of Notes, the related
                                  Prospectus Supplement will specify a Scheduled Maturity Date and a Final Maturity Date. The "Scheduled Maturity Date" will be the date when all principal and interest on such Series or Class of Notes is expected to be paid in full by the Trust. The "Final Maturity Date" corresponds to the date on which such Series or Class of Notes may be accelerated for failure to pay outstanding principal thereon, which may be up to two years after the Scheduled Maturity Date for such Series or Class. The

                                  Funding Law provides that the authority of the Trust to impose and collect IFC Charges shall continue until such time as all Notes have been paid in full.

Issuance of Additional Series.....The Trust may issue additional Series of Notes from time to time; provided, however, the Trust may not issue in excess of $3.4 billion in aggregate principal amount of Notes prior to August 1, 1999, and thereafter may not issue in excess of $6.8 billion of Notes (less the initial amount of any previously issued Notes). A subsequent Transitional Funding Order would authorize additional Intangible Transition Property and an increase in the authorized amount of IFC Charges in connection with such issuance. See "Description of the Intangible Transition Property -- Transitional Funding Order Issued to ComEd." An additional Series may be issued only upon satisfaction of the conditions described under "Description of the Notes -- Conditions of Issuance of Additional Series." Each Series of Notes will be secured solely by the Intangible Transition Property and the other Note Collateral. An Event of Default with respect to one Series of Notes (or one or more Classes thereof) may adversely affect other outstanding Classes and Series of Notes since such event will be considered an Event of Default with respect to all Series of Notes and each such Class or Series will be entitled only to its ratable portion of the Intangible Transition Property and the other Note Collateral as determined under the Indenture. In addition, all Intangible Transition Property owned by the Trust will secure all Series of Notes and any remedial action taken by Noteholders of one Series will affect the other Series.


Interest..........................Unless otherwise specified in the related
                                  Prospectus Supplement, interest on each Series of Notes (and, if applicable, each Class thereof) will accrue and be payable in arrears at the interest rate for such Series (or Class), or calculated in the manner, specified in the related Prospectus Supplement.



Principal.........................Principal of each Series of Notes (and, if applicable, each Class thereof) will be paid to the Noteholders of such Series (or Class) in the amounts and on the Payment Dates specified in the related Prospectus Supplement, but only to the extent that amounts in the Collection Account are available therefor, and subject to the other limitations described herein. See "Security for the Notes --Allocations; Payments." The related Prospectus Supplement will set forth a schedule of the expected amortization of principal of such Series of Notes and, if applicable, the Classes thereof (for any Series or Class, the "Expected Amortization Schedule"). Unless an Event of Default has occurred and is continuing and the Notes have been declared due and payable, on any Payment Date, subject to availability of funds in the Collection Account, the Trust will make principal payments on the Notes only until the outstanding principal balances thereof have been reduced to the principal balances specified in the applicable Expected Amortization Schedules for such Payment Date (each, a "Scheduled Payment"). However, if insufficient IFC

                                  Collections are received with respect to any Payment Date, and amounts in the Collection Account are not sufficient to make up the shortfall, principal of any Series or Class of Notes may be paid later than reflected in the related Expected Amortization Schedule, as described herein and in the related Prospectus Supplement. See "Risk Factors -- Nature of the Notes -- Uncertain Payment Amounts and Weighted Average Life" and "Certain Payment, Weighted Average Life and Yield Considerations."

Events of Default.................The Indenture provides that any of the following events will constitute an "Event of Default" with respect to any Series of Notes:
                                  (a) a default for five days in the payment of any interest on any Note; (b) a default in the payment of the then unpaid principal of any Note on the Final Maturity Date for such Note;
                                  (c) a default in the payment of the optional redemption price for any Note on the optional redemption date therefor; (d) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (e) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (f) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (g) a breach by the State of Illinois or any of its agencies (including the ICC), officers or employees of the State Pledge; and (h) any other event designated as such in the trustee's issuance certificate or series supplement relating to such Series.

                                  If an Event of Default (other than as
                                  specified in clause (g) above) has occurred and is continuing with respect to the Notes, the Indenture Trustee may and, upon the written direction of the holders of not less than a majority in principal amount of the Notes then outstanding shall, declare the unpaid principal amount of all the Notes of all Series then outstanding to be immediately due and payable. If an Event of Default as specified in clause (g) above has occurred, then, as the sole and exclusive remedy for such breach, the Servicer shall be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the Servicer and the Indenture Trustee may prosecute any such suit, action or proceeding to final judgment or decree.

                                  See "Security for the Notes -- Events of
                                  Default; Rights Upon Event of Default" and
                                  "Ratings."

Optional Redemption...............Pursuant to the terms of the Indenture, any
                                  Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent (5%) of the initial principal balance thereof.


                                  If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of any such Series or Class of Notes in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the issuance of any additional Series or Class of Notes (the "New Notes"). The New Notes will be payable solely out of the Intangible Transition Property and the other Note Collateral and will have no more than a pari passu lien thereon vis-a-vis all existing Series of Notes.



                                  In addition, a Series of Notes shall be
                                  subject to redemption if and to the extent provided in the related Prospectus Supplement.


                                  No redemption shall be permitted under the Indenture unless each Rating Agency with respect to any Notes that will remain outstanding after such redemption shall have affirmed the then current rating of all such outstanding Notes. Upon any redemption of any Series or Class of Notes, the Trust will have no further obligations under the Indenture with respect thereto.


                                  The Notes may be so redeemed upon payment of the outstanding principal amount of the Notes and accrued but unpaid interest thereon as of the date of redemption.


                                  See "Description of the Notes -- Optional
                                  Redemption."

Establishment of Collection
Account and Subaccounts ..........Pursuant to the Indenture, a Collection
                                  Account will be established and held by the Indenture Trustee for the benefit of the Noteholders. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount (the "Overcollateralization
                                  Subaccount"), and a capital subaccount (the
                                  "Capital Subaccount"). Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein. Withdrawals from and deposits to these subaccounts will be made as described under "Security for the Notes -- Allocations; Payments."

General Subaccount................The General Subaccount will hold all funds held in the Collection Account that are not held in the other three subaccounts. The Servicer will remit all IFC Collections to the General Subaccount on each Remittance Date or Daily Remittance Date, as required under the Servicing Agreement. On each Payment Date, the Indenture Trustee will draw on amounts in the General Subaccount to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.


Reserve Subaccount................IFC Collections available with respect to any
                                  Payment Date in excess of amounts necessary to make the Specified Payments will be allocated to the Reserve Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the Reserve Subaccount, to the extent amounts available in the General Subaccount are insufficient to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.



Overcollateralization Subaccount..In order to enhance the likelihood that payments on the Notes will be made in
                                  accordance with their Expected Amortization
                                  Schedules, each Transitional Funding Order will permit the Servicer to set the IFC Charges at levels that are expected to produce IFC Collections in amounts that exceed the amounts expected to be required to pay interest and make Scheduled Payments on the Notes and to pay all related fees and expenses of the Trust, including the Servicing Fee and any Quarterly Administration Fee, in order to collect an additional amount (for any Series, the "Overcollateralization Amount") specified in the related Prospectus Supplement. The Overcollateralization Amount established in connection with each Series of Notes will not be less than 0.50 percent of the initial principal balance of such Series of Notes, collected over the expected life of the Notes of such Series according to a schedule set forth in the related Prospectus Supplement. The Overcollateralization Amount for all Series of Notes will be held in the Overcollateralization Subaccount, as described further under "Security for the Notes -- Description of Indenture Accounts --Overcollateralization Subaccount." The amount required to be on deposit in the Overcollateralization Subaccount as of any Payment Date with respect to each Series, as specified in the schedule set forth in the related Prospectus Supplement, is referred to herein as the "Required Overcollateralization Level." On each Payment Date, the Indenture Trustee will draw on amounts in the Overcollateralization

                                  Subaccount, if any, to the extent amounts available in the General Subaccount and the Reserve Subaccount are insufficient to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes. If amounts on deposit in the
                                  Overcollateralization Subaccount are used to pay such expenses and make such payments, the Overcollateralization Subaccount will be replenished on subsequent Payment Dates to the extent IFC Collections exceed amounts required to make payments or transfers having a higher priority of payment, as more fully described under "Security for the Notes -- Allocations; Payments."



Capital Subaccount................Prior to or upon the issuance of each Series of Notes, the Grantee will transfer capital to the Trust which will equal 0.50 percent of the initial principal amount of such Series of Notes. Such amount in the aggregate for all Series of Notes (with respect to each Series, the "Required Capital Level") will be deposited into the Capital Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture. If amounts on deposit in the Capital Subaccount are used to make such payments and transfers, the Capital Subaccount will be replenished on subsequent Payment Dates to the extent IFC Collections exceed amounts required to make such payments and transfers having a higher priority of payment, as more fully described under "Security for the Notes-- Allocations; Payments."


Collections.......................The IFC Tariffs allow the Trust to begin to impose and collect the IFC Charges
                                  concurrently with the issuance of the Notes of any Series (each, a "Series Issuance Date"). The IFC Charges shall be imposed and collected based upon the entire electricity consumption of Customers included in bills issued to Customers on and after such Series Issuance Date, including that portion of the applicable Billing Period during which electric service was provided prior to such Series Issuance Date.


                                  The Servicing Agreement provides, among other things, that the Servicer will collect the IFC Payments on behalf of the Trust, as assignee of the Grantee. The Servicer will remit to the Collection Account on the Servicer Business Day immediately preceding the tenth day of each month, all IFC Payments received by the Servicer during the immediately preceding Billing Period unless the Servicer fails to meet the Remittance Conditions, in which case the Servicer will, within two Servicer Business Days of receipt, remit all IFC Payments to the Collection Account. See "Servicing -- Remittances to Collection Account."


                                  Because the Servicer does not track cash collections on bills rendered within a particular Billing Period, amounts remitted to the Collection Account with respect to IFC Charges included in bills issued to Customers during each Billing Period will be based upon the actual amounts billed for each class of Customers and the Servicer's estimation of write-offs and delinquencies for each class of Customers, all in accordance with the Servicing Standard.


                                  The Servicer also will be required pursuant to the Servicing Agreement to periodically reconcile the amount of IFC Payments actually received against the IFC Payments remitted by the Servicer to the Collection Account. See "Servicing -- Remittances to Collection Account."



                                  The "Servicing Standard" will be set forth in the Servicing Agreement and shall require the Servicer to calculate, collect, apply, remit and reconcile proceeds of the Intangible Transition Property, including IFC Payments, and other Note Collateral for the benefit of the Trust and the Noteholders (a) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account,
                                  (b) in accordance with procedures and
                                  requirements established by the ICC for
                                  collection of electric utility tariffs, and
                                  (c) in accordance with the other terms of the Servicing Agreement.



Allocations and Payments .........On each Payment Date, amounts in the
                                  Collection Account, including net earnings thereon, will be allocated as shown in the following diagram, which provides a general summary of the flow of funds from the Customers through the Servicer to the Collection Account, and the various allocations therefrom. For a more detailed discussion, see "Security for the Notes -- Allocations; Payments."

                        ALLOCATIONS AND DISTRIBUTIONS


---------------
   CUSTOMERS                                 ------------                            --------------
 AND THIRD PARTY                              SERVICER                                 COLLECTION
   COLLECTORS,        Payment to Servicer   ------------      Remittance of IFC           ACCOUNT
 INCLUDING ARES         of IFC Charges                        Payments, net of       --------------
----------------                                               Excesss Remittance or         Quarterly application of amounts in
                                                               Remittance Shortfall          Collection Account (including net
                                                                                             earnings thereon), as follows:
--------------------------------------------------------------------------------------------------------------------------------
    (1)         (2)           (3)           (4)              (5)                 (6)             (7)              (8)

  DELAWARE    SERVICER:   ADMINISTRATOR:   TRUST:            NOTE HOLDER:        TRUST:         CAPITAL    OVERCOLLATERALIZATION
TRUSTEE AND Servicing Fee  Quarterly   Other Operating - Quarterly Interest Unpaid Operating  SUBACCOUNT:        SUBACCOUNT:
 INDENTURE              Administration Fee  Expenses   - Principal following    Expenses    Up to Required     Up to Required
  TRUSTEE                                  (no default)  Event of Default                    Capital Level  Overcollateralization
Fees and expenses                                        or on Final Maturity                                       Level
                                                         Date
                                                       - Scheduled
                                                         Payments

                                            -------------------------------------------------------------------------------------
                                                            (10)                                   (9)
                                                      RESERVE SUBACCOUNT:                            TRUST:
                                            All remaining amounts for distribution  - Up to net earnings on amounts in Collection
                                                   on subsequent Payment Dates        Account



Servicing ........................The Servicer is responsible for servicing, managing and receiving IFC Payments in
                                  accordance with the Servicing Standard.
                                  Pending deposit into the Collection Account, all IFC Payments received by the Servicer may be invested by the Servicer at its own risk and for its own benefit, and need not be segregated from other funds of the Servicer. See "Servicing -- Remittances to Collection Account."


                                  It is possible that certain third-party
                                  collection agents may collect payments
                                  (including IFC Charges) from Customers and that certain ARES may also bill charges for such payments. In the latter case, the Servicer will bill each such ARES for the full amount of IFC Charges, and other charges owed to the Servicer in its individual capacity. In order to enhance the likelihood that the collection of IFC Charges by the Servicer will not be adversely affected as a result of the collection of the IFC Charges by ARES and other third-party collection agents, the ICC will approve certain procedures in each Transitional Funding Order regarding the remittance obligations of such third parties. See "Servicing -- Alternative Retail Electric Suppliers and Other Third-Party Collectors."


                                  To the extent that there is a shortfall in the amount received by the Servicer from (a) Customers it bills directly or (b) a third-party collection agent, including an ARES, such shortfall will be allocated by the Servicer first, to the Trust and ComEd pro rata, based on the amount of Customers' bills constituting IFC Charges, and the amount constituting other fees and charges not constituting IFC Charges owed to ComEd or any successor, respectively, until all kilowatt-hour charges, other than late charges, are paid, and second, such amount of late charges shall be allocated to ComEd. In the event that an ARES or another Utility provides consolidated billing to Customers for both the services provided by such ARES or other Utility and services provided by ComEd, partial payments made to an ARES by such Customers are required by the Act to be credited first to amounts due to ComEd's tariffed services (including IFC Charges collected on behalf of Noteholders), and the Servicer will allocate such payments as otherwise described above.

Servicing Compensation ...........The Servicer will be entitled to receive a servicing fee on each Payment Date (the
                                  "Servicing Fee"), in the amount specified in the related Prospectus Supplement. The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments. See "Servicing -- Servicing Compensation."


No Servicer Advances .............The Servicer will not be obligated to make any advances of interest or principal on the Notes.

Denominations.....................Each Series of Notes (and, if applicable, each
                                  Class thereof) will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and in integral multiples thereof.

Book-Entry Notes..................Each Series of Notes (and, if applicable, each
                                  Class thereof) may be issued in definitive form or may be represented by one or more notes registered in the name of Cede & Co. ("Cede") (each, a "Book-Entry Note" and collectively, the "Book-Entry Notes"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participant"). If so indicated in the applicable Prospectus Supplement, Noteholders may also hold Book-Entry Notes of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Notes representing Book-Entry Notes will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Notes, all references herein to "Noteholders" reflect the rights of owners of the Book-Entry Notes as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Notes -- Book-Entry Registration."

Ratings ..........................It is a condition of issuance of each Series of Notes (and, if applicable, each Class thereof) that at the time of issuance such Series (or Class) receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from one or more of the Rating Agencies specified therein. See "Ratings" in the related Prospectus Supplement.

                                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Note and, accordingly, there can be no assurance that the ratings assigned to any Series (or Class) of Notes upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Series (or Class) of Notes is revised or withdrawn, the liquidity of such Series (or Class) of Notes may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the rate of principal payments on the Notes. See "Risk Factors -- Nature of the Notes -- Uncertain Payment Amounts and Weighted Average Life," "Certain Payment, Weighted Average Life and Yield Considerations" and "Ratings."


Taxation of the Notes.............In the opinion of Sidley & Austin, interest paid on the Notes generally will be taxable to a United States Noteholder (as hereinafter defined) as ordinary interest income at the time it accrues or is received in accordance with such United States Noteholder's method of accounting for United States federal income tax purposes. Such opinion assumes that, based on a ruling or tax opinion described under "Material United States Federal Tax Consequences," the Notes will constitute indebtedness of ComEd for federal income tax purposes.



                                  See "Material United States Federal Tax
                                  Consequences" herein and in the related
                                  Prospectus Supplement.



ERISA Considerations..............The Employee Retirement Income Security Act of
                                  1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") impose various requirements on employee benefit plans and certain other plans and arrangements subject to ERISA, and on persons who are fiduciaries with respect to such plans and arrangements, in connection with the investment of assets which are deemed to be "plan assets" for purposes of ERISA or
                                  Section 4975 of the Code, unless a statutory or administrative exemption is available. A fiduciary of any employee benefit plan or other plan or arrangement that is subject to ERISA or Section 4975 of the Code, before purchasing the Notes, should therefore determine that an investment in the Notes is consistent with the fiduciary duties of ERISA and does not violate the prohibited transaction provisions of ERISA or the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

    The risk factor disclosure in this Prospectus and in any Prospectus Supplement, to the extent disclosure is included therein, summarizes all material risk factors. Investors should consider, among other things disclosed in this Prospectus, the following factors in connection with the purchase of the Notes.






Uncertainties Associated with Unusual Asset Type

    There is no historical performance data for an asset type such as the Intangible Transition Property in the State of Illinois and the Servicer does not have any historical experience administering this specific type of asset. Although energy usage records are available, such records have limited predictive value with respect to the cash flows expected to be available for payment of the Notes because of the significant changes to electricity markets in Illinois that are likely to result from the Amendatory Act. In addition, although the Funding Law provides that the Noteholders or the Indenture Trustee may foreclose or otherwise enforce the lien on the Intangible Transition Property securing the Notes, in the event of a foreclosure, there is likely to be a limited market, if any, for Intangible Transition Property and, therefore, foreclosure upon the Intangible Transition Property may not be a realistic or practical remedy for the Noteholders.



Legal Challenges which Could Adversely Affect Noteholders



    The existence and grant of Intangible Transition Property, the status of such Intangible Transition Property as a separate property right and the regulatory authorization for ComEd's entering into the transactions under the Basic Documents are generally dependent on relevant provisions of the Funding Law and the related Transitional Funding Order. The Amendatory Act (of which the Funding Law is a part) provides that if any of its provisions are held invalid, all of its provisions shall be deemed invalid. Thus, a judicial determination that any provision of the Amendatory Act is invalid would, absent legislative intervention at that time, result in the entirety of the Amendatory Act (including the Funding Law) being deemed invalid. It is therefore possible that, although a Transitional Funding Order has become final and no longer subject to appeal, a legal challenge to the Amendatory Act could result in payment delays or losses to Noteholders. However, the Amendatory Act also provides that no presumption as to the validity or invalidity of any contracts, transactions, orders, billings or payments pursuant to the Funding Law (such as the contracts, transactions, orders, billings or payments related to the Transitional Funding Orders) shall result from a determination of the invalidity of the Amendatory Act.



    ComEd will represent and warrant in each Grant Agreement that the related Transitional Funding Order is valid, binding and irrevocable. There can be no assurances, however, that a claim by a person that a provision of the Amendatory Act is invalid would not result in the invalidation of the entire Amendatory Act (including the Funding Law). If the Amendatory Act were invalidated, a person could attempt to challenge such Transitional Funding Order by arguing that such invalidation should be applied retroactively with the result that there is no regulatory authorization for the associated transactions. If such an argument were successful, such Transitional Funding Order, the Intangible Transition Property created thereby and the transactions entered into pursuant to its authorization, could all be deemed invalid for lack of authorization, and Noteholders could suffer a loss of their investment in the Notes.

    The issuance of Notes is conditioned upon the rendering of an opinion by Sidley & Austin, counsel to ComEd, to the effect that such Transitional Funding Order would remain in effect and the rights thereunder would remain enforceable against ComEd in the event of a judicial invalidation of the Amendatory Act unless a specific order or ruling were obtained from a court or the ICC invalidating, amending or otherwise modifying such Transitional Funding Order.



    The issuance of Notes is further conditioned upon the rendering of an opinion by Sidley & Austin to the effect that a judicial determination that one or more provisions of the Amendatory Act is invalid should not be applied so as to result in the Noteholders losing their rights created pursuant to such Transitional Funding Order. Such opinion will be based on a reasoned application of judicial decisions involving similar or analogous circumstances (inasmuch as there are no reported controlling precedents) which have recognized that judicial decisions should not be applied retroactively where to do so would produce inequitable results, re-open final judgments or impair vested rights, such as the rights created pursuant to such Transitional Funding Order. Any judicial determination would also involve the application of equitable principles. Although ComEd has agreed in the Grant Agreement that a substantial impairment of Noteholders' rights to payments on the Notes arising from a judicial invalidation of the Amendatory Act is inequitable, such statement is not binding on any court and any application of equitable principles would be suject to the discretion of the court which is asked to apply them and the court's evaluation of the facts and equities before it. In that connection, a declaration of invalidity of the Funding Law itself, as opposed to an invalidation solely as the result of an invalidation of another provision of the Amendatory Act, would be a factor tending to reduce the strength of the equitable principles and related considerations that otherwise would support the continuing validity of the rights of the Noteholders. Accordingly, the issuance of the Notes is further conditioned on the inclusion of a statement in the opinion to be delivered by Sidley & Austin that nothing in their research conducted in connection with such opinion revealed any judicial decisions which such firm believes would provide a basis on which a court would declare the Funding Law to be invalid.



    In light of the foregoing discussion, there can be no assurance that a judicial invalidation of one or more provisions of the Amendatory Act will not also result in the invalidation of a Transitional Funding Order or Noteholders' rights with respect thereto. In this regard, investors should be aware that a successful challenge under federal law of another state's utility deregulation statute that is similar to the Amendatory Act, could be invoked as legal precedent for invalidating the Amendatory Act.

Possible Payment Delays or Losses as a Result of Amendment or Repeal of Amendatory Act or Breach of State Pledge



    The Illinois Legislature could amend or repeal the Funding Law or other provisions of the Amendatory Act or take actions in contravention of the State Pledge which could impair the rights of the Noteholders and affect the collection of IFC Charges and payments on the Notes. Such actions would be subject to challenge under the United States and Illinois Constitutions, and as a condition to the issuance of Notes, Sidley & Austin will render an opinion to the effect that, absent a demonstration by the State of Illinois that an impairment is necessary to further a significant and legitimate public purpose, the Noteholders could challenge successfully under the Contract Clause of such Constitutions the constitutionality of any law subsequently enacted by the Illinois Legislature that purports to limit, alter, impair or reduce materially the value of the rights of the Noteholders or the IFC Charges so as to impair substantially the Indenture or the Notes or the rights and remedies of the Noteholders until such time as the Notes are fully paid and discharged. In addition, ComEd will represent and warrant in the Grant Agreement that the State of Illinois may not reduce, postpone, impair or terminate the Intangible Transition Property or related Transitional Funding Order except to the extent that the State of Illinois is able to demonstrate that an impairment is necessary to advance a significant and legitimate public purpose.



    Illinois law does not permit citizens to initiate substantive legislation through referendums. The Illinois Constitution does permit citizen-initiative amendments; however, those amendments are constitutionally limited to addressing structural and procedural subjects governing the structure, composition and operation of the Illinois Legislature. The Illinois Supreme Court has held attempts to use those provisions to enact substantive legislation to be outside the scope of the provisions. As a condition to the issuance of Notes, Sidley & Austin will render an opinion to the effect that, based on such court decisions, an attempt by citizens of Illinois to use the initiative power to enact legislation causing an impairment of the rights of Noteholders would be held invalid.



    Because the IFC Charges are to be deducted from Applicable Rates and the right of ComEd to collect such Applicable Rates is not dependent on the provisions of the Amendatory Act, an amendment or repeal of the Amendatory Act would not eliminate (although it could reduce) the sources of cash flow from which the Notes are to be repaid. ComEd will covenant in the Servicing Agreement that, so long as the relevant Transitional Funding Order is in effect, it will continue to impose and collect all IFC Charges (as adjusted from time to time) or equivalent amounts, deduct IFC Charges or equivalent amounts from Applicable Rates and remit such amounts to the Trust (each such action, unless otherwise prohibited by applicable law or judicial or regulatory order in effect at such time) notwithstanding any such repeal or any amendment of the Amendatory Act. Nonetheless, no assurance can be given that a repeal or amendment of provisions of the Amendatory Act might not impair the rights of the Noteholders. If the Illinois Legislature were to repeal or amend the Funding Law in a manner adverse to Noteholders in violation of the State Pledge, the Servicer would be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any necessary proceedings to seek to overturn such change in law, to enforce the State Pledge and to collect any monetary damages which may result thereform; and each of the Servicer and the Indenture Trustee may prosecute such proceedings to final judgment or decree. The Servicer would be required to advance its own funds to cover the costs of prosecuting any such proceedings, but would be entitled to reimbursement for such costs as an Operating Expense under the Indenture. Any such proceedings might adversely affect the price and liquidity of the Notes and the rate of repayment thereof, and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Notes, the outcome of any such proceedings cannot be predicted with certainty; and, accordingly, Noteholders may suffer a loss of their investment in the Notes.

Limit on Amount of Intangible Transition Property Available to Pay Notes



    The Funding Law requires that each Transitional Funding Order authorize a specific dollar amount of Intangible Transition Property, which represents the maximum dollar amount of IFC Charges which may be imposed and collected over time without further action by the ICC. If for any reason the amount of IFC Charges necessary to amortize the Notes in full were to exceed the maximum authorized dollar amount of IFC Charges which may be imposed by more than the amount in the Capital Subaccount, then ComEd, as Servicer, would be obligated, in good faith, to request the ICC to increase the previously authorized dollar amount of Intangible Transition Property. The ICC is not required under the Funding Law to approve any such increase, however, except in connection with an issuance of additional Notes, and the Noteholders could, accordingly, suffer a loss in such event. The Prospectus Supplement related to each Series of Notes will set forth the maximum aggregate dollar amount of IFC Charges which may be imposed. In its application for the initial Transitional Funding Order, ComEd estimated the amount of IFC Charges which would be necessary to be billed through the Scheduled Maturity Date of all Classes of Notes described in the related Prospectus Supplement in order to pay interest and principal on the Notes.


Potential Servicing Issues


   Reliance on ComEd as Servicer



    The Trust will rely on the Servicer for the determination of any adjustments to the IFC Charges and for the Customer billing and collection services that are necessary to recover the IFC Payments and, ultimately, to make payments on the Notes. If, as a result of its insolvency or liquidation or otherwise, ComEd were to cease performing its functions as Servicer, it may be difficult to find a substitute servicer and there can be no assurance that a substitute servicer will be engaged. In such an event, the timing of recovery of IFC Payments could be delayed. Any successor servicer may have less experience than ComEd and less capable systems than those employed by ComEd, and, given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer may experience difficulties in collecting IFC Payments and determining appropriate adjustments to IFC Charges.

    Further, any successor servicer who is not a provider of electric service may not be able to invoke a remedy of shutting off service to a Customer for nonpayment of the IFC Charge. See "Servicing."




   Possible Payment Delays Caused by Inaccurate Usage and Credit Projections



    If the Servicer is unable to forecast accurately the electricity usage of Customers, the related revenues from Applicable Rates, and the delinquency and write-off experience relating to IFC Payments, the timing and amount of IFC Collections may be significantly affected and therefore Noteholders may fail to receive timely payments on the Notes. Actual energy usage may differ from projections as a result of weather during the relevant period that is warmer or cooler than expected. In addition, actual energy usage, delinquencies and write-offs may differ from projections as a result of general economic conditions, trends in demographics that are not precisely as predicted, changes in technology, unexpected catastrophes, and other causes. Past accuracy of the Servicer's historical forecasts is not necessarily indicative of the accuracy of the Servicer's future forecasts and there can be no assurances that actual usage, delinquencies and write-offs will not be significantly different from future forecasts thereof. See "The Servicer -- Forecast Variance."



    Possible Payment Delays Caused by Changes in Payment Terms of Customers



    Because the Servicer is permitted (in accordance with the Servicing Standard) to alter the terms of billing and collection arrangements and modify amounts due from Customers, such alterations and modifications could delay collections from Customers or result in lower collections, and accordingly could adversely affect the timely payment of interest on the Notes or the payment of the principal of the Notes pursuant to the Expected Amortization Schedule therefor or in full by the applicable Scheduled or Final Maturity Date.



    Although the Servicer does not have the right to change the amount of an individual Customer's IFC Charge, it does have the right to take actions that in its judgment will maximize actual collections from Customers with respect to any utility bill. In addition, the Servicer has the right to write off outstanding bills that it deems uncollectible in accordance with its customary practices. Such actions might include, for example, agreeing to an extended payment schedule or agreeing to write off a portion of an outstanding bill in order to recover a portion thereof. In certain circumstances, ComEd is required by provisions of the Act or regulations of the ICC to take such actions or to refrain from normal collection actions. While ComEd has no current intention of taking actions that would change the billing and collection arrangements in a manner which would affect adversely the collection of IFC Payments, there can be no assurance that changes in ComEd's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a successor servicer may not make such a determination. ComEd could also be required to modify its billing and collection arrangements due to changes in ICC regulations governing such arrangements. See "The Servicer -- Credit Policy; Billing; Collections; Restoration of Service."



    Limited Information Regarding Customers



    The ability of the Servicer to collect amounts billed to Customers, including the IFC Charges, will depend in part on the creditworthiness of the Customers. If ComEd evaluates the creditworthiness of a significant number of its Customers incorrectly, resulting in significant increases in delinquencies and write-offs, delays in payments to Noteholders may occur. As a general matter, ComEd is obligated to provide service to new Customers under Illinois law and performs no outside credit investigations on new Customers. ComEd's information regarding the credit status of new Customers is limited to information arising as a result of any prior service from ComEd to such Customers.



    An important element of ComEd's policies and procedures relating to credit and collections is its right to disconnect service on account of nonpayment. Each Transitional Funding Order will expressly provide that ComEd may disconnect service for nonpayment of IFC Charges to the same extent as ComEd would be entitled to take such action because of nonpayment of any other charge for tariffed services. Nonetheless, ComEd's rights to disconnect service are subject to and, to a material extent, controlled by Illinois statutory requirements and the rules and regulations of the ICC which may change from time to time. See "The Servicer -- Credit Policy; Billing; Collections; Restoration of Service."



    Possible Payment Delays Caused by Reliance on Alternative Retail Electric
     Suppliers and Other Third-Party Collectors



    As part of the restructuring of the Illinois electric industry, certain Customers will be allowed, beginning October 1, 1999, and all Customers will be allowed as of May 1, 2002, to purchase electricity and related services from ARES and from other Utilities rather than from ComEd. See "Electric Industry Restructuring in Illinois -- Alternative Retail Electric Suppliers." The Amendatory Act requires ComEd to allow such ARES and other Utilities, pursuant to a tariff to be filed by ComEd with, and approved by, the ICC, to issue a single bill (which would include the applicable IFC Charges) to any retail customer purchasing electricity or related services from the ARES or other Utility and delivery services from ComEd for both the services provided by the ARES or other Utility and the delivery services provided by ComEd. The applicable IFC Charges included in a single bill to a Customer are required to be remitted to the Servicer by such ARES.

    If a substantial number of Customers elect to purchase their electricity from ARES that elect to provide a single bill, the Servicer may be relying on a small number of ARES, each of whom is responsible for a substantial portion of the Servicer's total billings, to collect IFC Charges, rather than the Servicer collecting IFC Charges directly from Customers. In this circumstance, a default in the collection and remittance of IFC Charges to the Servicer by a single ARES that provides electricity to a large number of Customers may adversely affect the Servicer's ability to make timely remittance of IFC Collections to the Collection Account, resulting in shortfalls thereof. Such IFC Collection shortfalls could adversely affect the timely payment of interest on the Notes or the payment of principal of the Notes in accordance with the Expected Amortization Schedule therefor or in full by the applicable Scheduled or Final Maturity Date.



      In addition there can be no assurance that any ARES will use the same customer credit standards as the Servicer or that the Servicer will be able to mitigate credit risks relating to ARES in the same manner in, or to the same extent to, which it mitigates such risks relating to its Customers, both of which may have the effect of causing shortfalls in IFC Collections. Changes in Customer billing and payment practices caused by ARES billing may result in misdirected or delayed payments due to customer confusion, which could also have the effect of causing shortfalls in IFC Collections. Furthermore, the Servicer will have no meaningful ability to control the collection procedures of ARES or other third-party collection agents who simply forward payments on behalf of Customers and not pursuant to contractual arrangements with ComEd or pursuant to consolidated billing procedures. Finally, any problems arising from new and untested systems or any lack of experience on the part of any ARES or other third parties with Customer billings and collections could cause delays in billing and collecting the IFC Charges resulting in shortfalls in IFC Collections. Such IFC Collection shortfalls could adversely affect the timely payment of interest on the Notes or the payment of principal of the Notes in accordance with the Expected Amortization Schedule therefor or in full by the applicable Scheduled or Final Maturity Date.



    Possible Payment Delays Caused by Commingling of IFC Payments with
     Servicer's Other Funds



    Except as described under "Servicing -- Remittances to Collection Account," on each Remittance Date the Servicer will remit to the Collection Account IFC Payments received during the preceding Billing Period. Accordingly, IFC Payments received by the Servicer will not be segregated from the Servicer's general funds until they are remitted to the Collection Account. A failure or inability of the Servicer to remit the full amount of the estimated IFC Payments on any Remittance Date, whether voluntary or involuntary, might result in delays in payments to Noteholders. Such retention of funds could also have adverse consequences to Noteholders in the event of a bankruptcy of the Servicer. See "-- Bankruptcy and Creditors' Rights Issues -- Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of Servicer."






    Possible Payment Delays as a Result of Year 2000 Issues



    ComEd is faced with the task of addressing the ability of computer hardware and software to handle the date change on

January 1, 2000. See "The Servicer -- Year 2000 Issues." ComEd is in the final stages of implementing a new computerized billing system which it believes is Year 2000 compliant. Nonetheless, the Year 2000 issues could affect, among other things, the ability of ComEd, as Servicer, and any ARES to bill and collect the IFC Charges, both because of problems with their own systems and problems that Customers may have in processing bills, and the ability of the Servicer and ARES to meter usage. The date change issues could also affect usage if there are problems with the generation or distribution of electricity. There is no way to predict the impact of the date change issue, but if there are significant interruptions of service to Customers or significant business interruptions in general caused by date change issues, there could be significant delays in IFC Collections and, therefore, in payments to Noteholders.

Uncertainties Related to the Electric Industry Generally

    Untried New Illinois Market Structure


    The Illinois electric industry is expected to change dramatically in the near future as a result of enactment of the Amendatory Act. See "Electric Industry Restructuring in Illinois." If difficulties are experienced in implementing the various aspects of the new market structure in Illinois, electricity generation, transmission and distribution may be adversely affected, IFC Payments may not be made as expected, ComEd's business may be adversely affected, and Noteholders may fail to receive payments of principal and interest.



    Beginning October 1, 1999, under the new market structure, certain retail customers will be eligible to purchase electricity from suppliers other than the local Utility, and by May 2002, all retail customers of investor-owned Utilities will be eligible to purchase electricity from other suppliers. Each local Utility, such as ComEd, will be required to deliver the electricity sold by other suppliers to customers in such Utility's service area. In addition, as a result of both the Amendatory Act and federal initiatives, Utilities may be required to turn over control of their transmission systems to an independent operating entity. Further, under the Amendatory Act, Utilities, such as ComEd, are entitled to enter into contracts with customers which are not subject to regulation by the ICC as to prices, terms and conditions. The new electric market structure has neither been tested nor implemented on a scale represented by the State of Illinois. Recent attempts to initiate operations under a similar market structure in California, as mandated by statute, resulted in a series of delays in implementation due to difficulties in bringing the necessary new systems and procedures to an acceptable state of readiness and reliability. In addition, the impacts of the implementation of the new market structure on the pricing of electricity services, customer usage of electricity, and the tariffed and other revenues received by the Servicer, cannot be predicted with certainty.



    Shrinking Customer Base as a Result of Technological Change



    The continuous processes of technological development may result in introduction of economically-attractive alternatives to the purchase of electricity from Utilities, such as ComEd, for increasing numbers of customers. Since the IFC Charges are based on electricity usage by the Customers of ComEd, reductions in the amount of electricity sold or delivered by ComEd to its Customers will result in higher IFC Charges than would otherwise exist and could negatively impact the timing of IFC Payments and may result in delays in payments on the Notes. For example, a Customer which obtains its electricity from its own cogeneration or self-generation facilities and does not purchase any electricity or take delivery services or any other tariffed services from ComEd will not pay transition charges or other tariffed charges on the electricity it obtains from such facilities and thus will not be obligated to pay IFC Charges with respect to that electricity. Even if such a Customer were to continue purchasing some but not all of its electricity from ComEd, the amount of electricity which the Customer purchases from ComEd, and therefore the amount of IFC Charges the Customer is obligated to pay, would be less than if the Customer were purchasing all of its electricity from ComEd.

    Previously, only the largest industrial and institutional users with large process steam requirements in the Servicer's service area were considered candidates for cost-effective cogeneration or self-generation installations. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units which can be cost-effective options for customers with smaller electric energy requirements. For example, Unicom Energy Services Inc., an affiliate of ComEd, is engaged in a joint venture with a major electrical equipment manufacturer to market smaller electric generating units that may be suitable and cost-effective for installation in smaller commercial establishments. Eventually, such units may be produced in sizes, at prices and with operating efficiencies that make them cost-effective for installation in residences. Other types of distributed generation which could be purchased by customers in order to bypass the local Utility include fuel cells. In addition, continuing advances in the operating efficiencies of electricity-consuming devices are a factor reducing the amount of electricity purchased by consumers from Utilities. Within the time period between issuance and maturity of the Notes, there can be no assurances that technological developments such as those described in this paragraph will not result in material reductions in the amount of electricity sold or delivered by ComEd to its Customers.



    Shrinking Customer Base as a Result of Municipalization



    The Amendatory Act expressly preserves the rights of a municipality under certain circumstances to form a municipal utility which can purchase electric power and energy on a wholesale basis for resale to customers within the geographic areas it is lawfully entitled to serve and also allows municipalities, subject to certain conditions, to become ARES. In either the event of municipalization or upon a municipality becoming an ARES, the number of ComEd's Customers receiving power and energy from ComEd would decline, resulting in the reduction in the amount of electricity sold or delivered by ComEd to its Customers. Since the IFC Charges are based on electricity usage by the Customers of ComEd, such reductions will result in higher IFC Charges than would otherwise exist and could negatively impact the timing of IFC Payments and may result in delays in payments on the Notes.



    A municipality within ComEd's service area which wanted to operate a municipal utility would have to form its own distribution system, either by building one or acquiring (through negotiated purchase or appropriate condemnation proceedings) the portion of ComEd's distribution system related to such municipality's service area. Under Order 888 of the Federal Energy Regulatory Commission ("FERC"), ComEd would have the right to seek recovery of its legitimate, prudent and verifiable stranded costs resulting from a municipalization, with the amount of such recovery to be determined through appropriate proceedings before FERC. If a municipalization were to occur, a portion of any such condemnation awards or other recoveries that was made in respect of lost tariffed revenues would be allocable, in accordance with the Servicing Agreement, to the IFC Charges and ComEd would be required to pay such portion to the Trust as proceeds of the Intangible Transition Property. Nonetheless, in the event of a municipalization, the Customers within such municipal utility's service area would thereafter cease to be Customers of ComEd obligated to pay IFC Charges and the loss of such Customers could result in a material reduction in the amount of electricity sold or delivered by ComEd. Moreover, unless the municipality, in its capacity as a retail customer under the Act, elected to take tariffed or contract services from ComEd, the municipality itself would not be a Customer and would also not be obligated to pay IFC Charges. Reductions in the amount of electricity sold or delivered by ComEd will result in increased IFC Charges and could negatively impact the timing of IFC Payments and may result in delays in payments on the Notes.



    As of September 1, 1998, there were only seven municipal utilities operating within ComEd's service area, the last of which was created several decades ago. Two other municipalities have approved the formation of municipal utilities, but only one such municipal utility has been formed and its electricity operations are currently limited to supplying electricity for the municipality's wastewater plant. Although there can be no assurance that other municipalities in ComEd's service area might not seek, prior to the time the Notes are paid in full, to form a municipal utility, ComEd does not believe there is any material risk of future municipalizations having an adverse impact on the Noteholders.



    In the event that a municipality becomes an ARES, the Customers receiving power and energy from such municipality (or the municipality on their behalf) would remain obligated to pay IFC Charges in connection with ComEd's provisions of delivery services to such Customers and in connection with any payments of transition charges owed by such Customers. The loss of such Customers could nonetheless result in a material reduction in the amount of electricity generated by ComEd and, therefore, in the amount of revenues supporting payment of the IFC Charges.



    Possible Payment Delays Caused by Changes in General Economic Conditions and
     Electricity Usage



    General economic conditions and technological changes that would significantly alter power consumption or reduce the Customer base in ComEd's service area may affect payments on the Notes. Changes in business cycles, departures of Customers from ComEd's service area, other demographic changes, changes in weather, occurrence of natural disasters such as earthquakes and floods and implementation of energy conservation efforts all affect energy usage. If a sufficient number of Customers reduce significantly their electricity consumption or cease consuming electricity altogether, the revenues supporting payment of the IFC Charges could decrease, and such decreases could negatively impact the timing of the IFC Payments.



Uncertainties Caused by Changing Regulatory and Legislative Environment



    Although the Amendatory Act provides for comprehensive changes in the legal and regulatory framework governing Utilities such as ComEd, in Illinois, there can be no assurances that, during the term to maturity of the Notes, the Illinois Legislature will not pass additional laws materially changing the legal and regulatory framework to which ComEd is subject. Any changes in the existing legal structure regulating the electric industry might have an impact on the manner in which electricity is distributed and payments therefor are collected, or on ComEd and its business, and thus the likelihood that Noteholders will receive payments in the amounts and at the times scheduled.



    In addition to actions taken by the Illinois Legislature and regulation by the ICC, the electric industry is also subject to federal law and regulation by the FERC. The National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the FERC to mandate access to electric transmission systems by wholesale power generators. In addition, at least eight bills (none of which has passed in committee) have been introduced in the 105th Congress, First Session, mandating the deregulation of the electric utility industry on the state level. In their current forms, most but not all of the bills contain provisions recognizing the validity of prior state actions relating to deregulation. At least one of the bills, H.R. 1230, however, would prohibit the recovery of stranded costs through charges such as the transition charges provided for in the Amendatory Act. Although the IFC Charges do not constitute recoveries for stranded costs, any prohibition on the imposition of transition charges under the Amendatory Act could have a material adverse impact on the amount of Applicable Rates from which the IFC Charges are deducted and on the timing of IFC Charges. In any event, no prediction can be made as to whether any of these bills, or any future proposed bills to deregulate the electric industry, will become law or, if they become law, what their final form or effect will be.

Reduction in Amount of Revenue From Applicable Rates


    Each Transitional Funding Order will include determinations, with which ComEd will concur, to the effect that (a) the imposition of IFC Charges will not increase the total charges to ComEd's Customers over those that the Customers would pay absent the imposition of IFC Charges and (b) the IFC Charges will be deducted from and stated separately from the Applicable Rates charged on each Customer's bill. Therefore, a decline in revenues from Applicable Rates may have a negative impact on the timing and amount of IFC Charges and may adversely affect ComEd's financial condition and thereby its ability to provide electric service or to perform its obligations as Servicer.



    Under the Funding Law, the ICC is required to authorize in each Transitional Funding Order and in each IFC Tariff, and ComEd is entitled to implement, a procedure for periodic prospective adjustments to the IFC Charges in respect of any over-collection or shortfall in collections of IFC Charges during prior periods. See "Description of the Intangible Transition Property -- Adjustments to the IFC Charges." The Funding Law provides that if, as a result of any such adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge authorized by the ICC in any Transitional Funding Order, then ComEd shall be obligated to file Amendatory Tariffs adjusting the amounts otherwise billable by ComEd for Applicable Rates, to offset the amount of such excess (or, if ComEd shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, although the Funding Law specifically preserves the right of ComEd's Customers to bring actions against ComEd for failure to file such Amendatory Tariff, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such adjustments and the obligation of Customers to pay the IFC Charges, as adjusted, shall not be subject to any defense, counterclaim or right of set-off arising as a result of either (a) the failure of ComEd to file such Amendatory Tariff or (b) ComEd's failure to perform or provide past, future or present services.

    There are several provisions of the Amendatory Act (including the provision requiring the filing of Amendatory Tariffs) which will result in reductions to the amounts of Applicable Rates which ComEd will be allowed to bill to and collect from Customers and from which ComEd is required to deduct IFC Charges.


    The Amendatory Act required ComEd to implement a 15% reduction in base rates to its residential customers on August 1, 1998, and requires an additional 5% reduction in base rates to its residential customers on May 1, 2002, based on ComEd's rates in effect immediately prior to January 1, 1998. The Amendatory Act also provides that, with one exception, ComEd may not request an increase in the base rates that it charges its retail customers until January 1, 2005. Commencing January 1, 2005, the ICC may, pursuant to appropriate proceedings, modify ComEd's base rates in accordance with cost of service, and may set the components of any such rates that are intended to recover power supply costs at the lower of cost of service or 110% of market price (which modifications could act to reduce such base rates). In addition, under the Amendatory Act, the ICC, at ComEd's request and subject to satisfaction of statutory criteria, may declare tariffed services offered by ComEd to be "competitive." If a tariffed service is declared competitive, ComEd is obligated to continue to offer the service as a tariffed service for three years to those customers who were served on the tariff on the date the service is declared competitive, but is relieved of the obligation to offer or provide the service as a tariffed service to any new customers who otherwise would have been eligible for it. In addition, the Amendatory Act allows ComEd to self-declare a tariffed service (other than delivery service or the provision of electric power and energy) "competitive", but only with respect to those customers not then taking the tariffed service, subject to the authority of the ICC to thereafter review and revoke such declaration. Charges for a competitive service are not included in Applicable Rates, thereby reducing the amount of Applicable Rates from which the IFC Charges must be deducted and available to ComEd to offset against any increase in the IFC Charges as a result of any Amendatory Tariff.



    The Amendatory Act allows certain non-residential customers of ComEd to purchase their electricity from other suppliers commencing October 1, 1999, allows all other non-residential customers to purchase their electricity from other suppliers commencing December 31, 2000, and allows all of ComEd's residential customers to purchase their electricity from other suppliers commencing May 1, 2002. It is anticipated that most Customers electing to purchase electricity from other suppliers will find it necessary to purchase delivery services, which will be a tariffed service, from ComEd, and may be required to pay a transition charge to ComEd until December 31, 2006. The transition charge is calculated according to a formula which is designed to allow ComEd to recover a portion, but not all, of the revenue requirement associated with its generation and power supply costs that are above market prices. The market prices used in the calculation of the transition charge are redetermined from year-to-year and it is possible that the transition charge for some Customers may be zero, in which event the amount of Applicable Rates from which the IFC Charges must be deducted and which are available to ComEd to offset against any increase in the IFC Charges would be limited by the remaining tariffed charges imposed on such Customers. Moreover, the transition charge revenues are designed to decrease over time, and such reductions may further reduce the amount of such Applicable Rates. See "Electric Industry Restructuring in Illinois -- Transition Charges."



    The ICC, on petition by a Utility and based on application of statutory criteria set forth in the Amendatory Act, is authorized to extend the period during which transition charges may be collected until no later than December 31, 2008. There can be no assurances that the ICC will grant any such request for extension of this right to collect transition charges. Based on the manner in which transition charges must be established, as provided in the Amendatory Act, ComEd, until at least December 31, 2004, expects to receive less revenue from a retail customer who elects to purchase electricity from another supplier than ComEd would receive if the customer continued to purchase electricity from ComEd at base rates. Prior to December 31, 2006, some customers who have elected to purchase electricity from other suppliers, and after December 31, 2006, all such customers (unless the ICC grants a ComEd request for an extension of the authority to collect transition charges) will no longer pay ComEd transition charges, and may pay ComEd only delivery service charges as a rate for tariffed services. It has not been determined at this time whether delivery service charges will be calculated on a cents per kilowatt-hour basis. In any event, the delivery service charges are expected to be, on a per kilowatt-hour basis and in the aggregate, materially lower than ComEd's current bundled charges for tariffed services.


    In addition, under the Amendatory Act, Utilities (including ComEd) will be required to offer, as a tariffed service, (a) to their non-residential delivery service customers, certain power purchase options pursuant to which such customers may purchase electric power and energy from the Utility at the market-based prices used in the calculation of transition charges and (b) to all customers, real-time pricing whereby charges for delivered electric power and energy may vary on an hour-to-hour basis for non-residential retail customers and that vary on a periodic basis during the day for residential retail customers. See "Electric Industry Restructuring in Illinois -- Amendatory Act Overview." Such pricing options have generally not existed in the past and, accordingly, there can be no assurance as to how the offering of such options might affect the amount of Applicable Rates from which the IFC Charges must be deducted and which are available to ComEd to offset against any increase in the IFC Charges as a result of an Amendatory Tariff.


    A Customer which obtains its electricity from its own cogeneration or self-generation facilities and does not purchase any electricity or take delivery services or any other tariffed services from ComEd will not pay transition charges or other tariffed charges on the electricity it obtains from such facilities and thus will not be obligated to pay IFC Charges with respect to that electricity. Even if such a Customer were to continue purchasing some but not all of its electricity from ComEd, the amount of electricity which the Customer purchases from ComEd, and therefore the amount of IFC Charges the Customer is obligated to pay, would be less than if the Customer were purchasing all of its electricity from ComEd. Certain electricity consumers in the State of Illinois and certain entities involved in the sale, installation, operation and sale of fuel for cogeneration and self-generation facilities have taken the position that the phrase "customer's own cogeneration or self-generation facilities" for purposes of the Amendatory Act should be interpreted to include, among other things (i) facilities which are not located on the customer's premises, (ii) facilities which are owned by a third party and leased to the customer, (iii) facilities which are operated for the customer by a third party,
(iv) a customer's ownership or leasehold interest in a portion of a facility which, in its entirety, is larger than required to serve the electrical needs of the customer, and the remaining portion of which is used to serve other customers or to make wholesale or retail sales of electricity to other customers or third parties, and (v) facilities from which sales of electricity not needed to serve the electricity requirements of the particular customer are made to other customers or third parties. ComEd and certain other entities have disagreed with this interpretation as overbroad and contrary to the terms of the Amendatory Act. Nonetheless, if the Illinois Legislature, a court, or the ICC were to agree with such an interpretation, in whole or in part, and adopt a conforming amendment to the Act or enter a binding decision to such effect, then the number and extent of installation of cogeneration or self-generation facilities (as so defined) may increase, and the amount of electricity usage by Customers installing such facilities and the amount of Applicable Rates from which IFC Charges must be deducted and which are available for ComEd to offset against an increase in IFC Charges as a result of an Amendatory Tariff, may be reduced. However, any electricity delivered to a retail customer by ComEd from a privately-owned generation facility, using ComEd's transmission or distribution system, would be subject to delivery charges and transition charges and therefore to IFC Charges.



    As a result of the statutory provisions and the events described in the preceding five paragraphs, the total amount of Applicable Rates which ComEd will be entitled, and can expect, to collect from its Customers may decline materially over the period between issuance and maturity of the Notes. To the extent any decline in tariffed revenues is supplanted by revenues from contracts between ComEd and Customers who would otherwise have been obligated to pay tariffed revenues and, therefore, would have been obligated to pay IFC Charges, however, the Transitional Funding Orders prohibit ComEd from entering into such contracts unless the Customers expressly agree to pay to the Trust an amount equal to the amount of IFC
Charges that would have been billed if the services taken by such Customers under such contracts had continued to be taken under tariff. In addition, each Transitional Funding Order will provide that, if the IFC Charges to be imposed on any IFC Customer Class in an Applicable Period exceed the total projected revenues for such class in such Applicable Period, the deficiency shall be allocated among all remaining IFC Customer Classes. There can nonetheless be no assurance that any decline in revenues from Applicable
Rates would not have a negative impact on the timing and amount of IFC
Charges and on the ability of ComEd to offset against any increase in the IFC Charges as a result of an Amendatory Tariff, nor can there be any assurance that any decline in overall revenues would not adversely affect ComEd's financial condition and thereby its ability to provide electric service or to perform its obligations as Servicer.


    In addition, if the amount of ComEd's Applicable Rates has been reduced to such a low level that ComEd cannot offset adjusted IFC Charges against such Applicable Rates and fails to file an Amendatory Tariff, ComEd may become subject to actions by Customers, as described in the second paragraph in this section, and no assurance can be given that such actions may not adversely affect the Noteholders. Furthermore, under ComEd's proposed servicing procedures, in the event that total IFC Charges for a particular Customer during a particular Billing Period were to exceed otherwise Applicable Rates for such Customer, the Customer would only be billed IFC Charges for the amount of Applicable Rates against which such IFC Charges could then be offset. If the above-described circumstances occur, such a limitation on amounts billed to individual Customers could result in payment delays on the Notes, notwithstanding the ability of the Servicer to allocate any deficiency in IFC Charges with respect to one IFC Customer Class to the remaining IFC Customer Classes, as discussed above. See "Servicing."



    ComEd does not expect, taking into consideration the current authorized levels of IFC Charges and anticipated future issuances of Notes, that any decline in revenues from Applicable Rates would result in a limitation on the timing or the overall amount of IFC Charges payable by Customers. See "The Servicer -- ComEd Customer Base, Electric Energy Consumption and Base Rates."



Bankruptcy and Creditors' Rights Issues



    Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of ComEd or the Grantee



    If ComEd were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of ComEd or ComEd itself as debtor-in-possession were to take the position that the Intangible Transition Property constituted property of ComEd's bankruptcy estate, and a court were to adopt such position, then delays or reductions in payments on the Notes could result. Regardless of any specific adverse determinations in a ComEd or Grantee bankruptcy proceeding, the mere fact of a ComEd or Grantee bankruptcy proceeding could have an adverse effect on the secondary market of the Notes, including an adverse effect on the liquidity and market value of the Notes.



    ComEd and the Grantee have taken steps to minimize the risk that a creditor or bankruptcy trustee of ComEd or ComEd itself would succeed on such a claim. For example, the Grantee will represent and warrant in each Sale Agreement that the transfer of the related Intangible Transition Property by the Grantee to the Trust pursuant to such Sale Agreement is a valid sale and assignment of such Intangible Transition Property, including amounts deemed to be Intangible Transition Property pursuant to the related Transitional Funding Order, from the Grantee to the Trust. ComEd will also represent and warrant in the Basic Documents that the vesting of the Intangible Transition Property in the Grantee shall be irrevocable and enforceable against ComEd and that it has no right, title and/or interest in the Intangible Transition Property nor in the portion of the Applicable Rates otherwise to have been received by ComEd to the extent such portion has become IFC Charges in accordance with the terms and provisions of the related Transitional Funding Order. ComEd and the Grantee will also represent and warrant in the other Basic Documents that they will each take all appropriate actions to perfect the Indenture Trustee's security interest in the Intangible Transition Property and the other Note

Collateral. Further, the Funding Law provides that a sale, assignment or other transfer of intangible transition property in a transaction approved by a transitional funding order, which is expressly stated in the documents governing the transaction to be a sale or other absolute transfer, shall be treated as an absolute transfer of all the transferor's right, title and interest in, to and under such intangible transition property which places such transferred property beyond the reach of the transferor or its creditors. ComEd and the Grantee will, therefore, treat the transactions as an absolute transfer under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of ComEd. See "-- Potential Servicing Issues--Possible Payment Delays Caused by Commingling of IFC Payments with Servicer's Other Funds."



    If ComEd were to become a debtor in a bankruptcy case and a court were to order that the assets and liabilities of the Trust or the Grantee should be consolidated with those of ComEd, delays or reductions in payments on the Notes would likely result.



    ComEd and the Grantee have taken steps to minimize the risk of such a consolidation. The major step is that, instead of the Intangible Transition Property being transferred directly from ComEd to the Grantee, the Funding Law permits, and each Transitional Funding Order will provide, that the Intangible Transition Property created by such Transitional Funding Order is vested directly in the Grantee and is not subject to defense, counterclaim or right of setoff as a result of ComEd's failure to perform or provide past, present or future services. Additional steps include the fact that the Grantee is a separate, special purpose limited liability company, subject to the direction of a management committee, at least two of whose members must be independent from ComEd, and the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its managers. Nonetheless, these steps may not be completely effective.


    Should any transfer of Intangible Transition Property to the Trust be recharacterized in a bankruptcy proceeding as a borrowing by ComEd or the Grantee, the Funding Law provides that, subject to certain required filings with the ICC which ComEd must make at the time the Notes are issued, there is a perfected first priority statutory lien on such Intangible Transition Property that secures all obligations to the holders of the Notes.


    Pursuant to the Funding Law and each Transitional Funding Order, upon any issuance of Notes, the Intangible Transition Property identified in such Transitional Funding Order constitutes a current property right and thereafter continuously exists as property for all purposes. Nonetheless, no assurances can be given that if ComEd or the Grantee were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, ComEd or the Grantee, or ComEd or the Grantee itself as debtor in possession would not attempt to take the position that, because the payments based on the IFC Charges are usage-based charges, Intangible Transition Property comes into existence only as Customers use electricity or, in the case of Customers agreeing to pay IFC Charges under contracts, as such Customers enter into such contracts. Any such party might similarly argue, to the extent that any condemnation or FERC stranded cost recoveries which include amounts for lost tariffed revenues are awarded from and after commencement of a bankruptcy by or against ComEd, that such amounts came into existence only as such recoveries were awarded, notwithstanding the provisions of the Servicing Agreement which provide that a portion of such awards should be allocable to the Trust as proceeds of Intangible Transition Property. If a court were to adopt any of the foregoing positions, no assurances can be given that the statutory lien created by the Funding Law would attach to collections of IFC Payments in respect of electricity consumed after the commencement of a bankruptcy case by or against ComEd or the Grantee or in respect of IFC Payments received under contracts entered into after the commencement of such case. If it were determined that any Intangible Transition Property has not been sold to the Trust, and that the statutory lien created by the Funding Law does not attach to collections of IFC Payments in respect of electricity consumed after the commencement of a bankruptcy case for ComEd or the Grantee, then the Indenture Trustee, as trustee for the Noteholders, would be an unsecured creditor of ComEd or the Grantee, as the case may be, and delays or reductions in payments on the Notes could result. Whether or not the court determined that any Intangible Transition Property had been sold to the Trust, no assurances can be given that the court would not rule that any IFC Payments relating to electricity consumed after the commencement of ComEd's or the Grantee's bankruptcy cannot be transferred to the Indenture Trustee, thus resulting in delays or reductions of payments on the Notes.


    Because the IFC Charges are usage-based charges, if ComEd or the Grantee were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, ComEd or the Grantee, or ComEd or the Grantee itself as debtor in possession could take the position that the Trust should pay a portion of the costs of ComEd associated with the generation, transmission, or distribution by ComEd of the electricity whose consumption gave rise to the IFC Collections that are used to make payments on the Notes. If a court were to adopt this position, the result could initially be a reduction in the amounts paid to the Trust, and thus to the Noteholders. Although the IFC Charges may be adjusted by the Servicer, delays in implementation thereof may cause a delay in receipt of IFC Collections sufficient to pay interest and make Scheduled Payments on the Notes.


    In addition, if ComEd were to become the debtor in a bankruptcy case, a bankruptcy trustee for ComEd, or ComEd itself as debtor in possession, could take the position that it is not bound prospectively by the provisions of a Transitional Funding Order requiring that ComEd will not enter into any contracts with any Customer obligated (or who would but for such contract, be obligated) to pay IFC Charges if, as a result thereof, the Customer would not receive services subject to Applicable Rates, unless such contract provides that the Customer will pay an amount to the Grantee or its assigns, or to ComEd, as Servicer, as applicable, equal to the amount of IFC Charges that would have been billed if the services provided under such contract were subject to Applicable Rates. If a court were to adopt this position, the result could be a further reduction in the amounts available to be paid to the Trust, and thus to the holders of the Notes.



    Regardless of whether ComEd or the Grantee is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of ComEd or the Grantee that Intangible Transition Property comes into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of ComEd arising before such Intangible Transition Property came into existence may have priority over the Trust's interest in such Intangible Transition Property, thereby possibly initially resulting in a reduction of amounts paid to the Noteholders. Although the IFC Charges may be adjusted by the Servicer, any delays in implementation thereof may cause a delay in receipt of IFC Collections sufficient to pay interest and make Scheduled Payments on the Notes.



    Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of Servicer



    The bankruptcy or insolvency of the Servicer could result in delays or reductions in the payments due on the Notes.



    For so long as the Servicer either (a) maintains a short-term debt rating of at least "____" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "____" by Moody's Investors Service, Inc. ("Moody's"), or (b) meets certain other financial conditions (collectively, the "Remittance Conditions"), the Servicer is entitled to commingle IFC Payments with its own funds until the relevant Remittance Date. In the event of a bankruptcy of the Servicer, under normal principles of the Uniform Commercial Code in effect in the State of Illinois (the "UCC"), the Indenture Trustee likely would not have a perfected interest in such commingled funds and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays or reductions in payments due on the Notes.

    Although (a) the Funding Law provides that both the property interest of the Trust in the Intangible Transition Property and the security interest of the Indenture Trustee in such Intangible Transition Property shall not be defeated by the commingling of revenues arising from such Intangible Transition Property with funds of ComEd or the Grantee and (b) each Transitional Funding Order will provide that, in the case of any such commingled revenues, collections, claims, payments, money or proceeds, the portion allocable to the IFC Charges may be determined by such reasonable methods of estimation as are set forth in the Servicing Agreement, if ComEd were unable to trace or otherwise identify the IFC Collections held by it and were subsequently to become a debtor in a bankruptcy case, a creditor or bankruptcy trustee of ComEd or ComEd itself as debtor-in-possession could take the position that the Noteholders' property interest in such commingled and no longer identifiable IFC Collections had been lost and that the Noteholders' sole claim in respect of such unidentifiable property would be an unsecured claim against ComEd.



    In addition, if there has been a Remittance Shortfall (i.e., Redetermined IFC Payments exceed Remitted IFC Payments), the Servicer is required to increase the amount that it otherwise would remit on the Remittance Date following the calculation of the Remittance Shortfall, with such increased amount coming from its own funds. In the event of the insolvency of the Servicer, payments of the Remittance Shortfall by the Servicer may be delayed significantly, which may result in delays or reductions in payments due on the Notes.


    Furthermore, if the Servicer is in bankruptcy, it may stop performing its functions as Servicer and it may be difficult to find a third party to act as successor servicer.


    See "-- Potential Servicing Issues -- Reliance on ComEd as Servicer; Possible Payment Delays Caused by Commingling of IFC Payments with Servicer's Other Funds."



Nature of the Notes

    Limited Liquidity

    There is no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of such Notes. It is not anticipated that any Notes will be listed on any securities exchange.

    Restrictions on Book-Entry Registration

    The Notes will be initially represented by one or more Notes registered in Cede's name, as nominee for DTC, and will not be registered in the names of the Noteholders or their nominees. Therefore, unless and until Definitive Notes are issued, Noteholders will not be recognized by the Indenture Trustee as Noteholders. Hence, until such time, Noteholders will only be able to receive payments from, and exercise the rights of Noteholders indirectly through, DTC and participating organizations, and, unless a Noteholder requests a copy of any such report from the Indenture Trustee or the Servicer, will receive reports and other information provided for under the Servicing Agreement only if, when and to the extent provided to Noteholders by DTC and its participating organizations. In addition, the ability of Noteholders to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of physical notes for such Notes. See "Description of the Notes -- Book-Entry Registration."


    Limited Sources of Payment for the Notes and Limited Credit Enhancement



    The Notes are limited-recourse obligations, and the sole source of payments thereon is the payments made with respect to the Intangible Transition Property and the other Note Collateral (which is expected to be relatively small) and, for Floating Rate Notes, the proceeds of any Swap Agreement. It is anticipated that the Note Collateral, which is described under "Security for the Notes --

Security Interest in Note Collateral," will, with the limited exceptions specified therein, constitute the Trust's only assets and there will be no forms of credit enhancement for the Notes except for amounts held in the Overcollateralization Account and the Capital Subaccount and the right of the Trust to compel ComEd, as Servicer, to make Adjustments to the IFC Charges. It is not currently anticipated that the Notes will have the benefit of any third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If, however, any Series of Notes is to be issued with any third-party credit enhancement, it will be set forth in the related Prospectus Supplement. The Trust's organizational documents will restrict its right to acquire other assets unrelated to the transactions described herein.



    The Notes will not constitute a debt, liability or other obligation of the State of Illinois or of any political subdivision, agency or instrumentality thereof and will not represent an interest in or obligation of ComEd or its affiliates. None of the Notes or the underlying Intangible Transition Property will be guaranteed or insured by ComEd or its affiliates. Transitional Funding Orders authorizing issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.



    Effect of Additional Series of Notes or Other Transitional Funding Orders on
     Outstanding Notes



    The issuance of additional Series of Notes may have an adverse effect on the timing or amount of payments received by a Noteholder of outstanding Notes. Under the Basic Documents, the Trust will have the right, subject to ComEd's seeking and obtaining one or more subsequent Transitional Funding Orders from the ICC, to issue one or more subsequent Series of Notes on or after August 1, 1999 in an additional amount of up to approximately $6.8 billion in aggregate principal amount, less the initial principal amount of previously issued Notes. Any such subsequent Series of Notes which increases the cumulative amount of issued Notes above $3.4 billion would be issued in connection with the creation of additional Intangible Transition Property under such subsequent Transitional Funding Order and such subsequent Notes will have no more than a pari passu lien on the Note Collateral, including all additional Intangible Transition Property, vis-a-vis all previously issued and outstanding Series of Notes. The terms of any such Series of Notes will be specified in a supplement to the Indenture or a trustee's issuance certificate and described in the related Prospectus Supplement. The provisions of the supplement to the Indenture or trustee's issuance certificate and the terms of any additional Series of Notes will not be subject to the prior review or consent of the Noteholders of any previously issued Series. The terms of an additional Series of Notes may include, without limitation, the matters described under "Description of the Notes -- General." The ability of the Trust to issue any additional Series of Notes is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Notes of any outstanding Class. There can be no assurance, however, that the issuance of any other Series of Notes, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Noteholder. See "Description of the Notes -- Conditions of Issuance of Additional Series." In addition, various matters relating to the Notes are subject to a vote of all Noteholders for all Series and Classes of Notes, even though there may be differences in the interests or positions among such Series or Classes which could result in voting outcomes adverse to the interests of one or more Series or Classes of Notes. Moreover, the Basic Documents do not prohibit ComEd from seeking transitional funding orders under the Funding Law which would create intangible transition property in favor of a party other than the Grantee.



    Issuance of an additional Series of Notes and/or the creation of additional intangible transition property will require the imposition and collection of additional instrument funding charges from Customers. This may increase the risks to Noteholders as described above, in particular those risks described under "-- Reduction in Amount of Revenue From Applicable Rates" "-- Limit on Amount of Intangible Transition Property

Available to Pay Notes," "-- Potential Servicing Issues," "-- Uncertainties Related to the Electric Industry Generally," and "-- Bankruptcy and Creditors' Rights Issues."


    Limited Nature of Ratings

    It is a condition of issuance of each Class of Notes that they receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement. The ratings of the Notes address the likelihood of the ultimate payment of principal and the timely payment of interest on the Notes. The ratings do not represent an assessment of the likelihood that the rate of IFC Collections might differ from that originally anticipated; as a result of such differences, any Series or Class of Notes might mature later than scheduled, resulting in a weighted average life of such Notes which is more than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.

    Uncertain Payment Amounts and Weighted Average Life


    The actual dates on which principal is paid on each Class of Notes might be affected by, among other things, the amount and timing of receipt of IFC Collections. Since each IFC Charge will consist of a charge per kilowatt-hour allocated to the applicable class of Customers, the aggregate amount and timing of receipt of IFC Collections (and the resulting amount and timing of principal amortization on the Notes) will depend, in part, on actual usage of electricity by Customers and the rate of delinquencies and write-offs. See "-- Potential Servicing Issues -- Possible Payment Delays Caused by Inaccurate Usage and Credit Projections." Although the amount of the IFC Charges will be subject to adjustment from time to time based in part on the actual rate of IFC Collections, no assurances can be given that the Servicer will be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs and implement adjustments to the IFC Charges that will cause IFC Payments to be made at any particular rate. If IFC Collections are received at a slower rate than expected, payments on a Note may be made later than expected. Because principal will only be paid at a rate not to exceed that set forth in the Expected Amortization Schedules, except if an Event of Default occurs and the Notes are declared due and payable or in the event of an early optional redemption, the Notes are not expected to be retired earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. See "Certain Payment, Weighted Average Life and Yield Considerations" and "Description of the Intangible Transition Property -- Adjustments to the IFC Charges."


    Effect of Optional Redemption on Weighted Average Life and Yield


    As described more fully under "Description of the Notes -- Optional Redemption," any Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial outstanding principal balance thereof. In addition, if specified in the Prospectus Supplement related to any Series or Class of Notes, such Series or Class of Notes may be redeemed in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes through the issuance of an additional Series of Notes. Finally, a Series of Notes shall be subject to redemption if and to the extent provided in the related Prospectus Supplement. Redemption will cause such Notes to be retired earlier than would otherwise be expected, and if the payment schedule otherwise does not differ from that originally anticipated, will result in a shorter than expected weighted average life for such Notes. Such a redemption may also adversely affect the yield to maturity of the Notes. There can be no assurance as to whether any Series of Notes will be redeemed, or as to whether Noteholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.


    Additional Risks of Floating Rate Notes.


    The liquidity and the market value of any Floating Rate Notes may be adversely affected by a termination event under the related Swap Agreement. As described under "Description of the Notes -- Floating Rate Notes," in the event that Floating Rate Notes are issued, upon the occurrence of an event of default or termination event under the Swap Agreement, the Swap Agreement pursuant to which interest will be paid on any Floating Rate

Notes will terminate or may be terminated. In particular, the Swap Agreement will be terminated if the swap counterparty's rating by either Moody's or S&P falls below "AAA" (or the equivalent rating) (a "Downgrade Event") and the Swap Agreement is not assigned to a replacement swap counterparty satisfying such ratings criteria or such lower ratings criteria as may be permitted by the Swap Agreement within the time period specified in the related Prospectus Supplement. In no event will any successor swap counterparty be rated below "A" (or the equivalent rating) by either of the above-referenced Rating Agencies. Upon the occurrence of a Downgrade Event and the failure to assign the Swap Agreement, a termination event will have occurred under the Swap Agreement and, in such event or upon any other swap termination, the interest rate payable with respect to the Floating Rate Notes will convert permanently to the fixed swap rate payable to the swap counterparty, which may be substantially less than the rate otherwise payable on the Floating Rate Notes. In the event of such conversion to a fixed interest rate, both the liquidity and the market value of the Floating Rate Notes may be adversely affected.

                   ELECTRIC INDUSTRY RESTRUCTURING IN ILLINOIS

General


    The electric industry is experiencing intensifying competitive pressures in both the wholesale generation market and, in many states, including Illinois, in the retail market. Historically, electric utilities have operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In Illinois, Utilities' rates were set by the ICC based upon the Utilities' cost of providing services and a reasonable return on their prudent capital investments. Changes to the traditional legal and regulatory framework and market structure are occurring at both the federal and state levels.


Amendatory Act Overview


    In Illinois, dramatic changes in the retail electricity market are expected to occur over the next ten years as a result of enactment of the Amendatory Act, which became law on December 16, 1997 after being approved by a vote of 108-7 in the Illinois House of Representatives and 57-2 in the Illinois Senate. Utilities, such as ComEd, will be required to provide to customers in their service areas, on a regulated basis, delivery services through which a customer can purchase electricity from other suppliers and have it delivered by the local Utility to the customer's premises. Beginning October 1, 1999, Utilities will be required to offer delivery services to (a) all customers in a Utility's service area with electric loads at a single site of 4 megawatts or greater, (b) commercial customers in the Utility's service area with at least 10 sites under common ownership whose electric loads total at least 9.5 megawatts, up to 3.5% of the Utility's peak load, and (c) customers in non-residential service classes whose usage constitutes one-third of the Utilities' remaining (i.e., excluding customers in groups (a) and (b)) kilowatt-hour sales in each such class, with the customers in groups (b) and (c) to be selected by lottery or other random non-discriminatory process. As of December 31, 2000, all non-residential customers in a Utility's service area will be entitled to delivery services. All residential customers in a Utility's service area will be entitled to delivery services beginning May 1, 2002. The local Utility will be required to provide delivery services to eligible customers on a non-discriminatory basis regardless of the customer's choice of electricity provider. The Utility will be compensated for providing delivery services through rates set by the ICC to recover the costs of owning, operating and maintaining the Utility's transmission and distribution facilities. Under the Amendatory Act, Utilities also will be required to offer as a tariffed service to their non-residential delivery service customers, certain power purchase options pursuant to which such customers may purchase electric power and energy from the Utility at market-based rates determined by formulas set forth in the Amendatory Act. In addition, the Amendatory Act requires Utilities, including ComEd, to offer, as a tariffed service, real-time pricing to non-residential customers beginning October 1, 1998, and to residential customers beginning October 1, 2000 pursuant to which tariff kilowatt-hour charges for delivered electric power and energy may vary on an hour-to-hour basis for non-residential retail customers and on a periodic basis during the day for residential retail customers.


Transition Charges


    Another change involves the ability of a Utility to collect "transition charges" from those customers in its service area who obtain electricity from an alternate provider. Until December 31, 2006, the Utility will be entitled, pursuant to tariff, to collect these transition charges from delivery services customers and include such transition charges in its bills to such customers. These periodic transition charges are only applicable to delivery services customers obtaining electricity from an alternate provider, and are not applicable to customers taking traditional tariffed service from the Utility, or to a customer to the extent it obtains its electricity from its own cogeneration or self-generation facility. Transition charges are to be calculated annually for each customer class and, for larger customers, on an individual customer basis. The per kilowatt-hour transition charge applicable to a customer class or an individual customer is calculated as follows using the class' or customer's usage during a three-year period prior to the date the customer became eligible for delivery service: (1) the revenues the Utility would receive based on the applicable tariffed base rate (adjusted for specific changes set forth in the Act including, in the case of residential customers, for the mandated rate reductions described below) or contract rate, less (2) the revenues the Utility would receive for delivering the same amount of usage, based on its currently applicable delivery service rates, less (3) the market value of the capacity and energy of the Utility that it would have used to supply customers' electric power and energy requirements, with the "market value" determined through an ICC-approved tariff using market-based data as determined through a market index or by a neutral fact-finder retained annually by the ICC, less (4) a further specific deduction, referred to as the "mitigation factor," which is set forth in the Amendatory Act for each year in the relevant period and which increases over that period. If the foregoing calculation results in a negative number, the transition charge will be zero. The product of the foregoing calculation is divided by the class' or customer's kilowatt-hour usage during the three-year base period to yield a transition charge expressed in cents per kilowatt-hour, which is charged on every kilowatt-hour delivered by the Utility for the delivery services customer until December 31, 2006. A Utility may petition the ICC to allow it to collect transition charges for an additional period not to extend beyond December 31, 2008. The ICC must apply criteria specified in the Amendatory Act to the Utility's request, and may deny the request, may authorize the Utility to collect transition charges for some or all of the additional two-year period, in which case the mitigation factor deductions are increased over those applicable for the year 2006, or may, in granting such authority, impose additional reductions on the allowable transition charges.



    In addition to the periodic transition charge from delivery services customers who obtain electricity from an alternate provider described above, a Utility shall also be entitled, pursuant to a tariff, to collect transition charges from customers in such Utility's service area who obtain electricity from an alternate provider and do not take delivery services from such Utility. As with the periodic transition charges described above, these transition charges are only applicable to customers in its service area obtaining electricity from an alternate provider and not to customers who obtain their electricity from their own cogeneration or self-generation facility. These transition charges shall be calculated in the same manner set forth above for the entire period of time that the customer would be obligated to pay transition charges if it were taking delivery services, except that no deduction for delivery services shall be made in such calculation, and usage data from such customers' class shall be used where historical usage data is not available for such customer. These customers are obligated to pay such transition charges on a lump-sum basis on or before the date such customer begins to take electricity from an alternate provider; provided, however, that the Utility is to offer such customer the option of paying such transition charges to such Utility ratably over the period in which the transition charges would otherwise have applied pursuant to a contract between such customer and such Utility, in which case the IFC Charges would be deducted and stated separately from the transition charges.



    The transition charge formula is designed to allow the Utility to recover a portion, but not all, of the revenue requirement associated with its generation and power supply costs that are above market prices. Transition charges for any customer or group of customers will be recalculated annually based on changes in market prices, changes in delivery service rates and changes in the "mitigation factor" specified in the Amendatory Act, and there will be no retroactive adjustments to compensate the Utility if transition charge revenues during any prior period were less than expected. In order to realize the same overall revenue stream from a customer who switches to another electricity supplier as it would have realized if the customer had not switched, the Utility must successfully remarket the electrical capacity and energy that is no longer needed to serve the customer, at a price at least as high as the "market price" used to calculate the customer's transition charges; and must otherwise reduce its costs by, or develop other revenue sources equal to, an amount at least as high as the amount of the "mitigation factor" used in calculating the customer's transition charge. Otherwise, the revenue received by the Utility from delivery charges and transition charges, both of which are tariffed revenues from which instrument funding charges can be deducted, will be less than the revenue the Utility would have received from the customer at existing tariffed rates for traditional tariffed services. On and after the date that the Utility is no longer able to collect transition charges from delivery services customers, and may only collect delivery service charges, the Utility's tariffed revenues from customers previously paying such transition charges will decline. In addition, beginning in 1999, the ICC is authorized under the Amendatory Act to require a Utility to unbundle components of its delivery service, such as metering services and billing services, and offer the unbundled components to customers separately, thereby enabling the customer to purchase the unbundled service from an alternate provider. If alternative providers enter the service area to compete for the provision of unbundled delivery service components, it is likely that the Utility will be able to obtain an ICC declaration that the unbundled service is "competitive" through the process described below. Unbundling of delivery service components and the declaration of such components as "competitive" may result in further declines in the Utility's tariffed revenues.


Transition Period

    While Utilities are required under the Amendatory Act to offer delivery services in accordance with the schedule and requirements described above, they are also required to continue to offer each of their existing, tariffed bundled services to customers in the Utility's service area until the service is declared competitive by the ICC. A Utility may petition the ICC to declare a service "competitive," but may not do so with respect to the provision of power and energy for residential and small commercial (defined as a nonresidential using less than 15,000 kilowatt-hours per year) customers until such customers are no longer paying transition charges, and may not do so for any other customer class or segment until after such customers are eligible for delivery services. The ICC is to evaluate the Utility's request based on criteria, specified in the Amendatory Act, which are tied to the existence of other providers of the service. If the ICC declares the provision of power and energy to residential or small commercial customers "competitive," the Utility must continue to offer tariffed, fully-bundled service to such customers, but may provide the power and energy component of the fully bundled service on the basis of market prices determined in a manner specified in the Amendatory Act. If the ICC declares the provision of a tariffed service provided to any other customer class or segment "competitive," the Utility (a) is no longer required to offer the service on a tariffed basis to new customers, (b) must continue to provide the service on a tariffed basis for three more years to those customers who were taking the tariffed service on the date it was declared competitive, and (c) after the three-year period, is no longer required to offer the service on a tariffed basis to any customers. Accordingly, any such declaration may diminish the amount of the Utility's tariffed revenues. See "Risk Factors -- Reduction in Amount of Revenue From Applicable Rates."

    During the period that non-residential delivery service customers are paying transition charges, a Utility is required to offer, by tariff, to sell electricity to those customers at the same market prices that were used in determining the customers' transition charges. This service must also be offered, with some modifications, after payment of transition charges has stopped, until the sale of electricity to these customers is declared competitive. This service is a tariffed service; therefore, instrument funding charges may be deducted from the charges for this service.


    During the "mandatory transition period" provided by the Amendatory Act (which lasts until December 31, 2004), Utilities are precluded, with one exception, from requesting authority from the ICC to increase their base rates; and the ICC is precluded from ordering on its own motion a Utility to reduce its base rates. These prohibitions do not apply to delivery service rates. However, Utilities are required to reduce their base rates to residential customers by specified amounts on specified dates. For ComEd, the required reduction in residential base rates is 15% effective August 1, 1998, and an additional 5% effective May 1, 2002, based on ComEd's rates in effect immediately prior to January 1, 1998. Further, during the mandatory transition period, a Utility is allowed to reduce any rate for tariffed service by giving seven days notice to the ICC. In addition, during the mandatory transition period, if a Utility's two-year average rate of return on common equity exceeds the two-year average of the yields on 30-year U.S. Treasury bonds plus, for the years 1998-1999, 550 basis points and for the years 2000-2004, 650 basis points, the Utility must refund 50% of the dollar amount of such excess earnings during the ensuing year through cents-per-kilowatt-hour credits on the bills of both its bundled tariff service customers and its delivery services customers.


    After December 31, 2004, a Utility may again request increases in its base rates for bundled tariffed services, and the ICC is again authorized to investigate and order reductions in the Utility's base rates, in each case based on cost of service principles. However, if the ICC finds that the rates for the generation component of a bundled tariffed service of a Utility exceed market price by more than 10%, the ICC may order such rates reduced to no less than 110% of market price, even if the Utility's cost of service exceeds that level.

Alternative Retail Electric Suppliers


    The Amendatory Act allows alternative retail electric suppliers, referred to as ARES, to provide electricity to customers eligible for delivery services, and other services to customers, in the Utility's service area, thereby terminating the Utility's historical status as the sole electric service provider. An ARES may be an electric utility from another state, an affiliate of an out-of-state utility, an affiliate of a Utility, a non-utility generator, or a power marketer, broker, reseller or aggregator unaffiliated with any electric utility. An ARES must obtain a certificate of service authority from the ICC based on satisfaction of statutory criteria. The prices which an ARES charges to customers for electricity and other services are not regulated by the ICC, but various other aspects of the ARES' relationships with incumbent Utilities and with customers, including certain marketing and billing practices, are regulated. In addition, the Amendatory Act allows other Utilities to sell electricity to customers eligible for delivery services, and to sell other services to customers, in each other's service areas. For these purposes, Utilities are not required to obtain certificates of service authority as are ARES, but are subject to many of the same requirements as are ARES with respect to marketing and billing practices and other aspects of their relationships with customers.


Competitive Services


    The Amendatory Act allows a Utility to provide on a competitive basis services that were formerly regulated in three respects. First, with one exception, a Utility and a customer in its service area may at any time enter into a contract for the provision of services, at prices, terms and conditions agreed to between the Utility and the customer. The exception is that a Utility may not enter into a contract to provide delivery services until such services have been declared competitive by the ICC. Second, a Utility may provide to customers in its service area, as a competitive service (and may cease to offer as a tariffed service), a service which has been declared competitive by the ICC through the procedure described earlier in this section, and may self-declare a tariffed service (other than delivery services or the provision of electric power and energy) to be competitive for new customers only (subject to the authority of the ICC to revoke such declaration). Third, the provision of electric power and energy services by a Utility to customers in the service area of another Utility is a competitive service.



    In addition, the Amendatory Act classifies as competitive services those services, other than tariffed services, which are related to, but not necessary for, the provision of electric power and energy or delivery services. Under the Amendatory Act, competitive services are not tariffed services and are provided at the rates, terms and conditions agreed to between the Utility and the customer. The contracts or terms agreed to between the Utility and the customer for competitive services do not have to be filed with or approved by the ICC; and the ICC is precluded from altering the rates, terms or conditions in such contracts.

    As a result of the changes imposed on the Illinois retail electric markets by the Amendatory Act, it is highly possible that by 2007, if not earlier, a significant portion of electricity purchased by customers in ComEd's service area, whether obtained from ComEd, another electric utility or an ARES, will be purchased on a competitive basis and not pursuant to a tariff. It is ComEd's belief that by 2008, ComEd will still be the primary provider of delivery services in its service area, even if its tariffed revenues from provision of such services may have declined.



Instrument Funding Charges; Private Contracts



    The Funding Law authorizes the ICC, in a transitional funding order, to authorize imposition of instrument funding charges on retail customers, groups of retail customers and certain other persons obligated to pay base rates, transition charges and other rates for tariffed services from which such instrument funding charges have been deducted and separately stated. The ICC is further authorized to specify the manner in which the instrument funding charges shall be collected, and to authorize the levying of general tariffs on retail customers of a Utility for the collection of instrument funding charges. Pursuant to this authority, each Transitional Funding Order will authorize and require ComEd, as Servicer, to impose and collect IFC Charges on any retail customer, class of retail customers or other person or group of persons obligated to pay any Applicable Rates, from which IFC Charges have been deducted.



    Customers who enter into private contracts with a Utility may no longer be paying rates for tariffed services from which instrument funding charges are to be deducted and therefore may not be subject to the imposition of such charges under the Funding Law. To address this situation, each Transitional Funding Order will provide that neither ComEd nor any successor Utility may enter into any contract with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive tariffed services (i.e., services subject to Applicable Rates), unless the contract provides that the Customer will pay an amount to the Grantee or its assigns, as applicable, equal to the amount of IFC Charges that would have been billed if the services provided under such contract were tariffed services. Each Transitional Funding Order will further provide that any revenues received by ComEd or a successor Utility from such contracts entered into with Customers paying IFC Charges, shall, to the extent of the authorized amount of the IFC Charges included therein, be deemed to be proceeds of, and included in, the Intangible Transition Property created by the related Transitional Funding Order. Between the effective date of the Amendatory Act and the issuance of the initial Transitional Funding Order, ComEd entered into three private contracts with customers, the aggregate expected total annual revenues from which currently approximate $3.3 million, representing approximately 0.05% of ComEd's net total of billed revenue, except as expressly modified by the provisions specified in such contracts for the fiscal year ending December 31, 1997. Each of these contracts provides that, except as expressly modified by the provisions specified in such contracts, the applicable customer will receive and pay for electric service in accordance with the terms of all tariffs on file with the ICC (which would include the IFC Tariffs). Although, in accordance with the Transitional Funding Order and the Servicing Agreement, ComEd will deduct and state separately the IFC Charges from the amounts otherwise payable under these contracts, these contracts do not expressly provide for the payment of IFC Charges to the Trust.


Federal Initiatives; Increased Competition

    In addition to the changes which are occurring at the Illinois level discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. See "Risk Factors -- Changing Regulatory and Legislative Environment." The changes at both the Illinois and federal level will have a significant impact on ComEd and the other Utilities, as well as other entities in the industry. ComEd faces increased competition for resources and for customers, and there can be no assurance that such competition will not adversely affect ComEd's financial condition and its ability to perform its obligations as Servicer. Competitors include other electric utilities; privately owned independent power producers; exempt wholesale generators; power marketers, brokers, resellers and aggregators; customers with their own source of generation and developers, equipment manufacturers, lenders and investment bankers in the business of promoting such


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generation sources; suppliers of natural gas and other fuels; and electric cooperatives and municipally-owned utility systems.


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                DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY

Creation of Intangible Transition Property Under the Funding Law

    The Funding Law provides the basis and authority for the creation of the Intangible Transition Property and the issuance of the Notes issued hereunder. Under the Funding Law, "intangible transition property" is defined as the right, title and interest of a Utility, grantee or assignee, arising pursuant to a transitional funding order, to impose and receive instrument funding charges and all related revenues, collections, claims, payments, money or proceeds thereof, including all right, title and interest of a Utility, grantee or assignee in, to, under and pursuant to such transitional funding order. A "grantee" is defined as any party, other than a Utility or an assignee which acquires its interest from a Utility, to whom or for whose benefit the ICC creates, establishes and grants rights in, to and under intangible transition property. The Funding Law defines "instrument funding charge" as a non-bypassable charge expressed in cents per kilowatt-hour authorized in a transitional funding order to be applied and invoiced to each retail customer, class of retail customers of a Utility or other persons or group of persons obligated to pay any base rates, transition charges or other rates for tariffed services from which the instrument funding charges have been deducted and separately stated. Upon the effectiveness of tariffs filed with the ICC to provide for the deduction and separate statement and collection of instrument funding charges, instrument funding charges become intangible transition property as specified in the transitional funding order.


    The Funding Law authorizes the ICC, pursuant to an application filed by a Utility and in accordance with specific limitations and restrictions which are described in this section, to issue a transitional funding order or orders establishing, creating and granting rights in and to a specific amount of intangible transition property to or for the benefit of the Utility, a grantee or an assignee. The Funding Law also empowers the ICC, in the transitional funding order, to authorize the sale, pledge, assignment or other transfer of the Utility's, grantee's or assignee's rights in and to the intangible transition property; the issuance of a specific dollar amount of grantee instruments and/or transitional funding instruments by or on behalf of the grantee, an assignee or an issuer; and the imposition and collection of instrument funding charges. The total amount of intangible transition property which may be created by, and instrument funding charges which may be imposed pursuant to, the related transitional funding order is projected to be sufficient to pay when due principal and interest on the transitional funding instruments, and to provide for servicing costs and related fees and expenses and the funding or maintenance of debt service and other reserves as security to the holders of the transitional funding instruments. The amount of transitional funding instruments which may be authorized for issuance is subject to certain limitations and restrictions, and the total dollar amount of intangible transition property which may be created may not exceed specified limits, as described below. See "-- Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds."


    The Funding Law provides that the creation, establishment and granting of rights in, to and under intangible transition property in and to any grantee, Utility, issuer or assignee shall include a grant of the power to levy general tariffs on retail customers of a Utility or other persons required to pay instrument funding charges in order to collect the instrument funding charges relating to the intangible transition property in which such party has been granted rights and in order to facilitate the issuance of transitional funding instruments by or on behalf of the Utility, grantee, issuer or assignee. The Funding Law empowers the ICC to authorize the Utility to contract with the grantee, issuer, assignee or holders to collect the applicable instrument funding charges for the benefit and account of the grantee, issuer, assignee or holder, and provides that the Utility will, except as otherwise specified in the related transitional funding order, account for and remit the applicable instrument funding charges, without the obligation to remit any investment earnings thereon, to or for the account of the grantee, issuer, assignee or holder. The Funding Law further provides that the obligation of the Utility to collect and remit the applicable instrument funding charges shall continue irrespective of whether such Utility is providing electric power and/or other services to the retail customers and other persons obligated to pay the instrument funding charges. In addition, the Funding Law states that if the documents creating the transitional funding instruments so provide, the Utility's obligations, in the event of a default by the Utility in performing them, shall be undertaken and performed by any other entity selected by the assignee or any holder, group of


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holders or trustee or agent on behalf of such holder or holders, (i) which provides electric power or services to a person who was a retail customer of the Utility, and (ii) from whom such Utility is entitled to recover transition charges under the Amendatory Act.

    The Funding Law provides that the interest of a Utility, assignee, issuer or grantee in intangible transition property may be assigned, sold or otherwise transferred, in whole or in part, and may, in whole or in part, be pledged or assigned as security to or for the benefit of a holder or holders. A "holder" is defined in the Funding Law as any holder of a transitional funding instrument, including a trustee, collateral agent, nominee or other such party acting for the benefit of such a holder. The Funding Law specifies that neither intangible transition property nor any right, title or interest therein shall constitute property in which a security interest may be created under the UCC, that such rights shall not be deemed proceeds of any property which is not intangible transition property, and that the terms "account" and "general intangible" as defined under Section 9-106 of the UCC and the term "instrument" as defined under Section 9-105 of the UCC shall, as used in the UCC, be deemed to exclude any intangible transition property or any right, title or interest therein. The Funding Law provides that the granting, perfection and enforcement of security interests in intangible transition property are governed by the provisions of the Funding Law rather than by Article 9 of the UCC. The Funding Law further provides that a sale, assignment or other transfer of intangible transition property which is expressly stated in the documents governing the transaction to be a sale or other absolute transfer, in a transaction approved in a transitional funding order, shall be treated as an absolute transfer of all of the transferor's right, title and interest in, to and under such intangible transition property which places the transferred property beyond the reach of the transferor or its creditors, as in a true sale, and not as a pledge or other financing of such intangible transition property. The Funding Law states that the characterization of any such transfer as an absolute transfer and the corresponding characterization of the transferee's property interest shall not be defeated or adversely affected by, among other things: (a) the commingling of revenues arising with respect to intangible transition property with funds of the Utility or other funds of the assignee, issuer or grantee; (b) granting to holders of transitional funding instruments a preferred right to the intangible transition property, whether direct or indirect; (c) the provision by the Utility, grantee, assignee or issuer of any recourse, collateral or credit enhancement with respect to transitional funding instruments; (d) the retention by the assigning party of a partial interest in any intangible transition property, whether direct or indirect, or whether subordinate or otherwise; or
(e) the Utility's responsibilities for collecting instrument funding charges and any retention of bare legal title for the purpose of such collection activities. The Funding Law further states that a sale, assignment or other such transfer of intangible transition property shall be deemed perfected as against third persons, including any judicial lien creditors, when (a) the ICC has issued the transitional funding order creating the intangible transition property, and (b) a sale, assignment or transfer of the intangible transition property has been executed and delivered in writing. See "Security for the Notes --Security Interest in Note Collateral."

Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds

    The Funding Law imposes several limitations and restrictions on the power of the ICC to create intangible transition property and to authorize the issuance of transitional funding instruments and the imposition and collection of instrument funding charges.


    Under the Funding Law, the ICC, in a transitional funding order, can only create and establish intangible transition property in an amount (which, absent further ICC action, is the total dollar amount of instrument funding charges which may be applied and invoiced over time) not to exceed the sum of: (a) the rate base established by the ICC in the Utility's last rate case prior to December 16, 1997, plus (b) any expenditures required to be undertaken by the Utility by the provisions of Section 16-128 of the Act, including labor severance costs and employee retraining costs, plus (c) amounts necessary to fund debt service and other reserves, commercially reasonable costs and fees necessary in connection with the marketing of the transitional funding instruments, plus (d) commercially reasonable costs incurred from and after December 16, 1997 or to be incurred which are associated with the issuance and collateralization of the transitional funding instruments, plus (e) commercially reasonable costs incurred from and after December 16, 1997 or to be incurred which are


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associated with the issuance of the transitional funding instruments, including costs incurred on and after such date, or to be incurred in connection with transactions to recapitalize, refinance or retire stock and/or debt, any associated taxes and the costs incurred to obtain, collateralize, issue, service and/or administer transitional funding instruments, including interest and other related fees, costs and charges, minus (f) the amount of any intangible transition property previously created and established at the request of and for the benefit of the Utility in a prior transitional funding order.


    The Funding Law provides that transitional funding instruments may not be issued prior to August 1, 1998 or after December 31, 2004. The aggregate dollar amount of transitional funding instruments which may be authorized, in a transitional funding order, for issuance, together with the amounts authorized for issuance in any prior transitional funding order, may not exceed (a) between August 1, 1998 and July 31, 1999, the Utility's total capitalization at December 31, 1996, times a percentage equal to 25% multiplied by the ratio of the Utility's revenues from Illinois retail electric customers during the year ended December 31, 1996 to its total retail electric revenues for such year, and (b) subsequent to August 1, 1999, the Utility's total capitalization at December 31, 1996, times a percentage equal to 50% multiplied by the ratio of the Utility's revenues from Illinois retail electric customers during the year ended December 31, 1996 to its total retail electric revenues for such year.

    The Funding Law requires as a condition to the issuance of any Transitional Funding Order that the final date on which the Utility, grantee or assignee shall be entitled to charge and collect instrument funding charges related to the intangible transition property shall be set to occur no later than December 31, 2008 (or December 31, 2010, if requested and approved by the ICC as being in the public interest); provided, that the authority to impose and collect instrument funding charges shall continue beyond such date until such time as the related transitional funding instruments have been paid in full.

    Transitional funding instruments may only be authorized for issuance if the ICC finds, in the related transitional funding order, that the Utility seeking the transitional funding order will use the proceeds from the sale and issuance of the transitional funding instruments for one or more of the following purposes: (a) to refinance debt or equity, or both, in a manner which the Utility reasonably demonstrates will result in an overall reduction in its cost of capital, taking into account the costs of financing, and provided that any proceeds transferred to a parent company through a common stock repurchase transaction shall be used to retire publicly-traded common stock of the parent company or to pay commercially reasonable transaction costs associated with such retirement; (b) to fund debt service and other reserves, commercially reasonable costs and fees necessary or desirable in connection with the marketing of the transitional funding instruments; (c) to pay for commercially reasonable costs associated with issuance and collateralization of the transitional funding instruments; (d) to pay for the commercially reasonable costs associated with the issuance of the transitional funding instruments, including the costs incurred since December 16, 1997, or to be incurred, in connection with transactions to recapitalize, refinance or retire stock and/or debt, any associated taxes, and the costs incurred or to be incurred to obtain, collateralize, issue, service and administer the transitional funding instruments, including interest and other related fees, costs and charges; and
(e) to repay or retire fuel contracts or obligations related to nuclear spent fuel incurred by the Utility in providing electric power or energy services prior to December 16, 1997 and to pay any expenditures required to be undertaken by the Utility by the provisions of Section 16-128 of the Act, including labor severance costs and employee retraining costs. Moreover, the transitional funding order must require the Utility to use at least 80% of the proceeds from issuance of the transitional funding instruments for the purposes specified in
(a) and (e) above, and to use no more than 20% of the maximum amount of such proceeds permitted for purposes other than those specified in (a) above. The Funding Law prohibits a Utility from using the proceeds from issuance of transitional funding instruments for the purpose of refinancing debt or equity to such an extent that as of the date of application of such proceeds, the common equity component of the Utility's capital structure, exclusive of the portion that consists of obligations representing transitional funding instruments, is reduced below the lesser of (1) 40% or (2) the common equity percentage as of December 31, 1996, adjusted to reflect any write-off of assets or common equity implemented or required to be implemented as a result of the Amendatory Act. The Funding Law also prohibits the Utility from using the proceeds from issuance of transitional funding instruments to repay or retire obligations incurred by an affiliate of the Utility, other than in connection with any refinancing of transitional funding instruments issued by such affiliate, without


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consent of the ICC. Finally, the Funding Law provides that any use of the proceeds from issuance of transitional funding instruments, other than in accordance with the purposes specified in the related transitional funding order, shall be void.


    The Funding Law provides that the instrument funding charges imposed on a customer or class of customers may not cause such customer's or class of customers' rates for tariffed services, including delivery charges or transition charges, to exceed the amounts which the customer otherwise would have paid, and that the Utility may not, as the result of issuance of transitional funding instruments, increase any of its rates for tariffed services, including delivery charges, or its transition charges above the levels which the Utility would have been authorized to charge if the Utility were not authorized to impose and collect instrument funding charges.


Imposition and Collection of Instrument Funding Charges; Adjustments Thereto

    The Funding Law empowers the ICC, in a transitional funding order, to authorize the imposition and collection of a specific amount of instrument funding charges projected to be sufficient to pay when due the principal of and interest on the corresponding transitional funding instruments, together with premium, servicing fees and other fees, costs and charges related thereto, and to maintain any required reserves.


    The Funding Law provides that concurrently with the issuance of a transitional funding order and with the sale, pledge, assignment or other transfer of, or the establishment, creation and granting of a Utility's, assignee's or grantee's rights in and to intangible transition property and the issuance of transitional funding instruments, the Utility shall begin to impose and collect the specified instrument funding charges from retail customers, classes of retail customers, and any other person or group of persons as set forth in the transitional funding order. However, as a precondition to the imposition of any instrument funding charges authorized in such transitional funding order, the Utility shall file tariffs directing that the amount of the instrument funding charges be deducted, stated and collected separately from the amounts otherwise billable by the Utility for base rates, transition charges and other rates for tariffed services as set forth in the related transitional funding order. The total amount of instrument funding charges authorized by the transitional funding order is to be allocated among the customer classes of the Utility on the basis of the ratio of each class' base rate revenues for the year ended December 31, 1996 to the Utility's total base rate revenues for that year, and are then to be expressed in a cents per kilowatt-hour charge which is to be deducted and stated separately from the base rates, transition charges and other rates for tariffed services paid by the customers in each class. The Funding Law specifies that upon the effectiveness of such tariffs, the amounts of instrument funding charges thereby deducted and to be deducted shall become intangible transition property as specified in the related transitional funding order. The Funding Law expressly provides that the ICC has no authority to review the tariffs filed by the Utility, except to confirm that the instrument funding charges authorized in the transitional funding order have been deducted, stated and collected separately from base rates, transition charges and other rates for tariffed services otherwise in effect at that time; and that the ICC may not suspend such tariffs for any other reason.



    The Funding Law requires the ICC to provide in any transitional funding order for a procedure for periodic adjustments to the instrument funding charges authorized in such transitional funding order in order to ensure the repayment in accordance with projections set forth in such transitional funding order of all transitional funding instruments authorized therein and to reconcile the revenues received from instrument funding charges during the applicable adjustment period with the revenues projected to be received from such charges as set forth in such transitional funding order. Unless the transitional funding order provides otherwise, the Funding Law requires such adjustments whenever the instrument funding charges actually collected during an adjustment period are greater or less than the instrument funding charges projected in the related transitional funding order to be collected during that period. The Funding Law states that the Utility is to determine, within 90 days (or such shorter period as may be specified in the documents relating to the transitional funding instruments) of the end of each adjustment period, whether any such adjustments are required. If adjustments are required, they are to be implemented by the Utility, grantee, issuer or assignee, as applicable, with written notice to the ICC, within such 90-day (or shorter) period after the end of the adjustment period. The Funding Law provides that any adjustment is to be calculated to include amounts necessary for recovery of any additional costs incurred by the grantee,


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Utility, assignee or issuer as a result of the delay in collections of instrument funding charges. If, as a result of an adjustment, the amount of the instrument funding charges per kilowatt-hour will exceed the amount per kilowatt-hour initially authorized by the ICC in the related transitional funding order, the Utility shall file amendatory tariffs with the ICC correspondingly reducing, by the amount of such excess, the amounts otherwise billable by the Utility for base rates, transition charges and other rates for tariffed services. The Funding Law provides that the ICC has no authority to review any such amendatory tariffs except to confirm that the instrument funding charges have been deducted, stated and collected separately from base rates, transition charges and other rates for tariffed services otherwise in effect at that time; and that the ICC may not suspend such amendatory tariffs for any other reason. The Funding Law further specifies that the failure of such amendatory tariff to become effective for any reason shall not delay or impair the effectiveness of the adjustments otherwise required as described above.


Transitional Funding Order Issued at the Request of ComEd

    The Funding Law authorizes the ICC to issue one or more transitional funding orders in favor of the Grantee at the request of ComEd (each, a "Transitional Funding Order"), in order to create and establish the Intangible Transition Property which may be financed through the issuance of transitional funding instruments, such as the Notes. The ICC issued a Transitional Funding Order (the "Initial TFO") on July 21, 1998. The Initial TFO also permits the sale of Notes in an aggregate principal amount not to exceed $3.4 billion.


    Each Transitional Funding Order will create and establish, among other things, the related Intangible Transition Property and authorizes the imposition and collection of the related IFC Charges, which constitute separate nonbypassable usage-based charges expressed in cents per kilowatt-hour payable by Customers in an aggregate amount calculated to be sufficient to make the Specified Payments. The Funding Law provides that the right to collect payments based on the IFC Charges is a property right which may be pledged, assigned or sold.



    Each Transitional Funding Order will entitle the Trust, as the assignee of the Intangible Transition Property from the Grantee, to receive the payments made pursuant to the IFC Charges, from all Customers through December 31, 2008 or, if later, until the Trust has received IFC Collections sufficient to retire all outstanding Series of Notes and cover related fees and expenses. Such payments from the Customers are referred to herein as the "IFC Payments." The Funding Law requires ComEd to submit a statement of the final terms of any Series of Notes to the ICC within 90 days of the receipt of proceeds from such issuance and at twelve-month intervals thereafter until all such proceeds are accounted for. Each Transitional Funding Order will permit the Servicer to calculate and implement adjustment of the IFC Charges from time to time, in order to enhance the likelihood of retirement of each Series and Class of Notes on a timely basis. See "-- Adjustments to the IFC Charges."



    The IFC Charges authorized in any Transitional Funding Order (which may be increased by the ICC in connection with the issuance of any subsequent Transitional Funding Order) will be based on certain assumptions contained therein and will be set forth in the related Prospectus Supplement. In connection with the issuance and pricing of any Series of Notes, ComEd will file an IFC Tariff with the ICC to provide for, among other things, certain revisions to the IFC Charges authorized in the related Transitional Funding Order, based on the final terms of such Series, which will also be set forth in the related Prospectus Supplement. Each Transitional Funding Order will provide that as each Series of Notes is issued, ComEd shall file a tariff deducting and separately stating from other rates for tariffed services the sum of the cents per kilowatt-hour charges relating to that Series (plus, in connection with any subsequent Transitional Funding Order increasing the IFC Charges, the cents per kilowatt-hour charges relating to previously-issued Series), which shall be calculated using projected kilowatt-hour sales and deliveries for the succeeding calendar year, from ComEd's Applicable Rates.



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    "Applicable Rates" means all charges for tariffed services owed to ComEd
(i.e., charges owed under any tariffs now or hereafter filed with the ICC), including, without limitation, charges for "base rates", "delivery services" and "transition charges" (including lump-sum payments of such charges) as each such term is defined in the Act. Applicable Rates do not include late charges or charges set forth in those tariffs which are filed specifically and primarily to collect amounts related to decommissioning expense, taxes, franchise fees or other franchise cost additions, costs imposed by local governmental units which are allocated and charged to customers within the boundaries of such governmental units' jurisdictions, renewable energy resources and coal technology development assistance charges, energy assistance charges for the Supplemental Low-Income Energy Assistance Fund, reimbursement for the costs of optional or non-standard facilities and reimbursement for the costs of optional or non-standard meters, or monies that will be paid to third parties (after deduction of allowable administrative, servicing or similar fees) (collectively, "Excluded Amounts"). Payments owed to the Grantee or the Trust in respect of IFC Charges do not constitute Excluded Amounts. To the extent any Applicable Rates reflect compensation owed by ComEd for power or energy generated by a person or entity other than ComEd, the IFC Charges will be deducted and stated separately from such Applicable Rates without giving effect to such compensation. Administrative, servicing and similar fees referred to in the parenthetical above means fees which ComEd is expressly authorized under its current agreements with third parties or by statute, tariff or otherwise to deduct from monies owed to such parties to cover its cost of processing such third-party payments. Charges associated with Excluded Amounts are generally the subject of separate riders to ComEd's rates, such that increases in such charges are collected through an increase in the amount permitted to be collected under such rider, rather than through an increased share of the Applicable Rates. As a result, any increase in Excluded Amounts should not result in a material decrease in the amount of Applicable Rates available to cover the amount of IFC Charges.


Transactions Pursuant to the Transitional Funding Orders

    Pursuant to the authority granted by the Transitional Funding Orders, the Grantee will assign its rights in the Intangible Transition Property to the Trust. The Trust will thereafter, at the times and in the amounts permitted by the Funding Law and authorized by each Transitional Funding Order, issue the Notes, which shall be secured by the Intangible Transition Property and the other Note Collateral, to the public. The Trust will remit the proceeds from the issuance of the Notes, less the expenses of issuance, and such amounts of the proceeds necessary to fund the Capital Subaccount, to the Grantee as consideration for the assignment to the Trust of the Grantee's rights in the Intangible Transition Property. The Grantee will distribute the amount of the proceeds received from the Trust to the Grantee's sole member, ComEd, in consideration for ComEd's actions requesting that the Intangible Transition Property be created and vested in the Grantee.

    The Grantee will also enter into the Servicing Agreement with ComEd, as Servicer, pursuant to which the Servicer, in connection with and upon the issuance of each Series of Notes, will impose the IFC Charges on Customers, and will thereafter collect and remit the IFC Charges to the Trust, as assignee of the Grantee's ownership interest in the Intangible Transition Property. See "Servicing." The Servicing Agreement provides that the Servicer will file tariffs with the ICC in connection with each Series of Notes providing for the deduction of the related IFC Charges.

Nonbypassable IFC Charges


    Each Transitional Funding Order will provide that the IFC Charges are nonbypassable, meaning that Customers will still be required to make payments with respect to the applicable IFC Charges even if a Customer elects to purchase electricity from another supplier or another entity takes over a portion of ComEd's existing service; provided, however, that the IFC Charges must be deducted from Applicable Rates which could otherwise be charged by ComEd to such Customers. If a Customer ceases to take any tariffed services from ComEd or any successor Utility within ComEd's service area, for example, by generating its own electricity or by moving outside of ComEd's service area, then such Customer will not owe any IFC Charges except that, if such Customer takes electric power or energy from an ARES or another Utility, then such



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Customer may be obligated to pay transition charges under the Act from which the
IFC Charges would continue to be deducted and stated separately.

Adjustments to the IFC Charges


     The Servicing Agreement and each Transitional Funding Order will require the Servicer to calculate and implement adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to make the Specified Payments.



     Each Transitional Funding Order will provide for a "Reconciliation Adjustment" to the IFC Charges which will be calculated by the Servicer within the two-week period preceding every other Payment Date, commencing on the Payment Date indicated in the related Prospectus Supplement (each such Payment Date, a "Reconciliation Payment Date").



     Each Transitional Funding Order will also provide for a "True-Up Adjustment" to the IFC Charges which will be calculated by the Servicer within the two-week period preceding every Payment Date which is not a Reconciliation Payment Date commencing on the Payment Date indicated in the related Prospectus Supplement (each such Payment Date, a "True-Up Payment Date") only if, as of the True-Up Payment Date, the aggregate outstanding principal balance of the Notes exceeds the scheduled aggregate outstanding principal balance of the Notes set forth on the Expected Amortization Schedule by 5%, or such greater amount as may be set forth in the related Prospectus Supplement.



     Each Transitional Funding Order will provide that the changes in IFC Charges, if any, resulting from a Reconciliation Adjustment and any True-Up Adjustment (collectively, the "Adjustments") will take effect on the first billing day of the month following the applicable Reconciliation Payment Date or True-Up Payment Date. The Servicing Agreement and each Transitional Funding Order require the Servicer to provide the ICC Staff with (a) in the case of a Reconciliation Adjustment, at least three business days' prior written notice of such Reconciliation or True-Up Adjustment and (b) in the case of a True-Up Adjustment, must also provide at least seven business days' prior telephonic and facsimile notice whether there will be a True-Up Adjustment.



     The IFC Charges will, subject to Adjustment as provided herein, continue to be imposed and collected until all interest on and principal of all Series of the Notes have been paid in full (subject only to the limitation on the maximum amount of Intangible Transition Property authorized by the ICC in the related Transitional Funding Order or Orders), and will be based on expected IFC Collections which will be calculated in accordance with the Servicer's normal servicing procedures using data available through the end of the prior monthly period. The period included in determining the under-recovery of billed IFC Charges for purposes of performing any True-Up Adjustment will include the quarterly period commencing on the first billing date of the month during which the immediately preceding Reconciliation Payment Date occurs and ending on the last billing date of the month immediately preceding the date on which such True-Up Adjustment is calculated. The period included in determining the over or under recovery of billed IFC Charges for purposes of performing any Reconciliation Adjustment will include the semiannual period commencing on the first billing date of the month during which the immediately preceding Reconciliation Payment Date occurs (or if a True-Up Adjustment was required with respect to the True-Up Payment Date immediately following such Reconciliation Payment Date, the quarterly period commencing on the first billing date of the month during which the immediately preceding True-Up Payment Date occurs) and ending on the last billing date of the month immediately preceding the date on which such Reconciliation Adjustment is calculated. The data used in all of such calculations will take into account to the extent available, among other things,
(a) updated assumptions by the Servicer as to projected future usage of electricity by Customers, (b) future fees and expenses relating to the Intangible Transition Property and the


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

Notes, (c) amounts available in the General Subaccount and Reserve Subaccount,
(d) amounts necessary to fund and replenish the Overcollateralization Subaccount and Capital Subaccount to required levels, (e) amounts payable on the Notes, and
(f) expected delinquencies and write-offs, including amounts necessary for recovery of any additional costs incurred by the Trust as a result of the relevant delay in collections of IFC Charges, all assuming that there will be no net earnings on any amounts in the Collection Account.



     The Servicing Agreement and each Transitional Funding Order also require the Servicer to calculate the "Debt Service Requirement" and the "Debt Service Billing Requirement" for each applicable period as described below. The "Debt Service Requirement" for any period means the total dollar amount of IFC Payments which the Servicer calculates as to be needed to be collected in such period to make the Specified Payments (after taking into account any prior shortfalls in such payments and amounts available in the Reserve Subaccount for payment of the Debt Service Requirement and assuming no net earnings on any amounts in the Collection Account). The "Debt Service Billing Requirement" for any period means the total dollar amount of IFC Charges, taking into account delays in collections and write-offs, which the Servicer calculates will need to be billed during such period in order to generate IFC Collections in the full amount of the Debt Service Requirement for such period.


     The Debt Service Requirement and the Debt Service Billing Requirement will be calculated by the Servicer within the two week period preceding each Reconciliation Payment Date and will be calculated for the next semiannual period commencing on the first billing date of the month during which such Reconciliation Payment Date occurs and ending on the last billing date of the month immediately preceding the date on which the following Reconciliation Payment Date occurs. If a True-Up Adjustment is required, the Debt Service Billing Requirement shall be calculated by the Servicer within the two week period preceding the related True-Up Payment Date and will be calculated for the quarterly period commencing on the first billing date of the month during which such True-Up Payment Date occurs and ending on the last billing date of the month immediately preceding the date on which the following Reconciliation Payment Date occurs.

     The Debt Service Billing Requirement for each semiannual or quarterly period will be allocated among the IFC Customer Classes on the basis of their respective 1996 base rate revenues as set forth in "The Servicer -- ComEd Customer Base, Electric Energy Consumption and Base Rates." The amount so allocated to each IFC Customer Class will be divided by the number of kilowatt-hours projected to be sold and delivered to Customers in the class by ComEd during such semiannual or quarterly period. If, in connection with the foregoing allocations, the forecasted revenues from Applicable Rates for any IFC Customer Class during a semiannual or quarterly period is projected to be less than the IFC Charges allocated to that class for the same period, the deficiency shall be ratably allocated among the remaining IFC Customer Classes based on their percentages of the 1996 base rate revenues, recalculated to exclude such IFC Customer Class.



     All Adjustments shall be implemented pursuant to the IFC Tariff filed by ComEd in connection with the related Transitional Funding Order. As required by the Funding Law, if, as a result of any Adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge initially authorized by the ICC in such Transitional Funding Order, then ComEd shall be obligated to file Amendatory Tariffs adjusting the amounts otherwise billable by ComEd for Applicable Rates, to offset the amount of such excess (or, if ComEd shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such Adjustments.



     The Servicing Agreement will require the Servicer to deliver promptly a written copy of all filings made with the ICC in connection with any Adjustment, together with a copy of all material supporting documents, to the Trust and the Indenture Trustee.


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

Sale and Assignment of Intangible Transition Property

     On the initial Series Issuance Date, in accordance with the requirements of the Funding Law and the terms of the Initial TFO and pursuant to the initial Sale Agreement, the Grantee will sell, transfer and assign to the Trust, without recourse, its entire right in, to and under the Intangible Transition Property that is created by the Initial TFO (the "Initial Intangible Transition Property") and in, to and under the related Basic Documents (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). The net proceeds received by the Trust from the sale of the Notes will be applied to the purchase of the Initial Intangible Transition Property. Thereafter, the Grantee may agree with the Trust to sell additional Intangible Transition Property ("Subsequent Intangible Transition Property") to the Trust, subject to the satisfaction of certain conditions, including the establishment and creation of such Subsequent Intangible Transition Property (and the vesting thereof in the Grantee) pursuant to a subsequent Transitional Funding Order. Such Subsequent Intangible Transition Property will be sold to the Trust effective on a date (a "Subsequent Transfer Date") specified in a subsequent Sale Agreement between the Grantee and the Trust. The Trust will issue and sell additional Notes in connection therewith.

     The Grantee's entire right in, to and under the Initial Intangible Transition Property was granted to the Grantee by the ICC in accordance with the Initial TFO. The Grantee's rights in, to and under any Subsequent Intangible Transition Property will, subject to the satisfaction of certain conditions, be granted to the Grantee by the ICC in accordance with a subsequent Transitional Funding Order related thereto.


     The Trust will appoint the Servicer as custodian of the documentation relating to the Intangible Transition Property. ComEd's data systems will reflect the sale and assignment of the Intangible Transition Property from the Grantee to the Trust. ComEd's financial statements will indicate that the Intangible Transition Property has been sold by the Grantee to the Trust and will not be available to creditors of ComEd, although, unless otherwise specified in the related Prospectus Supplement, for financial reporting and federal income tax purposes ComEd intends to treat the Notes as representing debt of ComEd.


     Subsequent Intangible Transition Property may be sold by the Grantee to the Trust from time to time, solely in connection with the issuance and sale of additional Notes by the Trust. Any such conveyance of Subsequent Intangible Transition Property is subject to the following conditions, among others:

          (a) the Grantee shall have entered into a written sale agreement with the Trust;

          (b) ComEd shall have received a subsequent Transitional Funding Order issued by the ICC relating to such Subsequent Intangible Transition Property;

          (c) as of the applicable Subsequent Transfer Date, the Grantee shall not be insolvent and shall not be made insolvent by such conveyance;

          (d) the Rating Agency Condition shall have been satisfied with respect to such conveyance;

          (e) ComEd shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, ComEd) to the effect that, for federal income tax purposes, (i) the ICC's issuance of the Transitional Funding Order creating and establishing the Subsequent Intangible Transition Property in the Grantee and the assignment pursuant to such conveyance of such Subsequent Intangible Transition Property will not result in gross income to the Grantee, the Trust or ComEd, and the future revenues relating to the Subsequent Intangible Transition Property, and the assessment of the IFC Charges (except for revenue related to certain lump-sum payments) will be included in ComEd's gross income in the year in which the related electrical service is provided to consumers and (ii) such conveyance will not adversely affect the characterization of the then outstanding Notes as obligations of ComEd;


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

          (f) as of the applicable Subsequent Transfer Date, no breach by the Grantee of its representations, warranties or covenants in the applicable Sale Agreement and no Servicer Default shall exist;

          (g) as of the applicable Subsequent Transfer Date, the Trust shall have sufficient funds available to pay the purchase price for the Subsequent Intangible Transition Property to be transferred on such date and all conditions to the issuance of new series of Notes shall have been satisfied; and

          (h) the Grantee and the Trust shall have taken any action required to perfect the ownership interest or security interest (as the case may be) of the Trust in the Subsequent Intangible Transition Property and the proceeds thereof, free and clear of any liens.

Grant Agreement


     Under each Grant Agreement, the Grantee will agree, in consideration of ComEd filing an application with the ICC requesting a Transitional Funding Order creating and vesting in the Grantee the related Intangible Transition Property, to remit to ComEd the net proceeds remitted to it by the Trust from the sale of the Notes. To the extent that, notwithstanding the Funding Law and the related Transitional Funding Order, applicable law provides that ComEd has any interest in the Intangible Transition Property or any part thereof, ComEd will agree to sell, transfer, assign, set over and otherwise convey to the Grantee without recourse all of ComEd's right, title and interest, if any, in, to and under the Intangible Transition Property (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). Such sale, transfer, assignment, set over and conveyance by ComEd contemplated under each Grant Agreement will be expressly stated to be an absolute transfer pursuant to Section 18-108 of the Funding Law.



     In each Grant Agreement, ComEd will also acknowledge and consent to any transfer, pledge, assignment or grant of a security interest by the Grantee to the Trust pursuant to the related Sale Agreement, and by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, of all right, title and interest of the Grantee in, to and under the Intangible Transition Property and the proceeds thereof, and the assignment of any or all of the Grantee's rights and obligations under such Grant Agreement to the Trust and the Indenture Trustee.


Representations and Warranties of ComEd


     In each Grant Agreement, ComEd will make representations and warranties to the Grantee to the effect, among other things, that:



          (a) the information provided by ComEd to the Grantee with respect to the applicable Intangible Transition Property is correct in all material respects;



          (b) immediately prior to the transactions contemplated by the Grant Agreement, ComEd's right, title and interest in and to all of its rights to payment under Applicable Rates is free and clear of all encumbrances and is not subject to any defenses or counterclaims nor have any such encumbrances, defenses or counterclaims been asserted with respect thereto;



          (c) the applicable Intangible Transition Property has been validly granted to and vested in the Grantee, and the Grantee owns all right, title and interest to such Intangible Transition Property free and clear of all liens and rights of any other person (other than liens created pursuant to the related Sale Agreement and the Indenture), and all filings to be made by ComEd (including filings with the ICC under the Funding Law) necessary in any jurisdiction to give the Grantee a first priority perfected ownership interest in such Intangible Transition Property will have been made and no further action is required under Illinois law to maintain such ownership interest in such Intangible Transition Property;



          (d) (i) ComEd was authorized to apply for each Transitional Funding Order;



               (ii) ComEd filed each such application in proper form with the ICC;



               (iii) each Transitional Funding Order pursuant to which any Intangible Transition Property has been created and each related IFC Tariff has established, created and granted rights in and to the related Intangible Transition Property and are valid, binding and irrevocable and such Intangible Transition Property (including the right to impose and collect the related IFC Charges) constitutes a current property right vested in the Grantee;



               (iv) each Transitional Funding Order pursuant to which any Intangible Transition Property has been created has been duly entered by the ICC, is final and non-appealable and is in full force and effect;



               (v) no Transitional Funding Order nor any Intangible Transition Property created and established thereby nor the related IFC Charges shall be subject to reduction, postponement, impairment or termination by any subsequent action of the ICC;



               (vi) the State of Illinois may not reduce, postpone, impair or terminate the related Intangible Transition Property or the related Transitional Funding Order (except to the extent that the State of Illinois were to demonstrate that an impairment was necessary to advance a significant and legitimate public purpose);


               (vii) the process by which the related Transitional Funding Order was adopted and approved and the related IFC Tariff was filed, and such Transitional Funding Order and IFC Tariff themselves, comply with all applicable laws, rules and regulations; and

               (viii) no other approval or filing with any other governmental body is required in connection with the grant of the related Intangible Transition Property, except those that have been obtained or made;


          (e) the assumptions used in calculating the related IFC Charges are reasonable and made in good faith;


          (f) upon the effectiveness of the applicable IFC Tariff:

               (i) all of the related Intangible Transition Property constitutes a current property right vested in the Grantee;


               (ii) the related Intangible Transition Property includes, without limitation, (A) the right, title and interest in the related IFC Charges authorized under the related Transitional Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the related IFC Charges set forth in such IFC Tariff, and (C) all rights to obtain adjustments to the related IFC Charges pursuant to the related Transitional Funding Order; and




               (iii) the Grantee is entitled to impose and collect the related IFC Charges in an aggregate amount equal to the principal amount of the Notes, all interest on the Notes, all amounts required to be deposited in the Reserve Subaccount, the Overcollateralization Subaccount and (to the extent payable from the proceeds of the related IFC Charges) the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full subject only to the limitation set forth in the Transitional Funding Orders as to the aggregate maximum dollar amount of Intangible Transition Property;



          (g) ComEd is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of such Grant Agreement and has (and has had at all relevant times) the requisite power, authority and legal right to request that the ICC issue the related Transitional Funding Order;


          (h) the execution, delivery and performance of such Grant Agreement have been duly authorized by ComEd by all necessary corporate action;


          (i) such Grant Agreement constitutes a legal, valid and binding obligation of ComEd, enforceable against ComEd in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;



          (j) the consummation of the transactions contemplated by such Grantj Agreement does not conflict with, or result in a default under, ComEd's Articles of Incorporation, bylaws or any agreement to which ComEd is a party or bound, result in the creation or imposition of any lien upon ComEd's properties pursuant to any agreement or violate any law or any order, rule or regulation applicable to ComEd;



          (k) no governmental approvals, authorizations or filings are required for ComEd to execute, deliver and perform its obligations under such Grant Agreement except those which have been previously obtained or made (it being understood that ComEd nonetheless has ongoing legal obligations to make future filings with the ICC relating to ComEd's use of proceeds from and the final terms of the transactions contemplated by such Grant Agreement); and


          (l) except as disclosed in such Grant Agreement, no court or administrative proceeding or investigation is pending or, to ComEd's knowledge, threatened (i) asserting the invalidity of the Funding Law, such Grant Agreement, any of the other related Basic Documents or the related Notes, (ii) seeking to prevent the grant of the related Intangible Transition Property to the Grantee or the consummation of any of the transactions contemplated by such Grant Agreement or any of the other related Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by ComEd of its obligations under, or the validity or enforceability of, such Grant Agreement, any of the other related Basic Documents or the related Notes, or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the related Notes.

Covenants of ComEd


     In each Grant Agreement, ComEd will covenant, among other things, that:



          (a) so long as any of the Notes are outstanding, it will keep in full force and effect its existence, rights and franchises as a corporation under the laws of its jurisdiction of incorporation and its qualification to do business to the extent necessary to protect the validity of the Basic Documents;



          (b) it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume, suffer to exist or otherwise assert any lien on or seek to limit, alter, impair, reduce or terminate any of the related Intangible Transition Property or any interest therein;



          (c) it shall defend the right, title and interest of the Grantee or the Trust in, to and under the related Intangible Transition Property against all claims of third parties claiming through or under ComEd;



          (d) it will pay to the Servicer all payments received by it in respect of the IFC Charges or the proceeds thereof no later than [two] Business Days after such receipt by ComEd;



          (e) it shall notify the Grantee, the Trust and the Indenture Trustee promptly after becoming aware of any lien on any of the related Intangible Transition Property other than the conveyances under the Grant Agreement, the Sale Agreement and the Indenture;



          (f) it shall comply with its organizational documents and all applicable laws to the extent that failure to so comply would materially adversely affect the Trust's or the Indenture Trustee's interests in the Intangible Transition Property;



          (g) it shall indicate in its financial statements that it is not the owner of the Intangible Transition Property and it shall not own or purchase any Notes;



          (h) upon the creation and grant of the Intangible Transition Property and, except with respect to taxes, not make any statement or reference in respect of the Intangible Transition Property that is inconsistent with the ownership interest of the Grantee;

          (i) it shall execute and file such filings, and cause to be executed and filed such filings as may be required by law to fully preserve, maintain, and protect the interests of the Grantee or the Trust in the related Intangible Transition Property, including all filings required under the Funding Law relating to the grant of the related Intangible Transition Property to the Grantee;



          (j) it shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the related Transitional Funding Order and related Tariff, and will take such legal or administrative actions as may be reasonably necessary to protect the Grantee or the Trust from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in such Grant Agreement;



          (k) it shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against, or appointment of a receiver for, the Grantee or the Trust under any Federal or state bankruptcy, insolvency or similar law;



          (l) it shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, result in a lien on the Intangible Transition Property;



          (m) neither ComEd nor any successor will cause or permit the Grantee or the Trust to elect to be classified as an association taxable as a corporation for federal income tax purposes;



          (n) neither ComEd nor any successor thereto will enter into any contract with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive tariffed services, unless the contract provides that the Customer will pay an amount to the Grantee or its assigns, as applicable, equal to the amount such Customer would pay in IFC Charges;



          (o) it will not, except as required by applicable law, initiate any material changes to its policies and procedures which are likely to materially and adversely affect its timely recovery of amounts billed to customers;



          (p) if ComEd determines that the aggregate dollar amount of IFC Charges to be imposed and collected is reasonably likely to exceed the maximum dollar amount of Intangible Transition Property authorized by the Transitional Funding Orders and any Notes remain outstanding, ComEd shall make a good faith effort to take any and all subsequent regulatory action with the ICC reasonably necessary to obtain an order permitting the creation of additional Intangible Transition Property in an amount sufficient to pay such Notes in full; and



          (q) ComEd will take any and all actions reasonably necessary to preserve the Noteholders' rights with respect to payments on the Notes out of amounts represented by the IFC Charges or their equivalent, including, but not limited to, (i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Noteholders the right to receive payments as provided in the Notes and
(ii) continuing to deduct and pay over to the Servicer for the benefit of the Trust all IFC Payments or equivalent revenues received by ComEd notwithstanding any declaration of invalidity of the Amendatory Act and/or the Funding Law.


Amendment of Grant Agreements


     Each Grant Agreement may be amended from time to time by ComEd and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Trust, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in such Grant Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such Grant Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an officer's certificate delivered to the Trust, adversely affect in any material respect the interests of any Noteholder.


     Each Grant Agreement may also be amended from time to time by ComEd and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Trust, the Indenture Trustee and Noteholders holding not less than a majority in principal amount of the then outstanding Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Grant Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections relating to the IFC Charges, or (b) reduce the percentage of the outstanding principal amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes.

Indemnification Obligations of ComEd


     Each Grant Agreement will provide that ComEd will indemnify the Grantee, the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders, and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such person from and against, (a) any and all taxes (other than any taxes imposed on the Noteholders) that may at any time be imposed on or asserted against any such person as a result of the grant of the Intangible Transition Property to the Grantee, or that may be imposed on or asserted against any such person under existing law as of the closing date as a result of the Grantee's ownership and assignment of the Intangible Transition Property, the Trust's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Note); (b) any and all liabilities, obligations, losses, claims, actions, suits, damages, payments, and reasonable costs or expenses, of any kind whatsoever that may be imposed on, incurred by or asserted against any such person as a result of ComEd's willful misconduct, bad faith or gross negligence in the performance of (or reckless disregard of) its duties or observance of its covenants under each Grant Agreement, or (c) ComEd's breach of any of its representations or warranties contained in each Grant Agreement. Such indemnification obligations will rank pari passu with other general unsecured obligations of ComEd. The indemnities described above will survive the termination of such Grant Agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).



     Notwithstanding the foregoing, but subject to ComEd's covenant to fully preserve, maintain and protect the interests of the Grantee in the Intangible Transition Property, ComEd shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under each Grant Agreement.

Sale Agreement

     Under each Sale Agreement, the Grantee will agree, in consideration of the Trust remitting to it the net proceeds received from the issuance and sale of the Notes, to sell, transfer, assign, set over or otherwise convey to the Trust without recourse all of its right, title and interest in and to the Intangible Transition Property created in connection with such issuance (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). Such sale, transfer, assignment, set over and conveyance by the Grantee contemplated under each Sale Agreement will be expressly stated to be an absolute transfer pursuant to Section 18-108 of the Funding Law.


     In the Sale Agreement, the Grantee will also acknowledge and consent to any transfer, pledge, assignment or grant of a security interest by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, of all right, title and interest of the Trust in, to and under the related Intangible Transition Property and the related assets, and the assignment of any or all of the Trust's rights and obligations under each Sale Agreement to the Indenture Trustee.


Representations And Warranties of Grantee


     In each Sale Agreement, the Grantee will make representations and warranties to the Trust to the effect, among other things, that:



          (a) the information provided by the Grantee to the Trust with respect to the applicable Intangible Transition Property and related assets is correct in all material respects;



          (b) immediately prior to the sale of such Intangible Transition Property to the Trust, the applicable Intangible Transition Property is owned by the Grantee free and clear of all security interests, liens, charges and encumbrances, and is not subject to any defenses or counterclaims nor have any such encumbrances, defenses or counterclaims been asserted with respect thereto;



          (c) the applicable Intangible Transition Property has been validly transferred and sold to the Trust and all filings to be made by the Grantee (including filings with the ICC under the Funding Law) necessary in any jurisdiction to give the Trust a first priority perfected ownership interest in such Intangible Transition Property will have been made and no further action is required under Illinois law to maintain such ownership interest in such Intangible Transition Property;



          (d) (i) each Transitional Funding Order pursuant to which any Intangible Transition Property has been created has been duly entered by the ICC, is final and non-appealable and is in full force and effect;



               (ii) no Transitional Funding Order nor any Intangible Transition Property created and established thereby nor the related IFC Charges shall be subject to reduction, postponement, impairment or termination by any subsequent action of the ICC;

               (iii) the State of Illinois may not reduce, postpone, impair or terminate the related Intangible Transition Property or the related Transitional Funding Order (except to the extent that the State of Illinois were to demonstrate that an impairment was necessary to advance a significant and legitimate public purpose);




               (iv) the process by which the related Transitional Funding Order was adopted and approved and the related IFC Tariff was filed, and such Transitional Funding Order and IFC Tariff themselves, comply with all applicable laws, rules and regulations; and



               (v) no other approval or filing with any other governmental body is required in connection with the grant of the related Intangible Transition Property, except those that have been obtained or made;



          (e) the assumptions used in calculating the related IFC Charges are reasonable and made in good faith;


          (f) upon the effectiveness of the applicable IFC Tariff:

               (i) all of the related Intangible Transition Property constitutes a current property right vested in the Grantee;


               (ii) the related Intangible Transition Property includes, without limitation, (A) the right, title and interest in the related IFC Charges authorized under the related Transitional Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the related IFC Charges set forth in such IFC Tariff, and
          (C) all rights to obtain adjustments to the related IFC Charges pursuant to the related Transitional Funding Order; and



                  (iii) the Grantee is entitled to impose and collect the related IFC Charges in an aggregate amount equal to the principal amount of the Notes, all interest on the Notes, all amounts required to be deposited in the Reserve Subaccount, the Overcollateralization Subaccount and (to the extent payable from the proceeds of the related IFC Charges) the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full subject only to the limitation set forth in the Transitional Funding Orders as to the aggregate maximum dollar amount of Intangible Transition Property;



          (g) the Grantee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of such Sale Agreement;


          (h) the execution, delivery and performance of such Sale Agreement have been duly authorized by the Grantee by all necessary company action;


          (i) such Sale Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable against the Grantee in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

          (j) the consummation of the transactions contemplated by such Sale Agreement does not conflict with, or result in a default under, the Grantee's operating agreement or certificate of formation or any agreement to which the Grantee is a party or bound, result in the creation or imposition of any lien upon the Grantee's properties pursuant to any agreement or violate any law or any order, rule or regulation applicable to the Grantee;



          (k) no governmental approvals, authorizations or filings are required for the Grantee to execute, deliver and perform its obligations under such Sale Agreement except those which have been previously obtained or made; and


          (l) except as disclosed in such Sale Agreement, no court or administrative proceeding or investigation is pending or, to the Grantee's knowledge, threatened (i) asserting the invalidity of the Funding Law, such Sale Agreement, any of the other related Basic Documents or the related Notes, (ii) seeking to prevent the issuance of the related Notes or the consummation of any of the transactions contemplated by such Sale Agreement or any of the other related Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Grantee of its obligations under, or the validity or enforceability of, such Sale Agreement, any of the other related Basic Documents or the related Notes, or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the related Notes.

Covenants of the Grantee


     In each Sale Agreement, the Grantee will covenant, among other things, that:



          (a) so long as any of the Notes are outstanding, it will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of its jurisdiction of organization and its qualification to do business to the extent necessary to protect the validity of the Basic Documents;



          (b) it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume, suffer to exist or otherwise assert any lien on any of the related Intangible Transition Property or related assets;



          (c) it shall defend the right, title and interest of the Trust and Indenture Trustee in, to and under the related Intangible Transition Property and related assets against all claims of third parties claiming through or under the Grantee;



          (d) it will hold all payments received by it in respect of the IFC Charges or the proceeds thereof in trust for the Servicer and pay to the Servicer all such payments no later than two Business Days after such receipt by the Grantee;



          (e) it shall notify the Trust and the Indenture Trustee promptly after becoming aware of any lien on any of the related Intangible Transition Property and related assets other than the conveyances under the Sale Agreement and the Indenture;

          (f) it shall comply with its organizational documents and all applicable laws to the extent that failure to so comply would materially adversely affect the Trust's or the Indenture Trustee's interests in the Intangible Transition Property or related assets or under any Basic Document to which it is party, or the Grantee's performance of its obligations under the Sale Agreement or under any Basic Document to which it is party;



          (g) it shall indicate in its financial statements that it is not the owner of the Intangible Transition Property and it shall not own or purchase any Notes and, except with respect to taxes, not make any statement or reference in respect of the Intangible Transition Property and related assets that is inconsistent with the ownership interest of the Trust;



          (h) it shall execute and file such filings, and cause to be executed and filed such filings as may be required by law to fully preserve, maintain, and protect the interests of the Trust in the related Intangible Transition Property and related assets, including all filings required under the Funding Law relating to the transfer of the related Intangible Transition Property to the Trust;



          (i) it shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the related Transitional Funding Order and related Tariff, and will take such legal or administrative actions as may be reasonably necessary to protect the Trust and Noteholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in such Sale Agreement;



          (j) it shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause any other person to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against, or appointment of a receiver for, the Trust under any Federal or state bankruptcy, insolvency or similar law;



          (k) it shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, result in a lien on the Intangible Transition Property or related assets;



          (l) except as otherwise expressly permitted, the Grantee shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Trust;



          (m) without derogating from the absolute nature of the assignment granted to the Trust under the Sale Agreement or the rights of the Trust, the Grantee will not, without the prior written consent of the Trust, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any collateral securing the Notes or the Basic Documents, or waive timely performance or observance by ComEd or the Servicer under the Grant Agreement or the Servicing Agreement, respectively;




          (n) it shall promptly notify the Trust, in writing, of each default under the Indenture and each material default on the part of ComEd or the Servicer of their respective obligations under the Grant Agreement or the Servicing Agreement;



          (o) the Grantee will not elect, nor cause or permit the Trust to elect, to be classified as an association taxable as a corporation for federal income tax purposes; and



          (p) the Grantee shall conduct its affairs separate from those of its members or affiliates.



     In addition, so long as any of the Notes are outstanding, the Grantee will covenant in each Sale Agreement that it shall not, except as otherwise permitted thereunder:


          (a) sell, transfer, exchange or otherwise dispose of any of its properties or assets;


          (b) take any action that would be inconsistent with the Trust's absolute and first priority ownership interest in the Intangible Transition Property and related assets;



          (c) engage in any business other than acquiring, owning, financing, transferring, assigning and otherwise managing the Intangible Transition Property and related assets;



          (d) incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness;



          (e) make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person; and



          (f) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) in an aggregate amount not to exceed $25,000 in any calendar year.


Amendment of Sale Agreements


     Each Sale Agreement may be amended from time to time by the Grantee and the Trust, with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in such Sale Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such Sale Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an officer's certificate delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.


     Each Sale Agreement may also be amended from time to time by the Grantee and the Trust, with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and Noteholders holding not less than a majority in principal amount of the then outstanding Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections relating to the IFC Charges, or (b) reduce the percentage of the outstanding principal amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes.

Indemnification Obligations of the Grantee


     Each Sale Agreement will provide that the Grantee will indemnify the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders, and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such person from and against, (a) any and all taxes (other than any taxes imposed on the Noteholders) that may at any time be imposed on or asserted against any such person as a result of the grant of the Intangible Transition Property to the Grantee, or that may be imposed on or asserted against any such person under existing law as of the closing date as a result of the Grantee's ownership and assignment of the Intangible Transition Property, the Trust's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Note); (b) any and all liabilities, obligations, losses, claims, actions, suits, damages, payments, and reasonable costs or expenses, of any kind whatsoever that may be imposed on, incurred by or asserted against any such person as a result of the Grantee's willful misconduct, bad faith or gross negligence in the performance of (or reckless disregard of) its duties or observance of its covenants under each Sale Agreement, or (c) the Grantee's breach of any of its representations or warranties contained in each Sale Agreement. The indemnities described above will survive the termination of such Sale Agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).



     Notwithstanding the foregoing, but subject to the Grantee's covenant to fully preserve, maintain and protect the interests of the Trust in the Intangible Transition Property, the Grantee shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under each Sale Agreement.

         CERTAIN PAYMENT, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS

     The rate of principal payments on each Class of Notes, the aggregate amount of each interest distribution on each Class of Notes and the actual maturity date of each Class of Notes might be related, in part, to the rate and timing of receipt of IFC Collections. Accelerated receipts of IFC Collections will not result in principal payments on the Notes earlier than the related Scheduled Maturity Dates since receipts in excess of the amounts necessary to make any Scheduled Payment on the Notes will be deposited in the Reserve Subaccount for payment in accordance with such schedule, except in the event of an early redemption or the acceleration of the maturity of the Notes after an Event of Default, in which event such amounts will be released to pay such accelerated amounts. However, delayed receipts of IFC Collections may result in principal payments on the Notes that occur later than the related Scheduled Maturity Dates.


     The actual payments on each date for each Class of Notes and the weighted average life thereof will be affected primarily by the rate of IFC Collections and the timing of receipt of such IFC Collections, as well as amounts in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Since each IFC Charge will consist of a charge per kilowatt-hour of usage by the applicable class of Customers, the aggregate amount of IFC Collections and the rate of principal amortization on the Notes might depend, in part, on actual electricity usage by Customers and the rate of delinquencies and write-offs. Although the amounts of the IFC Charges will be adjusted from time to time based in part on the actual rate of IFC Collections, no assurances are given that the Servicer will be able to forecast accurately actual energy usage and the rate of delinquencies and write-offs or implement adjustments to the IFC Charges that will cause IFC Collections to be received at any particular rate. See "Description of the Intangible Transition Property -- Adjustments to the IFC Charges -- Reliance on IFC Adjustments." If IFC Collections are received at a slower rate than expected, a Note may be retired later than expected. Because principal will only be distributed at a rate not faster than that contemplated in the Expected Amortization Schedules, except in the event of an early redemption or the acceleration of the maturity of the Notes after an Event of Default, the Notes are not expected to mature earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life.


     No assurances are given that the representations made herein and in the Prospectus Supplement as to the particular factors that will affect the rate of IFC Collections, the relative importance of such factors, the percentage of the principal balance of the Notes that will be paid as of any date or the overall rate of IFC Collections will be realized.

     In addition, pursuant to the terms of the Indenture, any Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of any such Series or Class of Notes in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes, through the issuance of New Notes. The New Notes will be payable solely out of the Intangible Transition Property and other Note Collateral. Redemption will cause such Notes to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of the Notes. There can be no assurance as to whether any Series of Notes will be redeemed, or as to whether Noteholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

                                   THE TRUST


     The Trust will be a statutory business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement executed by the Beneficiary Trustees and the Delaware Trustee (not in its individual capacity but solely in its trust capacity under the terms of the Trust Agreement). The Trust will not be an agency or instrumentality of the State of Illinois. Pursuant to the terms of the Trust Agreement, the Trust will be created for the specific purpose of acquiring and owning the Intangible Transition Property and the other Note Collateral, issuing and registering the Notes, pledging its interest in the Intangible Transition Property and other Note Collateral pursuant to the terms of the Indenture, making payments on the Notes, distributing amounts released to the Trust and performing other activities that are necessary, suitable or convenient to accomplish these purposes. The Trust Agreement will not permit the Trust to engage in any activities not directly related to the Note financing.



     The assets of the Trust will consist of the Intangible Transition Property, the other Note Collateral, and any money distributed by the Grantee to the Delaware Trustee on behalf of the Trust to fund the Capital Subaccount. For a description of the Notes to be issued by the Trust, see "Description of the Notes."







     As of the date of this Prospectus, the Trust has not carried on any business activities and has no operating history. Audited financial statements of the Trust are included as an exhibit to this Prospectus. The fiscal year of the Trust will be the calendar year.



     The Trust's business will be managed by the Delaware Trustee. Under the terms of the Trust Agreement, the Delaware Trustee must at all times be: (1) a corporation satisfying the provisions of Section 3807(a) of the Delaware Business Trust Act; (2) authorized to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (4) have, or have a corporate parent which has, a long-term unsecured debt rating of at least "BBB-" by S&P and at least "Baa3" by Moody's. If the Delaware Trustee at any time fails to satisfy these provisions, if a receiver is appointed for it, if it is adjudged bankrupt or if it is otherwise incapable of acting, it will be removed by the Servicer and the Servicer will appoint a successor Delaware Trustee, which must also meet the requirements described above.



     The Delaware Trustee and the Servicer may jointly appoint a co-trustee for the purpose of meeting any legal requirements of any state in which any part of the estate of the Trust may be located. This co-trustee need not meet the requirements described in the previous paragraph.



     The authority of the Beneficiary Trustees under the Trust Agreement is limited to the performance of the following duties: (1) to execute and file the Registration Statement of which this Prospectus is a part, and to file any supplements, amendments and exhibits to this Registration Statement; (2) to register the Notes with applicable state securities commissions, and (3) to take any necessary or appropriate related actions. The following two people have been named as the Beneficiary Trustees in the Trust Agreement:




       Name                           Age                Title
       Ruth Ann M. Gillis              44           Beneficiary Trustee
       David R. Zahakaylo              37           Beneficiary Trustee




     Ruth Ann M. Gillis will be a Beneficiary Trustee of the Trust. Ms. Gillis has served as Vice President and Treasurer of ComEd and Unicom Corporation since September 1997. From 1996 to 1997, Ms. Gillis served as

Chief Financial Officer, Treasurer and Vice President of the University of Chicago Hospitals and Health System. Ms. Gillis held the position of Chief Financial Officer and Senior Vice President at American National Bank and Trust Company between 1993 and 1996.



     David R. Zahakaylo will be a Beneficiary Trustee of the Trust. Mr. Zahakaylo has served as Assistant Treasurer of ComEd since May 1998. He was ComEd's Director of Financial Forecasting for ComEd from 1997 to 1998 and Supervisor of Corporate Modeling from 1994 to 1996. Prior to 1994, Mr. Zahakaylo served as Senior Research Analyst for ComEd.



     As of the date of this Prospectus, none of the Trustees have received any compensation for their services. The Beneficiary Trustees will not be compensated by the Trust for their services on behalf of the Trust. The Delaware Trustee will be paid from the assets of the Trust and will be reimbursed for its reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the Delaware Trustee employs in connection with performance of its duties under the Trust Agreement.



     The Trust Agreement provides that neither the Beneficiary Trustees nor the Delaware Trustee shall be liable under any circumstances except for liabilities arising from: (1) such Trustee's grossly negligent action; (2) such Trustee's negligent failure to act; (3) such Trustee's own willful misconduct; or (4) the inaccuracy of any representation or warranty made by such Trustee in its individual capacity to the Grantee. The Trust Agreement also provides that the Servicer shall indemnify each of the Delaware Trustee, the Beneficiary Trustee and their successors, assigns, agents and servants to the fullest extent permitted by law against any liability incurred with respect to their services under the Trust Agreement.



     The Trust Agreement provides that the Trust shall terminate on the earlier of: (1) final distribution of all money and other property of the Trust in accordance with the Trust Agreement and other Note financing documents; (2) December 31, 2020; or (3) if the Grantee elects, the day following the date when the aggregate outstanding amount of the Notes is zero. The Grantee is not entitled to revoke or terminate the Trust prior to this date. Any funds remaining in the Trust after this termination date are to be distributed to the Grantee.



     Under the Trust Agreement, the Trust may not file a voluntary petition for relief under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, nor may the Grantee, Delaware Trustee or any Beneficiary Trustee take such action on behalf of the Trust, prior to one year after the termination of the Trust.



     The principal place of business of the Trust is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 and its telephone number is (302) 888-7532.

                                   THE GRANTEE

    The Grantee, ComEd Funding, LLC, a special purpose Delaware limited liability company, the sole member of which is ComEd, was organized on July 21, 1998 for the exclusive purposes of (a) initially owning the Intangible Transition Property established by Transitional Funding Orders, (b) assigning all of its right, title and interest in the Intangible Transition Property and the Servicing Agreement to the Trust, (c) entering into the Servicing Agreement with the Servicer in respect of the Intangible Transition Property, and (d) engaging in only those other activities incidental thereto and necessary, suitable or convenient therefor. In addition, the Grantee's limited liability company agreement and other organizational documents require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of ComEd in the event ComEd becomes subject to such a proceeding.

    The executive offices of the Grantee are located at Ten South Dearborn Street, 37th Floor, Chicago, Illinois 60603, and its telephone number is (312) 394-7937.

    The Grantee is a recently formed special purpose limited liability company and, as of the date of this Prospectus, has not carried on any business activities and has no operating history. Audited financial statements of the Grantee are included as an exhibit to this Prospectus.



Managers






    In accordance with the Amended and Restated Limited Liability Company Agreement of the Grantee, the management of the Grantee shall be vested entirely in the Management Committee.





    The following is a list of the managers of the Grantee. All such persons have served in the capacities set forth below since October 15, 1998. The managers and any officers will devote such time as is necessary to the affairs of the Grantee. The Grantee will have sufficient officers, managers and employees to carry on its business.








                          Name                 Age              Title
                          ----                 ---              -----

            Ruth Ann M. Gillis                  44             Manager
            Patricia L. Kampling                39             Manager
            John C. Bukovski                    56             Manager
            Andrew L. Stidd                     41             Manager
            Kevin P. Burns                      29             Manager





    Ruth Ann M. Gillis is a Manager of the Grantee. Ms. Gillis also serves as Vice President and Treasurer of Unicom and ComEd, positions she has held since 1997. From 1996 to 1997, she was Chief Financial Officer, Treasurer and Vice President of The University of Chicago Hospitals and Health System. Ms. Gillis held the position of Chief Financial Officer and Senior Vice President for American National Bank and Trust Company between 1993 and 1996.




    Patricia L. Kampling is a Manager of the Grantee. Ms. Kampling has served as Manager of Finance for ComEd since May 1998. Ms. Kampling previously was Assistant Treasurer of ComEd from 1991 to May 1998.

    John C. Bukovski is a Manager of the Grantee. Mr. Bukovski has served as Senior Vice President of Unicom and ComEd since 1997. From 1989 to 1997, he served as Vice President of ComEd. Mr. Bukovski was appointed Chief Financial Officer of ComEd in 1992, a position he also holds at Unicom.





    Andrew L. Stidd is a Manager of the Grantee. Mr. Stidd has held the position of President of Global Securitization Services, LLC since January 1998. He served as Managing Director of Global Securitization Services, LLC between December 1996 and December 1997. Prior to joining Global Securitization Services, LLC, Mr. Stidd was Vice President and Director of Lord Securities Corporation, where he was employed beginning in 1992.





    Kevin P. Burns is a Manager of the Grantee. Mr. Burns has been a Vice President of Global Securitization Services, LLC since December 1996. Prior to joining Global Securitization Services, LLC, Mr. Burns served as a Director at Lord Securities Corporation from 1992 to 1996. Prior to joining Lord Securities in 1992, Mr. Burns was a fixed income analyst with Mabon Securities Corp. of New York, New York.





    The managers and any officers of the Grantee, other than the two managers who are independent from ComEd (the "Independent Managers"), will not be compensated by the Grantee for their services on behalf of the Grantee. The initial annual compensation for both of the Independent Managers will be a total of $3,500. Any officer will serve in such capacity at the discretion of the Grantee's Management Committee. ComEd is an affiliate of the Grantee. The Grantee's organizational documents provide that any officers and managers of the Grantee shall be indemnified against liabilities incurred in connection with their services on behalf of the Grantee.

                                  THE SERVICER

General



    ComEd is engaged principally in the production, purchase, transmission, distribution and sale of electricity to a diverse base of residential, commercial, industrial and wholesale customers within its electric service territory. ComEd's electric service territory currently consists of approximately 11,300 square miles with an estimated population of approximately 8 million. During 1997, ComEd provided a total of 79,825 million kilowatt-hours of electricity to 3.4 million retail customers.



    ComEd is regulated by the ICC and the FERC.

ComEd Customer Base, Electric Energy Consumption and Base Rates



    ComEd's customer base consists of five (5) revenue reporting classes (each, a "Reporting Customer Class"): residential, small commercial and industrial, large commercial and industrial, public authorities and electric railroads. The Reporting Customer Classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs. In order to align the per kilowatt-hour IFC Charges with the electricity rate currently paid by a Customer more closely than would occur using the Reporting Customer Classes, each Transitional Funding Order will provide that for purposes of billing IFC Charges, ComEd's customer base will be divided into the thirteen
(13) customer classes (each, an "IFC Customer Class") set forth below, and that the total IFC Charges billed for each applicable period shall be allocated among the IFC Customer Classes on the basis of their respective percentage of the 1996 base rate revenues of ComEd also set forth below. See "Description of the Intangible Transition Property -- Adjustments to the IFC Charges."



        -----------------------------------------  ---------------------------------------  ---------------------
                                                                                               Percentage of
                                                                                               1996 Base Rate

                   IFC Customer Class                           Description                     Revenues(1)

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Residential-- No Space Heat                Residential   accounts  without  space           34.7
                                                   heating
        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Residential-- Space Heat                   Residential    accounts   with   space            3.8
                                                   heating
        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Standby Service                            Rate 18-- Standby Service accounts                0.2
        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Interruptible Service                      Rider 26  --   Interruptible   Service            1.3
                                                   accounts
        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Street Lighting-- Fixture Based Rates      Rate 23--  Municipal  Street  Lighting            0.2
                                                   accounts   and    separately    billed

                                                   Rate 26  --  Private  Outdoor  Lighting
                                                   accounts

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Street Lighting-- Dusk to Dawn and         Accounts   billed   under   Rate 25 --            0.4
        Traffic Signal                             Street,  Highway  and  Traffic  Signal
                                                   Lighting,   as  well  as   contractual
                                                   agreements for similar services

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Railroads                                  Electric   railroad   customers  using            0.4
                                                   electricity for traction power

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Water-Supply and Sewage Pumping Service    Accounts   billed   under   Rate 24 --            0.7
                                                   Water-Supply    and   Sewage   Pumping
                                                   Service
        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        In Lieu of Demand                          Non-residential   in  lieu  of  demand            1.9
                                                   accounts

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------

                                       82


        -----------------------------------------  ---------------------------------------  ---------------------
                                                                                               Percentage of
                                                                                               1996 Base Rate

                   IFC Customer Class                           Description                     Revenues(1)

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        0 to and including 100 kW Demand           Non-residential  accounts with highest           13.2
                                                   billing    demand   during    previous
                                                   billing  year from 0 to and  including
                                                   100 kW

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Over 100 to and including 1,000 kW         Non-residential  accounts with highest           23.2
        Demand                                     billing    demand   during    previous
                                                   billing   year   over   100   to   and
                                                   including 1,000 kW

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Over 1,000 to and including 10,000 kW      Non-residential  accounts with highest           14.9
        Demand                                     billing    demand   during    previous
                                                   billing   year   over   1,000  to  and
                                                   including 10,000 kW

        -----------------------------------------  ---------------------------------------  ---------------------
        -----------------------------------------  ---------------------------------------  ---------------------
        Over 10,000 kW Demand                      Non-residential  accounts with highest            4.9
                                                   billing    demand   during    previous
                                                   billing year over 10,000 kW

        -----------------------------------------  ---------------------------------------  ---------------------



    (1) Total does not equal 100% due to rounding.



    If the IFC Charges for any IFC Customer Class increase to an amount such that the forecasted revenues from Applicable Rates for such IFC Customer Class during a semiannual or quarterly period are projected to be less than the IFC Charges allocated to such IFC Customer Class for the same period, the deficiency shall, in accordance with the IFC Tariff, be ratably allocated among the remaining IFC Customer Classes based on their percentages of the 1996 base rate revenues, recalculated to exclude such IFC Customer Class.




    The table below shows the electricity sales, billed revenues, number of customers, and average revenues per kilowatt-hour for each of the five (5) Reporting Customer Classes for the first six months of 1998 and each of the five
(5) preceding years. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurances that the electricity sales, billed revenues, number of customers, average billed revenues per kilowatt-hour or the composition of any of the foregoing will remain at or near the levels reflected in the following table.


             Billed Electricity Sales, Billed Revenues and Customers

                                     1993           1994          1995          1996         1997(1)       1998(1)(2)
                                   ----------     ----------    ----------    ----------    ----------     ----------
Billed Electricity Sales
(millions
  of kilowatt-hours):

    Residential                       20,818         21,376        23,303        22,310        22,364         10,693
    Small commercial and              23,463         24,320        25,313        25,131        26,038         12,693
industrial

    Large commercial and              22,917         23,450        23,777        23,896        24,253         11,957
industrial
    Public authorities                 6,741          6,885         7,158         7,336         7,387          3,580
    Electric railroads                   405            397           390           424           423            184
                                   ----------     ----------    ----------    ----------    ----------     ----------

        Total                         74,344         76,428        79,941        79,097        80,465         39,107
                                   ----------     ----------    ----------    ----------    ----------     ----------
                                   ----------     ----------    ----------    ----------    ----------     ----------

Billed Revenues (millions):

    Residential                    $ 2,341        $ 2,274       $ 2,621       $ 2,542       $ 2,574        $ 1,204
    Small commercial and             1,963          1,917         2,074         2,114         2,167          1,018
industrial

    Large commercial and             1,438          1,381         1,426         1,446         1,475            688
industrial
    Public authorities                 474            453           487           503           510            241
    Electric railroads                  27             26            27            29            30             14
                                   ----------     ----------    ----------    ----------    ----------     ----------
        Gross Total                $ 6,243        $ 6,051       $ 6,635       $ 6,634       $ 6,756        $ 3,165
    Provisions for
         revenue refunds(3)         (1,282)           (16)                                      (46)
                                   ----------     ----------    ----------    ----------    ----------     ----------
        Net  Total                 $ 4,961        $ 6,035       $ 6,635       $ 6,634       $ 6,710        $ 3,165
                                   ----------     ----------    ----------    ----------    ----------     ----------
                                   ----------     ----------    ----------    ----------    ----------     ----------


                                       83

                                     1993           1994          1995          1996          1997
                                   ----------     ----------    ----------    ----------    ----------
Number of Customers

    (at year end)

    Residential                    3,009,508      3,047,354     3,079,381     3,102,101     3,123,364
    Small commercial and             283,764        286,793       288,848       289,803       291,143
industrial

    Large commercial and               1,503          1,528         1,539         1,550         1,566
industrial
    Public authorities                12,023         12,059        12,039        12,142        12,180
    Electric railroads                     2              2             2             2             2
                                   ----------     ----------    ----------    ----------    ----------     ----------

        Total                      3,306,800      3,347,736     3,381,809     3,405,598     3,428,255
                                   ----------     ----------    ----------    ----------    ----------     ----------
                                   ----------     ----------    ----------    ----------    ----------     ----------


Average Billed Revenue Per           1993           1994          1995          1996          1997          1998(2)
Kilowatt-Hour:
                                   ----------     ----------    ----------    ----------    ----------     ----------

    Residential                       11.21(cent)    10.60(cent)   11.22(cent)   11.36(cent)   11.47(cent)    11.24(cent)
    (excluding light bulb
service)

    Small commercial and               8.36(cent)     7.88(cent)    8.19(cent)    8.41(cent)    8.32(cent)     8.02(cent)
industrial
    Large commercial and               6.27(cent)     5.89(cent)    6.00(cent)    6.05(cent)    6.08(cent)     5.75(cent)
industrial
    Public authorities                 7.03(cent)     6.57(cent)    6.80(cent)    6.86(cent)    6.90(cent)     6.72(cent)
    Electric railroads                 6.81(cent)     6.60(cent)    6.90(cent)    7.00(cent)    7.16(cent)     7.38(cent)

(1) In 1997, ComEd changed its method of accounting for revenue recognition, retroactive to January 1, 1997, to record estimated revenue for services delivered but not billed at the end of each accounting period. ComEd reported sales to ultimate consumers for operating revenues of $6,663.7 million and $3,277.3 million for the year 1997 and the six months ended June 30, 1998, respectively, and for electricity sales of 79,825 million kilowatt-hours and 39,773 million kilowatt-hours for the year 1997 and the six months ended June 30, 1998, respectively.

(2) Data is available for January 1, 1998 through June 30, 1998.

(3) In November, 1993, two settlements (the "Settlements") related to various proceedings and matters concerning ComEd's rates (the "Rate Matters Settlement") and its fuel adjustment clause (the "Fuel Matters Settlement") became final. The recording of the effects of the Settlements in October 1993 reduced 1993 net income and net income on common stock by approximately $354 million (after-tax), in addition to the approximately $160 million (after-tax) effect of the deferred recognition of revenues and after the partially offsetting effect of recording approximately $269 million (after-tax) in deferred carrying charges authorized in the ICC rate order issued in January, 1993. Refunds related to the Rate Matters Settlement, and reduced fuel adjustment clause collections related to the Fuel Matters Settlement, have been completed. The Amendatory Act allowed Utilities the option to eliminate their fuel adjustment clause ("FAC") as of January 1, 1997. Due to the elimination of the FAC, ComEd recorded a provision for revenue refunds in the fourth quarter of 1997.

    Principal factors influencing the number and electricity usage of residential customers include population growth, weather (i.e., air conditioning usage and, to a lesser extent, electric space heating usage), price, increased saturation of electric appliances, the availability of more energy-efficient appliances, changes in technology, and customer income. Principal factors influencing the number and electricity usage of commercial customers (which consist primarily of wholesale and retail trade establishments) include population growth, service area economic growth, commercial floor space and commercial employment. Principal factors influencing industrial electricity usage include overall economic activity, developments in processes and technologies using electricity, and increases in the efficiency with which industrial processes use electric energy.

    For the year ended December 31, 1997, the 10 largest Customers represented approximately 3.0% of ComEd's Billed Revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.


    The table below shows the average revenue in cents per kilowatt-hour for fully bundled services owed to ComEd for each of the thirteen (13) IFC Customer Classes, based on tariffs then in effect but taking into account the fifteen percent (15%) reduction in base rates for services charged to residential retail customers (based on ComEd's rates in effect immediately prior to January 1, 1998), effective as of August 1, 1998:




                                                                                Average Revenue in
                                                                              Cents Per Kilowatt-Hour

                              IFC Customer Class                           For Fully-Bundled Services(1)

         --------------------------------------------------------------  ------------------------------------
         --------------------------------------------------------------  ------------------------------------
         Residential -- No Space Heat                                                   10.41

         --------------------------------------------------------------  ------------------------------------
         --------------------------------------------------------------  ------------------------------------
         Residential -- Space Heat                                                       6.87

         --------------------------------------------------------------  ------------------------------------
         --------------------------------------------------------------  ------------------------------------


                                                                                Average Revenue in
                                                                              Cents Per Kilowatt-Hour

                              IFC Customer Class                           For Fully-Bundled Services(1)

         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Standby Service                                                               4.33

         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Interruptible Service                                                         3.85

         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Street Lighting-- Fixture Based Rates                                        16.14
         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Street Lighting-- Dusk to Dawn and Traffic Signal                             5.17
         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Railroads                                                                     7.16

         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Water-Supply and Sewage Pumping Service                                       6.82

         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         In Lieu of Demand                                                            11.86

         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         0 to and including 100 kW Demand                                              9.30
         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Over 100 to and including 1,000 kW Demand                                     7.47
         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Over 1,000 to and including 10,000 kW Demand                                  6.96
         -------------------------------------------------------------- ------------------------------------
         -------------------------------------------------------------- ------------------------------------
         Over 10,000 kW Demand                                                         5.09
         -------------------------------------------------------------- ------------------------------------



(1) Based on year-end 1997 data and derived by dividing total revenue for each IFC Customer Class (variable energy charge plus fixed demand/customer charges) by total kilowatt-hour sales for such IFC Customer Class. Revenues from the delivery service charges are expected to be materially lower than revenues from rates for fully-bundled services, and may not be calculated in the same manner. Revenues include decommissioning expense and miscellaneous other items which will not be included in Applicable Rates.


Forecasting Electricity Consumption


    ComEd historically has prepared annual forecasts of electric energy (kilowatt-hour) sales for the following year and several years thereafter. The principal uses of the electric energy forecasts have been for shorter-term budgeting and rate-setting purposes. ComEd has also prepared longer-term forecasts of customer peak demand and energy consumption, primarily for use in facilities planning. ComEd most recently updated its electric energy forecasting models in 1997. Econometric and end-use models were developed for use in forecasting electric energy sales to the residential, commercial and industrial customer classes. These models forecast electric energy sales as a function of electricity price, income, employment, weather and other economic factors that influence electricity sales. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by account managers assigned to the larger customer accounts. ComEd uses economic and demographic forecasts prepared by an independent economic forecasting and consulting firm employed by ComEd separately from any transaction contemplated by this Prospectus as inputs to its forecasting models. Weather inputs to the forecasting models are based on "normal" weather conditions which are based on thirty-year averages for heating and cooling degree days.


Forecast Variance



    ComEd conducts sales forecast variance analyses on a regular basis to monitor how well forecasts track recorded consumption. This is important for short-term resource procurement functions as well as budgeting and financial reporting. In addition, ComEd will use its annual sales forecast to determine the appropriate levels of IFC Charges from time to time. As a result, ComEd's ability to accurately predict energy consumption may affect the timing of IFC Payments.



    Since ComEd updates its forecast on an annual basis, the table below shows annual variance for forecasts prepared for one year in the future. For example, the annual 1993 variance is based on a forecast prepared in 1992. The variances for the aggregate combined Reporting Customer Classes referred to in the table below, which consist of all Reporting Customer Classes, range from a low of 0.6% to a high of 4.3% in absolute terms. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurance that the future variance between actual and expected consumption in the aggregate or by Reporting Customer Class will be similar to the historical experience set forth below.



                                             Annual Forecast Variances

Electricity Sales (millions of                       1993           1994          1995            1996         1997(1)
kilowatt-hours):
----------------------------------------------     ----------     ---------     ----------      ----------     ---------
Residential

     Actual                                           20,818        21,376         23,303          22,310        22,364
     Forecast                                         20,383        21,138         21,408          22,393        22,827
                                                   ----------     ---------     ----------      ----------     ---------
     Variance                                          -2.1%         -1.1%          -8.9%            0.4%          2.0%

Electricity Sales (millions of
kilowatt-hours):
Small commercial and industrial

     Actual                                           23,463        24,320         25,313          25,131        26,038
     Forecast                                         23,485        23,764         24,082          24,843        25,772
                                                   ----------     ---------     ----------      ----------     ---------
     Variance                                           0.1%         -2.3%          -5.1%           -1.2%         -1.0%

Large commercial and industrial

     Actual                                           22,917        23,450         23,777          23,896        24,253
     Forecast                                         22,820        23,229         23,567          23,895        24,510
                                                   ----------     ---------     ----------      ----------     ---------
     Variance                                          -0.4%         -1.0%          -0.9%            0.0%          1.0%

Public authorities

     Actual                                            6,741         6,885          7,158           7,336         7,387
     Forecast                                          6,721         6,852          6,951           7,078         7,427
                                                   ----------     ---------     ----------      ----------     ---------
     Variance                                          -0.3%         -0.5%          -3.0%           -3.6%          0.5%

Electric railroads

     Actual                                              405           397            390             424           423
     Forecast                                            442           452            458             395           436
                                                   ----------     ---------     ----------      ----------     ---------
     Variance                                           8.4%         12.2%          14.8%           -7.3%          3.0%

Aggregate Combined Reporting Customer
Classes:

     Actual                                           74,344        76,428         79,941          79,097        80,465
     Forecast                                         73,851        75,435         76,466          78,604        80,972
                                                   ----------     ---------     ----------      ----------     ---------
     Variance                                          -0.7%         -1.3%          -4.5%           -0.6%          0.6%



(1) In 1997, ComEd changed its method of accounting for revenue recognition, retroactive to January 1, 1997, to record estimated revenue for services delivered but not billed at the end of each accounting period. ComEd reported sales to ultimate consumers for operating revenues of $6,663.7 million for the year 1997 and for electricity sales of 79,825 million kilowatt-hours for the year 1997.

    During the last five years, no discernible trend is apparent with respect to the historical forecast variance relating to any one Reporting Customer Class or the aggregate combined Reporting Customer Classes referred to in the table above. The variance for the aggregate combined Reporting Customer Classes has ranged from a 4.5% underestimate of usage in the unseasonably warm year of 1995 to a 0.6% overestimate of usage, with an average inaccuracy of 1.5%.

Credit Policy; Billing; Collections; Restoration of Service

    ComEd's policies and procedures pertaining to credit (including requirements for deposits from customers), billing, collections (including procedures for disconnection of service for non-payment) and restoration of service after disconnection, are subject to and controlled, to a material extent, by Illinois statutory requirements, rules and regulations of the ICC and ComEd's filed tariffs. These statutory provisions, ICC regulations and tariffs may change from time to time. In addition, to the extent permitted by statutory provisions and regulatory requirements, ComEd may change its policies and procedures and seek approval of new tariffs governing these activities from time to time. ComEd will agree, in each Grant Agreement and the Servicing Agreement, not to initiate any such changes which are likely to adversely affect ComEd's ability to make timely recovery of amounts billed to Customers, except for any such changes required by applicable law. Under the Servicing Agreement, any such changes initiated by ComEd will also apply to the servicing by ComEd, as the Servicer, of the Intangible Transition Property.

   Credit Policy

    Under Illinois law, ComEd is generally required to provide electric service to all retail customers in its service area. ComEd's review of the credit history of a new applicant for electric service generally consists of a review to determine if the applicant has previously received service from ComEd and, if so, whether there are any delinquent billed amounts outstanding. ComEd relies on information provided by the applicant, and on its customer information system, to determine whether ComEd has previously served the customer and whether any delinquent billed amounts are outstanding. In accordance with ICC regulations, deposits may be required from certain applicants for service or existing customer accounts to protect ComEd against losses. Accounts from which deposits are most frequently obtained are new commercial and industrial customers (i.e., applicants with limited or no credit history), and residential customers with poor payment histories (as defined in ICC regulations). The maximum allowable amount of the deposit is one-sixth of the projected annual billings to the customer for residential and small business applicants or customers, and one-third of projected annual billing for other non-residential customers. One-third of a requested deposit must be paid by the customer within 12 days and the balance within two billing periods. The deposit is refunded to a new customer after one year if the customer has not been disconnected for non-payment and has not paid a bill after the due date more than three times during the year. The deposit is refunded to an existing customer after one year if the customer has not been disconnected for non-payment, and has not paid a bill after the due date more than five times during the year.

   Billing Process

    ComEd generally bills its customers once every 27 to 33 days, with approximately an equal number of bills being distributed each Servicer Business Day. Any day other than a Saturday, a Sunday or a day on which the Servicer's offices are not open for business is a "Servicer Business Day." For the year ending December 31, 1997, ComEd mailed out an average of 164,400 bills on each Servicer Business Day to its various customer categories.

    For accounts with potential billing errors exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

    ComEd may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance ComEd's ability to make timely recovery of amounts billed to customers.

   Collection Process

    ComEd receives approximately 66 percent (66%) of total bill payments via the U.S. mail. Approximately 27 percent (27%) of bill payments are received at local offices and other pay offices. ComEd receives the remainder of payments via automatic payment service, electronic funds transfer and electronic data interchange.

    Bills are processed and mailed to customers approximately three days after the customer's meter is scheduled to be read. Bills are considered past due if not paid within 21 calendar days for residential accounts and within 14 calendar days for commercial and industrial accounts. Payment is considered timely if received by mail not more than two days after the due date. These payment periods are established by ICC regulations. In accordance with statutory requirements and regulations pertaining to procurement by governmental entities, certain federal customers are allowed 45 days to make net payment and certain State, county and municipal customers are allowed 60 days to make net payment and, in addition, ComEd may be limited under Illinois law in its ability to impose late payment charges on such customers.

      Under Illinois law, ComEd must waive one late payment charge incurred by a residential customer during each twelve-month period. A reminder notice is mailed to the customer if payment has not been received on the account by two days after the due date of the most recent bill. If non-payment continues, a service disconnection notice may be sent to the customer through operation of a scoring system calculated by ComEd's customer information system. The scoring of an account for this purpose is based on factors including the age of the arrearage and the customer's years of service, non-sufficient funds payment history, and disconnection history. When dictated by the scoring system, a service disconnection notice is mailed to notify the customer of disconnection activity scheduled for seven system days (ten calendar days) after the date of the notice. If the scoring system does not dictate initiation of a service disconnection notice, another reminder notice is included with the customer's next bill.


    Customers are entitled to enter into deferred payment arrangements in accordance with statutory requirements, ICC regulations and ComEd's filed tariffs. Such payment agreements allow the customer to make partial payments, or to extend an arrearage, during periods of financial hardship. Service disconnection is not implemented against a customer who has entered into and is abiding by a payment agreement. In addition, Illinois statutory law and ICC regulations prohibit Utilities from disconnecting service under certain conditions, such as when the temperature is projected to be below 32 degrees Fahrenheit or on weekends and holidays. ComEd may also be subject to agreements with agencies administering the Low Income Home Energy Assistance Fund which limits ComEd's ability to disconnect service to Customers with respect to whom ComEd is receiving payments under that program.


    ComEd sends an unpaid final bill to a database match service (Skip Alert) 40 days after the final bill issue date. An account is charged off as uncollectible if payment is not received by 90 days after the final bill issue date. The account is then given to a collection agency for an indefinite period.

    ComEd may change its collection policies and procedures from time to time. It is expected that any such changes would be designed to enhance ComEd's ability to make timely recovery of amounts billed to customers.

   Restoration of Service

    Before restoring service that has been disconnected for non-payment, ComEd has the right to require the payment of all of the following charges: (a) the total amount owing on an account including any past-due balance, the current billing, and a credit deposit, if requested; (b) any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges, and/or returned item charges); (c) any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and (d) any unpaid closing bills from other accounts in the name of the customer of record.

    ComEd may change its restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance ComEd's ability to make timely recovery of amounts billed to customers.

Loss and Delinquency Experience


    The following table sets forth information relating to the total billed revenues and net write-off experience of ComEd for each Reporting Customer Class for the first six months of 1998 and each of the five preceding years. Such historical information is presented herein because ComEd's actual experience with respect to net write-offs and delinquencies may affect the timing of IFC Payments. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurance that the future net write-off experience in the aggregate or by Reporting Customer Class will be similar to the historical experience set forth below. In addition, to the extent that an ARES is providing consolidated billing for ComEd, there is no assurance that such ARES will apply the same credit and collection policies and procedures to Customers as would be applied by ComEd, as the Servicer.

                                               Total Billed Revenues

                                                   (in millions)


                                            1993         1994         1995         1996        1997(1)    1998(1)(2)
                                         ------------ ------------ ------------  ----------  ------------ -----------

Residential                                $2,341       $2,274       $2,621        $2,542      $2,574       $1,204
Small commercial and industrial             1,963        1,917        2,074         2,114       2,167        1,018
Large commercial and industrial             1,438        1,381        1,426         1,446       1,475          688
Public authorities                            474          453          487           503         510          241
Electric railroads                             27           26           27            29          30           14
                                         ------------ ------------ ------------  ----------  ------------ -----------
     Gross Total                           $6,243       $6,051       $6,635        $6,634      $6,756       $3,165
Provisions for revenue refunds(3)          (1,282)         (16)           -             -         (46)
                                         ------------ ------------ ------------  ----------  ------------ -----------
     Net Total                             $4,961       $6,035       $6,635        $6,634      $6,710       $3,165
                                         ------------ ------------ ------------  ----------  ------------ -----------
                                         ------------ ------------ ------------  ----------  ------------ -----------


                                                 Net Write-Offs(4)

                                                   (in millions)


                                        1993         1994         1995         1996           1997         1998(2)
                                    ------------- ------------ ------------ ------------  -------------- ------------

Residential                              $21.6         $17.9        $17.8        $28.1         $34.6          $13.0
Small commercial and industrial            7.1           6.0          6.5          9.1           9.7            5.7
Large commercial and industrial            2.0           2.8          1.6          3.0           2.2            1.4
Public authorities                         0.0           0.1          0.2          0.2           0.3            0.2
Electric railroads                         -             -            -            -             -              -
                                         ------------ ------------ ------------  ----------  ------------ -----------
                                         ------------ ------------ ------------  ----------  ------------ -----------
     Total                               $30.7         $26.8        $26.1        $40.4         $46.8          $20.3
                                         ------------ ------------ ------------  ----------  ------------ -----------


                Net Write-Offs as a Percentage of Billed Revenue


                                            1993         1994         1995          1996       1997(1)    1998(1)(2)
                                         ------------ ------------ ------------  ------------ ----------- -----------

Residential                                   0.9%         0.8%         0.7%          1.1%         1.3%        1.1%
Small commercial and industrial               0.4%         0.3%         0.3%          0.4%         0.4%        0.5%
Large commercial and industrial               0.1%         0.2%         0.1%          0.2%         0.1%        0.2%
Public authorities                            0.0%         0.0%         0.0%          0.0%         0.1%        0.1%
Electric railroads                            0.0%         0.0%         0.0%          0.0%         0.0%        0.0%
                                         ------------ ------------ ------------  ------------ ----------- -----------
     Total                                    0.5%         0.4%         0.4%          0.6%         0.7%        0.6%
                                         ------------ ------------ ------------  ------------ ----------- -----------


   ---------------

(1) In 1997, ComEd changed its method of accounting for revenue recognition, retroactive to January 1, 1997, to record estimated revenue for services delivered but not billed at the end of each accounting period. ComEd reported sales to ultimate consumers for operating revenues of $6,663.7 million and $3,277.3 million for the year 1997 and the six months ended June 30, 1998, respectively, and for electricity sales of 79,825 million kilowatt-hours and 39,773 million kilowatt-hours for the year 1997 and the six months ended June 30, 1998, respectively.

(2) Data is available for January 1, 1998 through June 30, 1998.

(3) In November, 1993, two settlements (the "Settlements") related to various proceedings and matters concerning ComEd's rates (the "Rate Matters Settlement") and its fuel adjustment clause (the "Fuel Matters Settlement") became final. The recording of the effects of the Settlements in October 1993 reduced 1993 net income and net income on common stock by approximately $354 million (after-tax), in addition to the approximately $160 million (after-tax) effect of the deferred recognition of revenues and after the partially offsetting effect of recording approximately $269 million (after-tax) in deferred carrying charges authorized in the ICC rate order issued in January, 1993. Refunds related to the Rate Matters Settlement, and reduced fuel adjustment clause collections related to the Fuel Matters Settlement, have been completed. The Amendatory Act allowed Utilities the option to eliminate their fuel adjustment clause ("FAC") as of January 1, 1997. Due to the elimination of the FAC, ComEd recorded a provision for revenue refunds in the fourth quarter of 1997.

(4) Net write-offs include any amounts recovered by ComEd from deposits, bankruptcy proceedings and payments received after an account has been closed.





    When accounts are billed final, most bills are due 21 days later. If unpaid after such 21-day period, a series of letters will be issued and the account reported to ComEd's skip tracing program for internal and external matching. If still unpaid after 90 days since the bill issue date, the account will be written off and automatically referred to a collection agency.






    On a monthly basis, net write-offs are simply the gross write-offs for the month, less recoveries (payments and adjustments) for that month. Although, for the most part, the write-offs are accounts that have reached the 90-day point during any particular month, recoveries, while received during such month, could be for accounts charged off in any previous period.






    During the five-year period 1993 through 1997, ComEd's net write-offs have exhibited a slight upward trend. In 1998, ComEd instituted two significant changes in its collection process in an effort to reverse this trend. The first is the implementation of the Field Billing Package negotiated in 1997 which, among other things, changed certain employee work rules. These work rules changes made it possible to field additional workers to perform service disconnections in early 1998. Secondly, a tighter credit policy has been enacted which includes both increased deposit collection for commercial customers and stricter guidelines for deferred payment arrangements. The reduction in active delinquency and the reversal of the increasing write-off trend would appear to indicate that this is an effective tactic.


Delinquencies



      The following table sets forth information relating to the delinquency experience of ComEd for all Customers as a whole for the first six months of 1998 and each of the five preceding years. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurance that the future delinquency experience will be similar to the historical experience set forth below.


                               Delinquency Data(1)
                      Percentage of Delinquent Customers(2)


  1993          1994         1995         1996         1997       1998(3)
---------     ---------    ---------    ---------    ---------    ---------

 19.3%         18.7%        19.9%        19.5%        18.2%        17.1%

---------------

(1) This information is used by ComEd to evaluate delinquency experience because ComEd does not collect and maintain typical aging data.


(2) This delinquency data is only for customer accounts where service is still being provided, i.e., active accounts. Once an account enters the write-off stream, it is no longer an active account and is not included in delinquent data. The write-off data on the previous table is compiled on a different basis in that it reflects only customer accounts where service is no longer provided, i.e., closed accounts. Payment is considered late if received by mail more than two (2) days after the due date.


(3) Data is available only for January 1, 1998 through June 30, 1998.


    In general, a favorable trend is emerging in the reduction of the active delinquent balance. This is the result of tightening of ComEd's credit policy in 1997. This policy strengthening included more aggressive collection of deposits on commercial customers, fewer discretionary deferred payment plans and an increased level of disconnection of service.


Year 2000 Issues


      [To be provided by amendment.]

                                    SERVICING



Servicing Procedures

    The Servicer, on behalf of the Trust, will, among other things, manage, service and administer, and make collections in respect of, the Intangible Transition Property pursuant to the Servicing Agreement between the Servicer and the Grantee. The Servicer's duties will also include filing IFC Tariffs with the ICC to provide for billing and collection of the IFC Charges and the corresponding adjustments in other charges billed to Customers, calculation and billing of all amounts based on the IFC Charges, receipt and posting of all IFC Payments, responding to inquiries of Customers and the ICC with respect to the Intangible Transition Property and the IFC Charges, accounting for collections and furnishing monthly, quarterly and annual statements to the Trust and the Indenture Trustee and taking action in connection with periodic revisions to the IFC Charges as described below. Pending deposit into the Collection Account, all IFC Payments received by the Servicer may be invested by the Servicer at its own risk and for its own benefit, and need not be segregated from other funds of the Servicer.



    Each IFC Charge will be expressed as an amount in cents per kilowatt-hour of electricity usage by the applicable Customer, regardless of whether the Customer purchases its electricity from ComEd or from another electricity provider. However, in any Billing Period in which the total IFC Charges to be billed to a Customer exceeds the amount of Applicable Rates for which the Customer would otherwise be billed, the Servicer will only bill such Customer an IFC Charge equal to the amount of Applicable Rates which the Customer would otherwise be billed. The Servicer expects the applicable IFC Charge to be separately identified on each Customer's bill with an aggregate amount (which includes the applicable IFC Charge) to be paid to the Servicer. Bills are sent to each Customer every 27 to 33 days.





    Except as otherwise required by law with respect to taxes or similar governmental charges included in bills and invoices to Customers, to the extent that there is a shortfall in the amounts received by the Servicer from (a) Customers it bills directly or (b) a third-party collection agent, including an ARES, such shortfall will be allocated by the Servicer in accordance with the servicing standards set forth below first, to the Trust and ComEd pro rata, based on the amount of Customers' bills constituting IFC Charges, and the amount constituting other fees and charges not constituting IFC Charges owed to ComEd or any successor, respectively, until all kilowatt-hour charges, other than late charges, are paid, and second, such amount of late charges shall be allocated to ComEd. If such amounts are billed and collected by ComEd for an ARES pursuant to a consolidated billing arrangement, the total charges due to the ARES will also be included in the proportional allocation of any partial payment. In the event that an ARES or another Utility provides consolidated billing to Customers for both the services provided by such ARES or other Utility and services provided by ComEd, partial payments made to an ARES by such Customers are required by the Act to be credited first to amounts due to ComEd's tariffed services (including IFC Charges collected on behalf of Noteholders), and the Servicer will allocate such payments as otherwise described above. Unless the Servicer is not the provider of electric service to Customers, the Servicer will be entitled to disconnect service to any Customer who fails to pay IFC Charges billed on behalf of the Trust in accordance with the ICC's regulations and other applicable law pertaining to disconnections, in the same manner as the Servicer may disconnect the Customer for failure to pay any charges for tariffed service billed thereby.



    In addition, the Servicer will agree to advance its own funds in order to institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, any Transitional Funding Order or any IFC Tariff, and to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Amendatory Act or the Transitional Funding Order or the rights of holders of Intangible Transition Property by legislative enactment or otherwise that would be adverse to the Grantee, the Trust or any Noteholders. The Servicer would be entitled to reimbursement of its expenses advanced by it in connection with such action or proceeding as an operating expense of the Trust in accordance with the priority of payments as described in "Security for the Notes -- Allocations; Payments."

Servicing Standards and Covenants

    The Servicing Agreement will require the Servicer, in servicing and administering the Intangible Transition Property, to employ or cause to be employed procedures and exercise the same care it customarily employs and exercises in servicing and administering bill collections for its own account.


    Consistent with the foregoing, in addition to certain requirements described in "The Servicer -- Credit Policy; Billing; Collections; Restoration of Service" above, the Servicer may, in its own discretion, waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if such waiver or action (a) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself, (b) would not materially adversely affect the Noteholders and (c) would comply with applicable law. In addition, the Servicer may write off any amounts that it deems uncollectible in accordance with its customary practices.


    In the Servicing Agreement, the Servicer will covenant that, in servicing the Intangible Transition Property, it will: (a) manage, service, administer and make collections in respect of the Intangible Transition Property with reasonable care and in accordance with applicable law, including all applicable guidelines of the ICC, using the same degree of care and diligence that the Servicer exercises with respect to bill collections for its own account; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Intangible Transition Property; (d) comply with all laws applicable to and binding on it relating to the Intangible Transition Property; and (e) make all required submissions and provide all required notifications to the ICC with respect to Adjustments to the IFC Charges as described herein; provided, however, that any breach of the State Pledge that is being contested, or any subsequent invalidation of the Funding Law, any Transitional Funding Order, and/or the related IFC Tariff filed in connection therewith shall not act to excuse any breach of any covenant by the Servicer under the Servicing Agreement.


    In addition, the Servicer will covenant that it will deduct and remit IFC Charges paid by Customers under any contracts which provide that such Customer is obligated thereunder to pay an amount equal to the amount of IFC Charges that would be billed if the services provided under such contract were services subject to Applicable Rates.


    In the Servicing Agreement, the Servicer will indemnify, defend and hold harmless the Grantee, the Indenture Trustee, the Delaware Trustee and the Noteholders against any costs, expenses, losses, claims, damages and liabilities that may be imposed on, incurred by or asserted against any such person as a result of (a) the Servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Servicing Agreement or (b) the Servicer's breach of any of its representations or warranties thereunder.

Remittances to Collection Account

    Under the terms of the IFC Tariff filed in connection with each Transitional Funding Order, the Trust will begin to impose and collect the related IFC Charges concurrently with the issuance of the Notes of any Series (each, a "Series Issuance Date") and such right shall exist continuously thereafter in accordance with the related Transitional Funding Order. The IFC Charges shall be imposed and collected based upon the entire electricity consumption of Customers included in bills issued to Customers on and after the related Series Issuance Date, including that portion of the applicable Billing Period during which electric service was provided prior to such Series Issuance Date.

    The Servicing Agreement provides, among other things, that the Servicer will collect the IFC Payments on behalf of the Trust, as assignee of the Grantee. The Servicer will remit to the Collection Account on the Servicer

Business Day immediately preceding the tenth day of each month (each such monthly date, a "Remittance Date"), all IFC Payments received by the Servicer during the immediately preceding Billing Period (the "Monthly IFC Amount") unless the Servicer fails to meet the Remittance Conditions, in which case the Servicer will, within two Servicer Business Days of receipt (each, a "Daily Remittance Date"), remit all IFC Payments to the Collection Account.

    Because the Servicer does not track cash collections on bills rendered within a particular Billing Period, amounts remitted to the Collection Account with respect to IFC Charges included in bills issued to Customers during each Billing Period will be based upon the actual amounts billed for each class of Customers and the Servicer's estimation of write-offs and delinquencies for each class of Customers, all in accordance with the servicing standards set forth above.


    Beginning with the Remittance Date following the end of the seventh (7th) Billing Period after the related Series Issuance Date and on every Remittance Date thereafter, the Servicer will calculate, in a manner which conforms to the servicing standards set forth above, the amount of IFC Payments received (the "Redetermined IFC Payments") with respect to the Billing Period which is seven
(7) Billing Periods prior to such Remittance Date (the "Reconciled Billing Period"), and will reconcile such amount to the IFC Payments for such Reconciled Billing Period previously remitted to the Collection Account (the "Remitted IFC Payments"). If the Remitted IFC Payments remitted during any Reconciled Billing Period exceed the Redetermined IFC Payments received during such Reconciled Billing Period (an "Excess Remittance") or are less than the Redetermined IFC Payments received during such Reconciled Billing Period (a "Remittance Shortfall"), the Servicer shall (a) in the case of an Excess Remittance, (i) reduce the amount(s) which the Servicer remits to the Collection Account on such Remittance Date and each Remittance Date (or Daily Remittance Date, as the case may be) thereafter until the entire amount of such Excess Remittance has been recovered or (ii) immediately pay from the General Subaccount or the Reserve Subaccount the amount of such Excess Remittance; provided that the payment thereof will not prevent the Servicer from making the payment of interest on the immediately following Payment Date, and (b) in the case of a Remittance Shortfall, increase the amount which the Servicer remits to the Collection Account on such Remittance Date by the amount of such Remittance Shortfall, the increase coming from the Servicer's own funds.




    A "Billing Period" is a period created by dividing the calendar year into twelve consecutive periods of approximately twenty-one (21) Servicer Business Days each and represents the period for which the Servicer typically renders a bill for electric service to each of its customers.



    The Servicing Agreement will require the Servicer to monitor ComEd's receipt of any lump-sum payments of transition charges under Section 16-108(h) of the Act, and, concurrently with such receipt, to set aside and allocate for the benefit of the Trust, as proceeds of the Intangible Transition Property, an amount equal to the product of (a) the IFC Charge which is then in effect for such Customer at the time of receipt and (b) the total number of kilowatt-hours utilized to compute the amount of such lump-sum transition charges. The Servicing Agreement will also require the Servicer to monitor ComEd's receipt of any revenues derived from condemnation proceedings, FERC stranded cost recoveries or any other amounts which reflect compensation for lost revenues which would otherwise have been attributable to Applicable Rates (collectively, "Lost Revenue Recoveries"), and, concurrently with the receipt thereof, to set aside and allocate for the benefit of the Trust, as proceeds of the Intangible Transition Property, an amount equal to the product of (a) the total dollar amount of such Lost Revenue Recoveries and (b) [a fraction, (1) the numerator of which equals the weighted average of the IFC Charges applicable to all classes of Customers the revenues from which are included in the calculation of such Lost Revenue Recoveries and (2) the denominator of which equals the weighted average of the Applicable Rates charged to such Customers, with such weighted averages to be in each case calculated based on the respective IFC Charges and revenues applicable to such classes for the most recent calendar year then ended).]

No Servicer Advances

    The Servicer will not be obligated to, and consequently will not, make any advances of interest or principal on the Notes.

Servicing Compensation


    On each Payment Date, the Servicer will be entitled to receive the Servicing Fee specified in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Security for the Notes -- Allocations; Payments." The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments.


Alternative Retail Electric Suppliers and Other Third-Party Collectors


    As part of the restructuring of the Illinois electric industry, certain Customers will be allowed, beginning October 1, 1999, and all Customers will be allowed as of May 1, 2002, to purchase electricity and related services from ARES and from other Utilities rather than from ComEd. See "Electric Industry Restructuring in Illinois -- Alternative Retail Electric Suppliers." The Amendatory Act requires ComEd to allow such ARES and other Utilities, pursuant to a tariff to be filed by ComEd with, and approved by, the ICC, to issue a single bill to any retail customer purchasing electricity or related services from the ARES or other Utility and delivery services from ComEd for both the services provided by the ARES or other Utility and the delivery services provided by ComEd. The Amendatory Act provides that the tariff to be filed by ComEd shall (a) require partial payments made by retail customers to be credited first to ComEd's tariffed services (which would include the IFC Charges), (b) impose commercially reasonable terms with respect to credit and collection, including requests for deposits, (c) retain ComEd's right to disconnect retail customers, if it does not receive payment for its tariffed services, in the same manner that it would be permitted to if it had billed for the services itself, and (d) require an ARES or other Utility that elects this billing option to include on each bill to retail customers an identification of the Utility (i.e., ComEd) providing the delivery services and a listing of the charges applicable to those services.




    In addition, under ComEd's current practices, customers are allowed to pay their electricity bills indirectly through use of third-party collection agents such as currency exchanges, grocery stores, banks and similar entities which offer payment of utility bills as a convenience to their customers. The ICC will approve procedures in each Transitional Funding Order that would (a) require any third party (including the collection agents described above and any ARES that is required to collect IFC Charges) who bills or collects IFC Charges on behalf of Customers to either (i) remit IFC Collections to the Servicer within seven days of receipt or (ii) pay such IFC Charges to the Servicer within fifteen days of billing by ComEd irrespective of whether payments have been received from the ultimate customer, (b) allow the Servicer, within ten days after a default by any such third-party in remitting IFC Collections, to give notice thereof to the defaulting entity and, if it does not receive payment or other response initiating dispute resolution within five days thereafter, to assume or transfer to another third party that defaulting entity's billing and collection responsibilities with respect to the IFC Charges, (c) grant the Servicer access to information on total monthly kilowatt usage by the applicable Customers not otherwise available to the Servicer to the extent reasonably required for the Servicer to calculate and, if applicable, bill the related IFC Charges owed by such Customers, and (d) allow the Servicer, pursuant to a tariff subject to applicable regulatory approval, to impose such other terms with respect to credit and collection policies as may be reasonably necessary to prevent the then current rating of the Notes from being withdrawn or downgraded. Each IFC Tariff filed in connection with the related Transitional Funding Order will require a third-party collection agent, including any ARES, which assumes payment responsibilities under clause (a)(ii) above and which does not have investment-grade credit ratings (at least BBB- or the equivalent) to post a deposit or comparable security equal to one month's estimated IFC Collections collected by such third-party collector.




    In addition, each Transitional Funding Order will provide that (a) a third-party collector who is or otherwise becomes obligated to remit payments to

ComEd on a more frequent basis than as set forth above, shall remit the IFC Charges at the same time as such other payments and (b) a third-party collector disputing payments shall pay the disputed amount under protest (or make other suitable financial arrangements) pending a hearing. Such procedures will be described in each Transitional Funding Order and in the related IFC Tariff filed by ComEd under the Act to authorize the imposition and collection of the related IFC Charges. Nonetheless, there can be no assurance that an ARES or other third party collection agent will apply the same credit and collection policies and procedures to Customers as would be applied by ComEd. In addition, the Servicer will have no meaningful ability to control the collection procedures of ARES or other third-party collection agents who simply forward payments on behalf of Customers and not pursuant to contractual arrangements with ComEd or pursuant to consolidated billing procedures. See "Risk Factors -- Potential Servicing Issues--Possible Payment Delays Caused by Reliance on Alternative Retail Electric Suppliers and Other Third-Party Collectors."



Servicer Representations and Warranties


    In the Servicing Agreement, the Servicer will make representations and warranties to the Grantee, which will be assigned to the Trust, to the effect, among other things, that: (a) the Servicer is a corporation duly organized and in good standing under the laws of the State of Illinois, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and carry out the terms of the Servicing Agreement; (b) the execution, delivery and carrying out of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action; (c) the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect, and to general principles of equity; (d) the consummation of the transactions contemplated by the Servicing Agreement does not conflict with the Servicer's articles of incorporation or bylaws or any agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer; (e) the Servicer has all licenses necessary for it to perform its obligations under the Servicing Agreement (except where the failure to have such licenses would not be reasonably likely to have a material adverse effect on the Servicer or an adverse effect on the Intangible Transition Property); (f) no governmental approvals, authorizations or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those which have previously been obtained or made and those which the Servicer is required to make in the future; (g) except as disclosed in the Servicing Agreement, no court or administrative proceeding or investigation is pending or, to the Servicer's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Servicing Agreement, (ii) seeking a determination that might materially and adversely affect the performance by the Servicer of its obligations thereunder, or (iii) relating to the Servicer which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes; and
(h) that the collection curve used to calculate the remittance amounts of IFC is correct in all material respects.


    In the event of a breach by the Servicer of any of its representations and warranties described in the preceding paragraph, the Servicer will indemnify, defend and hold harmless the Grantee, the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders against any losses, claims, damages, liabilities and reasonable costs or expenses incurred as a result thereof.

Statements by Servicer


      On or before each Remittance Date, the Servicer will prepare and furnish to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies a statement for the applicable calendar month (the "Monthly Servicer's Statement") setting forth the aggregate amount of IFC Payments remitted by the Servicer to the Collection Account and the Excess Remittance or the Remittance Shortfall during the Billing Period immediately preceding such Remittance Date. In addition, the Servicer will prepare, and the Indenture Trustee will furnish to the Noteholders on each Payment Date the quarterly Servicer's Statement described under "Security for the Notes --Reports to Noteholders."


Evidence as to Compliance

    The Servicing Agreement will provide that a firm of independent public accountants retained by the Servicer at the Servicer's expense will furnish to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies on or before [____________] of each year, beginning [____________, 1999], a statement as to compliance by the Servicer during the preceding twelve months ended [____________] with certain standards relating to the servicing of the Intangible Transition Property. This report (the "Annual Accountant's Report") shall state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

    The Servicing Agreement will also provide for delivery to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies, on or before [____________] of each year, commencing [____________, 1999], of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Servicing Agreement throughout the preceding twelve months ended [____________] (or in the case of the first such certificate, the period from the Closing Date to [____________, 1999]) or, if there has been a default in the fulfillment of any such material obligation, describing each such material default. The Servicer has agreed to give the Grantee, the Trust, the Indenture Trustee and the Rating Agencies notice of certain Servicer Defaults under the Servicing Agreement.

    Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

    The Servicing Agreement will provide that ComEd may not resign from its obligations and duties as Servicer thereunder, except upon (a) either (i) a determination that ComEd's performance of such duties is no longer permissible under applicable law, disregarding any breach of the State Pledge that is being contested, or any subsequent invalidation of the Funding Law, any Transitional Funding Order and/or the related IFC Tariff filed in connection therewith or
(ii) satisfaction of the Rating Agency Condition and (b) to the extent required under any Transitional Funding Order, the approval by the ICC of such resignation. No such resignation will become effective until a successor Servicer has assumed ComEd's servicing obligations and duties under the Servicing Agreement.

    The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Grantee, the Indenture Trustee, the Trust, the Delaware Trustee, the Noteholders or any other person, except as provided under the Servicing Agreement, for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not related or incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer substantially as a whole or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement.


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Servicer Defaults

    "Servicer Defaults" under the Servicing Agreement will include, among other things, (a) any failure by the Servicer to make any required deposit into the Collection Account, which failure continues unremedied for three Servicer Business Days after written notice from the Grantee, the Trust or the Indenture Trustee is received by the Servicer or after discovery by the Servicer; (b) any failure by the Servicer or ComEd, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or any other Basic Document to which it is a party, which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 30 days after the giving of notice of such failure (i) to the Servicer or ComEd, as the case may be, by the Grantee or the Trust or (ii) to the Servicer or ComEd, as the case may be, by holders of Notes evidencing not less than 25 percent in principal amount of the outstanding Notes of all Series;
(c) any representation or warranty made by the Servicer in the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Grantee, the Trust or the Noteholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the Servicer by the Grantee, the Trust or the Indenture Trustee; and
(d) certain events of insolvency or similar proceedings with respect to the Servicer or the Grantee and certain actions by the Servicer or the Grantee indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

    As long as a Servicer Default under the Servicing Agreement remains unremedied, either the Indenture Trustee or Noteholders evidencing not less than 25 percent in principal amount of then outstanding Notes of all Series may by written notice terminate all the rights and obligations of the Servicer (other than the Servicer's indemnity obligation) under the Servicing Agreement, whereupon a successor servicer appointed by the Grantee, with the Trust's prior written consent, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In addition, upon a Servicer Default, each of the following shall be entitled to apply to the ICC for sequestration and payment of revenues arising with respect to the Intangible Transition Property:
(1) the Noteholders and the Indenture Trustee as beneficiary of any statutory lien permitted by the Funding Law; (2) the Grantee or its assignees; (3) the Trust; or (4) pledgees or transferees of the Intangible Transition Property. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. The Indenture Trustee may appoint, or petition the ICC or a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the Rating Agencies if, within 30 days after notice of termination is given, the Grantee shall not have appointed a successor servicer. The Indenture Trustee may make such arrangements for compensation to be paid.

Waiver of Past Defaults

    Noteholders holding at least a majority in principal amount of the then outstanding Notes of all Series, on behalf of all Noteholders, may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences, except a default in making any required deposits to the Collection Account in accordance with the Servicing Agreement. The Servicing Agreement provides that no such waiver will impair the Noteholders' rights with respect to subsequent defaults.

Successor Servicer


    If for any reason a third party assumes the role of the Servicer under the Servicing Agreement (such third party in such role, the "Successor Servicer"), the Servicing Agreement will require the Servicer being replaced to cooperate with the Grantee, the Trust, the Indenture Trustee and the Successor Servicer in terminating such replaced Servicer's rights and responsibilities under the Servicing Agreement, including the transfer to the Successor Servicer of all cash amounts then held by the Servicer for remittance or subsequently acquired. The Servicing Agreement will provide that the Servicer shall be liable for all reasonable out-of-pocket costs and



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


expenses (including attorneys' fees and expenses) incurred in transferring its servicing responsibilities to the Successor Servicer. Any Successor Servicer must satisfy the requirements of the Act.


Amendment

    The Servicing Agreement may be amended by the parties thereto, without the consent of the Noteholders, but with five Business Days' prior written notice to the Rating Agencies and the consent of the Indenture Trustee, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the Noteholders, provided that such action will not, as certified in a certificate of an officer of the Servicer delivered to the Indenture Trustee, the Grantee and the Delaware Trustee, adversely affect in any material respect the interest of any Noteholder. The Servicing Agreement may also be amended by the Servicer and the Grantee with the consent of the Indenture Trustee and the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series and Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections or (b) reduce the aforesaid percentage of the Notes the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

Termination

    The obligations of the Servicer and the Grantee pursuant to the Servicing Agreement will terminate upon the payment to the Noteholders and corresponding distribution to the Noteholders of all amounts required to be paid or distributed to them pursuant to the Servicing Agreement, the Notes and the Indenture.



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



                            DESCRIPTION OF THE NOTES

General


    The Trust will issue the Notes pursuant to the terms of an Indenture (the "Indenture") between the Trust and the Indenture Trustee. The particular terms of the Notes of any Series will be established in a supplement to the Indenture or a trustee's issuance certificate and, in either case, the material terms thereof will be described in the related Prospectus Supplement. Although all material terms of the Notes and the Indenture have been disclosed in this Prospectus, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Indenture and related supplements or trustee's issuance certificates thereto, forms of which are filed as exhibits to the Registration Statement.



    The Notes may be issued in one or more Series, any one or more of which may be comprised of one or more Classes. Classes of Notes may differ as to the interest rate and the timing, sequential order and amount of payments of principal or interest, or both. Each Series of Notes may include one or more Classes of Notes that accrue interest at a variable rate based on the index described in the related Prospectus Supplement. Each such Series will be secured by a Swap Agreement, in addition to the security provided under the Indenture. See "Floating Rate Notes" below. While the specific terms of only the Series of Notes (and the Classes of such Series (if any)) in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review of or consent of the holders of outstanding Notes. All Notes of the same Series will be identical in all respects except for the denominations thereof, unless such Series is comprised of more than one Class, in which case all Notes of the same Class will be identical in all respects except for the denominations thereof.

    All Notes issued under the Indenture will be payable solely from, and secured solely by, a pledge of and lien on the Intangible Transition Property and the other Note Collateral as provided in the Indenture. See "Security for the Notes -- Pledge of Note Collateral." All Notes issued under the Indenture, irrespective of when issued, shall have a parity lien on the Note Collateral, although Floating Rate Notes shall also be secured by a Swap Agreement which relates solely to such Series. See "-- Conditions of Issuance of Additional Series."





    The Prospectus Supplement for a Series of Notes will describe the following terms of such Series of Notes and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues (the "Note Interest Rate"), (d) the Payment Dates, (e) the scheduled maturity date (the "Scheduled Maturity Date") and the final termination date of the Series (the "Final Maturity Date"), (f) the initial Reconciliation Payment Date and the initial True-Up Payment Date, (g) the Series Issuance Date of such Series, (h) the place or places for the payment of principal, (i) the authorized denominations, (j) the provisions for optional redemption of such Series or Class, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the IFC Charges as of the Series Issuance Date of such Series of Notes and the portion of total IFC Charges authorized and initially imposed in connection with such issuance, (m) the total dollar amount of Intangible Transition Property authorized by the related Transitional Funding Order, (n) any other material terms of such Class that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Class of Notes (the notification in writing by each Rating Agency to the Servicer, the Grantee, the Indenture Trustee and the Delaware Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition"), (o) the identity of the Indenture Trustee and the Delaware Trustee, and (p) the terms of any Swap Agreement executed solely to permit the issuance of Floating Rate Notes and the identity of any swap counterparty related thereto.




    The Notes do not constitute a debt, liability or other obligation of the State of Illinois or of any political subdivision, agency or instrumentality thereof and do not represent an interest in or obligation of ComEd or any of its affiliates. The Notes will not be guaranteed or insured by ComEd or any of its affiliates. Transitional Funding Orders authorizing issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not


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


directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.


Interest and Principal

    Interest will accrue on the principal balance of a Class of Notes at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on the Payment Dates specified in the related Prospectus Supplement. IFC Collections, including such amounts as are available in the Reserve Subaccount, the Overcollateralization Subaccount and, if necessary, the amounts available in the Capital Subaccount, will be used to make interest payments to the Noteholders of each Class on each Payment Date with respect thereto. See "Security for the Notes -- Allocations; Payments."



    Principal of the Notes of each Class will be payable in the amounts and on the Payment Dates specified in the related Prospectus Supplement, but only to the extent that amounts in the Collection Account are available therefor, and subject to the other limitations described below. See "Security for the Notes -- Allocations; Payments." Each Prospectus Supplement will set forth the Expected Amortization Schedule for each Series of Notes and, if applicable, the Classes of such Series. On any Payment Date, unless an Event of Default has occurred and is continuing and the Notes have been declared due and payable, the Indenture Trustee will make principal payments on the Notes only until the outstanding principal balances thereof have been reduced to the principal balances specified in the applicable Expected Amortization Schedule for such Payment Date (each, a "Scheduled Payment"). Any IFC Collections in excess of amounts payable as (a) expenses of the Grantee, the Delaware Trustee and the Indenture Trustee (including the Servicing Fee and Quarterly Administration Fee), (b) payments of interest on and principal of the Notes, (c) allocations to the Capital Subaccount, and (d) allocations to the Overcollateralization Subaccount (all as described under "Security for the Notes -- Allocations; Payments") will be retained by the Indenture Trustee in the Reserve Subaccount for payment on subsequent Payment Dates. However, if insufficient IFC Collections are received with respect to any Payment Date, and amounts in the Collection Account are not sufficient to make up the shortfall, principal of any Class of Notes may be payable later than expected as described herein. See "Risk Factors -- Uncertain Payment Amounts and Weighted Average Life." The entire unpaid principal amount of the Notes of all Series will be due and payable on the date on which an Event of Default (other than a breach by the State of Illinois of the State Pledge) has occurred and is continuing, if the Indenture Trustee or the holders of not less than a majority in principal amount of the Notes of all Series then outstanding have declared the Notes to be immediately due and payable. See "Security for the Notes -- Events of Default; Rights Upon Event of Default."



    Unless the context requires otherwise, all references in this Prospectus to principal of the Notes of a Series includes any premium that might be payable thereon if Notes of such Series are redeemed, as described in the related Prospectus Supplement.

Payments on the Notes



    The Indenture Trustee will distribute on each Payment Date to the holders of each Class of Notes all payments of principal and interest then due with respect thereto (other than Special Payments, as defined in the Indenture) or, in the case of Floating Rate Notes, in lieu of such interest, payments under any related Swap Agreement with respect to interest. Each such payment other than the final payment with respect to any Note will be made by the Indenture Trustee to the holders of record of the Notes of the applicable Class on the Record Date in respect of such Payment Date. The final payment with respect to any Note, however, will be made only upon presentation and surrender of such Note at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee with respect to such final payment.



      If interest on the Notes of any Series is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Note Interest Rate to the extent lawful) to the persons who are Noteholders on a subsequent Special Record Date (as defined in the Indenture), which date shall be at least five Business Days prior to the Special Payment Date (as defined in the Indenture). The Trust shall fix or cause to be


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


fixed any such Special Record Date and Special Payment Date, and, at least 20 days before any such Special Record Date, the Trust shall mail to each affected Noteholder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.



      At such time, if any, as the Notes of any Series are issued in the form of Definitive Notes and not to DTC or its nominee, payments by the Indenture Trustee with respect to such Class on a Payment Date or a Special Payment Date will be made by check mailed to each holder of a Definitive Note of such Class of record on the applicable Record Date at its address appearing on the register maintained with respect to the Notes of such Series, or, upon application by a holder of any Class of Notes in the principal amount of $10,000,000 or more to the Indenture Trustee not later than the applicable Record Date, by wire transfer to an account maintained by the payee in New York, New York. The final payment for each Class of Notes, however, will be made only upon presentation and surrender of the Notes of such Class at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee of such final payment. The Indenture Trustee will mail such notice of the final payment to the Noteholders of such Class no later than five days prior to such final payment date, specifying the date set for such final payment and the amount of such payment.



    If any Special Payment Date or other date specified herein for distribution of any payments to Noteholders is not a Business Day, payments scheduled to be made on such Special Payment Date or other date may be made on the next succeeding Business Day and no interest shall accrue upon such payment during the intervening period. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York , Wilmington, Delaware, or Chicago, Illinois are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Floating Rate Notes

    If any Floating Rate Notes of any Class are offered, the Trust will enter into one or more swap agreements (each, a "Swap Agreement") with a swap counterparty identified and having the terms described in the related Prospectus Supplement. Generally, pursuant to a Swap Agreement, on each Payment Date, the Trust will be obligated to pay to the swap counterparty, solely from payments received with respect to such Class of Notes, an amount equal to the interest due on such Class of Notes on such Payment Date, and the swap counterparty will be obligated to pay to the Trust an amount equal to the product of (a) the floating rate and (b) the principal balance of the Floating Rate Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Floating Rate Noteholders on such preceding Payment Date. See "Risk Factors -- Additional Risks of Floating Rate Notes."



No Third-Party Credit Enhancement





      It is not currently anticipated that the Notes will have the benefit of any third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If, however, any Series of Notes is to be issued with any third-party credit enhancement, it will be set forth in the related Prospectus Supplement.


Registration and Transfer of the Notes

    If so specified in the related Prospectus Supplement, one or more Classes of Notes will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Notes, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

    Each Class of Notes will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and, except as otherwise provided in the related Prospectus Supplement, in integral multiples thereof.

    Payments of interest and principal will be made on each Payment Date to the Noteholders in whose names the Notes were registered on the related Record Date.

Book-Entry Registration

     If so specified in the related Prospectus Supplement, one or more Classes of Notes initially may be Book-Entry Notes, which are initially represented by one or more Notes registered in the name of Cede, as nominee of DTC, or another securities depository, and are available only in the form of book-entries. Any Book-Entry Notes will initially be registered in the name of Cede, the nominee of DTC. Holders may also hold Notes of a Class through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, which are the Participants, and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to Indirect Participants, which are others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.


     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.


     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. The Indenture Trustee, the Grantee, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Note is registered (expected to be Cede) as the absolute owner thereof (whether or not such Note is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

     Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Notes of any Series will be Cede, as nominee of DTC. Noteholders will only be permitted to exercise their rights as Noteholders indirectly through Participants and DTC. All references herein to actions by Noteholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to the beneficial owners of the Notes in accordance with DTC procedures.

     While any Book-Entry Notes of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants with whom Noteholders have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess physical notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.


     DTC has advised the Indenture Trustee that it will take any action permitted to be taken by a Noteholder under the Indenture and the related Prospectus Supplement only at the direction of one or more Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Indenture Trustee that it may take actions with respect to the Noteholders' interest that might conflict with other of its actions with respect thereto.


     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Notes offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


     Payments with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States federal tax laws and regulations. See "Material United States Federal Income Tax Consequences" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or the relevant Prospectus Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.


     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes


     Notes of a Series will be issued in registered form to Noteholders, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes") only under the circumstances provided in the Indenture, which will include, (a) the Administrator (initially, ComEd) advising the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Book-Entry Notes of such Series and the Administrator being unable to locate a qualified successor, (b) the Administrator (with written notice to the Indenture Trustee) electing to terminate the book-entry system through DTC, or (c) after the occurrence of a Servicer Default, holders of Notes representing not less than 50 percent of the aggregate outstanding principal amount of the Notes of any Series maintained as Book-Entry Notes advising the Indenture Trustee, the Administrator, the Trust and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Noteholders of such Series. Upon issuance of Definitive Notes of a Series, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

     Upon surrender by DTC of the definitive securities representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes in the form of Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.


     Payment of principal of and interest on the Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture and the related Prospectus Supplement. Interest payments and principal payments will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee or in such other manner as may be provided in the related trustee's issuance certificate or supplement to the Indenture and except that certain payments will be made by wire transfer as described in the Indenture. The final payment on any Note (whether Definitive Notes or Notes registered in the name of Cede), however, will be made only upon presentation and surrender of such Note on the final payment date at such office or agency as is specified in the notice of final payment to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders not later than the fifth day prior to the Final Payment Date.


     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption



     Pursuant to the terms of the Indenture, a Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of such Series or Class of Notes in full for cash on any Payment Date on or prior to December 31, 2004 using proceeds received from the issuance of any additional Series or Class of Notes (the "New Notes"). The New Notes will be payable solely out of the Intangible Transition Property and other Note Collateral and will have no more than a pari passu lien thereon vis-a-vis all existing Series of Notes. In addition, a Series of Notes shall be subject to redemption if and to the extent provided in the related Prospectus Supplement.



     No redemption shall be permitted under the Indenture unless each Rating Agency with respect to any Notes that will remain outstanding after such redemption shall have affirmed the then current rating of all such outstanding Notes. Upon any redemption of any Series or Class of Notes, the Trust will have no further obligations under the Indenture with respect thereto. The Notes may be so redeemed in all instances of optional redemptions permitted by the Indenture upon payment of the outstanding principal amount of the Notes to be redeemed and accrued but unpaid interest thereon as of the date of redemption. Notice of such redemption will be given by the Trust to the Indenture Trustee and the Rating Agencies not less than 25 days nor more than 50 days prior to the date of redemption, and written notice shall also be given to each holder of Notes to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable date of redemption.



Conditions of Issuance of Additional Series and Acquisition of Subsequent Intangible Transition Property



      The Trust's acquisition of Subsequent Intangible Transition Property and issuance of any additional Series of Notes with respect thereto is subject to the following conditions, among others:


          (a) appropriate documentation required by the Indenture and Trust Agreement, including supplements thereto, shall have been authorized, executed and delivered by all parties required to do so by the terms of the relevant documents;

          (b) the Grantee shall have irrevocably assigned all of its right, title and interest in such Subsequent Intangible Transition Property to the Trust and a filing required by Section 18-107 of the Act shall have been made with respect to such assignment;



          (c) the Rating Agency Condition shall have been satisfied with respect to such transactions;


          (d) ComEd shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, ComEd) to the effect that, for federal income tax purposes, (i) such issuance, and the transfer of the Note proceeds to ComEd, will not result in gross income to the Grantee, the Trust or ComEd and (ii) such issuance will not adversely affect the characterization of the then outstanding Notes as obligations of ComEd;

          (e) no Event of Default shall have occurred and be continuing under the Indenture;


          (f) as of the date of issuance, the Trust shall have sufficient funds available to pay the purchase price for such Subsequent Intangible Transition Property, and all conditions to the issuance of a new series of Notes shall have been satisfied or waived; and


          (g) delivery by the Trust to the Indenture Trustee of certain certificates and opinions specified in the Indenture.

List of Noteholders

     Upon written request of any Noteholder or group of Noteholders of any Series or of all outstanding Series of Notes evidencing not less than 10 percent of the aggregate outstanding principal amount of the Notes of such Series or all Series, as applicable, the Indenture Trustee will afford such Noteholder or Noteholders access during business hours to the current list of Noteholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Noteholders with respect to their rights under the Indenture.

     The Indenture does not provide for any annual or other meetings of Noteholders.

                             SECURITY FOR THE NOTES

General

     The Notes issued under the Indenture are payable solely from and secured solely by a pledge of and lien of the Intangible Transition Property and the other Note Collateral as provided in the Indenture. See "Description of the Intangible Transition Property." As noted under the heading, "Description of the Notes," the Trust will issue the Notes pursuant to the terms of the Indenture. The particular terms of the Notes of any Series will be established in a supplement to the Indenture or a trustee's issuance certificate and material terms thereof will be described in the Prospectus Supplement for the related Series of Notes.

     This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Indenture and supplements or trustee's issuance certificate related thereto, forms of which are filed as exhibits to the Registration Statement.

Pledge of Note Collateral

     To secure the payment of principal of and interest on the Notes, the Trust will grant to the Indenture Trustee a security interest in all of the Trust's right, title and interest in and to (a) all of the Intangible Transition Property and, to the fullest extent permitted by law, all proceeds thereof, (b) the Grant Agreements, Sale Agreements and Servicing Agreement, (c) the Collection Account and all amounts of cash or investment property on deposit therein or credited thereto from time to time, (d) with respect to Floating Rate Notes only, any Swap Agreement entered into with respect to the issuance of such Floating Rate Notes, (e) all rights to compel ComEd, as Servicer (or any successor) to file for and obtain adjustments to the IFC Charges in accordance with Section 18-104(d) of the Act, the Transitional Funding Orders and all IFC Tariffs filed with the ICC in connection therewith, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing and (g) all proceeds in respect of any or all of the foregoing; provided, however, that (1) the cash transferred to the Trust by the Grantee which is not held in the Capital Subaccount, including cash that has been released to the Grantee or as it directs following retirement of all Series of Notes, (2) net investment earnings which have been released to the Trust by the Indenture Trustee pursuant to the terms of the Indenture, (3) the Overcollateralization Amount that has been released to the Grantee or as it directs following retirement of all Series of Notes, and (4) amounts deposited with the Trust on any Series Issuance Date for payment of costs of issuance with respect to the related Series of Notes (together with any interest earnings thereon) will not be covered by the foregoing security interest. The foregoing assets to which the Trust, as assignee of the Grantee, will grant the Indenture Trustee a security interest are referred to collectively as the "Note Collateral" herein.

Security Interest in Note Collateral

   Creation and Perfection of Security Interest Under the Act

     Section 18-107 of the Act provides that neither Intangible Transition Property, nor any right, title or interest in Intangible Transition Property, shall constitute property in which a security interest may be created under the UCC, nor shall any such rights be deemed proceeds of any property which is not Intangible Transition Property. Rather, Section 18-107(c) of the Act provides that a valid and enforceable security interest in Intangible Transition Property shall attach and be perfected only by the means set forth in that Section 18-107(c). Specifically, Section 18-107(c) provides that, to the extent that transitional funding instruments, such as the Notes, are purported to be secured by Intangible Transition Property, as specified in the applicable Transitional Funding Order, the lien of the transitional funding instruments shall attach automatically to such Intangible Transition Property from the time of issuance of the transitional funding instruments. Section 18-107(c) of the Act provides that such lien shall be a valid and enforceable security interest in Intangible Transition Property, securing the transitional funding instruments, and shall be continuously perfected if, before the date of issuance of the applicable transitional funding instruments, or within no more than 10 days thereafter, a filing has been made by or on behalf of the holder with the Chief Clerk of the ICC stating that such transitional funding instruments have been issued.

     The liens provided under Section 18-107(c) of the Act are enforceable against the Utility, any assignee, grantee or issuer and all third parties, including judicial lien creditors. Moreover, a perfected lien in Intangible Transition Property is a continuously perfected security interest in all then existing or thereafter arising revenues and proceeds arising with respect to such Intangible Transition Property, whether or not the electric power and energy included in the calculation of such revenues and proceeds have been provided. The lien created by Section 18-107(c) of the Act is perfected and ranks prior to any other lien, including any judicial lien, which subsequently attaches to the Intangible Transition Property, and to any other rights created by the Transitional Funding Orders or any revenues or proceeds of the foregoing.

     The relative priority of the lien created by Section 18-107(c) of the Act is not defeated or adversely affected by (a) changes to the transitional funding order or to the related instrument funding charges payable by any retail customer, class of retail customers or other person or group of persons obligated to pay such charges or (b) (subject to the tracing requirements of federal bankruptcy law) the commingling of revenues arising with respect to any intangible transition property with funds of the Utility or other funds of the assignee, issuer or grantee.

     Section 18-107(c)(5) of the Act provides that the ICC shall maintain segregated records which reflect the date and time of receipt of all filings made under Section 18-107(c). See "Filings Made With Respect to the Intangible Transition Property" below.

   Right of Foreclosure


     Section 18-107(c)(4) of the Act provides that, if an event of default occurs under the transitional funding instruments, the holders thereof or their authorized representatives, as secured parties, may foreclose or otherwise enforce the lien in the intangible transition property securing the transitional funding instruments, subject to the rights of any third parties holding prior security interests therein (perfected in the manner described in such subsection). Upon application by such holders or their authorized representatives, the ICC shall order the sequestration and payment to the holders or their authorized representatives of revenues arising with respect to the intangible transition property pledged to the holders. Section 18-107(c)(4) of the Act provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the Utility, grantee, assignee or issuer. See "Risk Factors --Bankruptcy and Creditors' Rights Issues -- Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of ComEd or the Grantee."


   Filings Made With Respect to the Intangible Transition Property

     ComEd, as Servicer, pledges in the Servicing Agreement to file with the ICC on or before the date of issuance of any Series of Notes the filing required by
Section 18-107(c)(1) of the Act to perfect the lien of the Indenture Trustee in the Intangible Transition Property. The Grantee will represent, at the time of issuance of any Series of Notes, that no prior filing has been made under the terms of Section 18-107 of the Act with respect to such Intangible Transition Property, other than a filing which provides the Indenture Trustee with a first priority perfected security interest in such Intangible Transition Property on a parity basis with that securing any outstanding Notes, if any.

Description of Indenture Accounts

   Collection Account


     Pursuant to the Indenture, a segregated trust account (the "Collection Account") will be established by the Trust with an Eligible Institution. The Collection Account will be held by the Indenture Trustee for the benefit of the Noteholders and the Trust. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a account for the Overcollateralization Amount with respect to each Series of Notes (the "Overcollateralization

Subaccount"), and a capital subaccount (the "Capital Subaccount"). All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein.

     An "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "AAA" by S&P and "A2" by Moody's or (B) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC").

     Funds in the Collection Account may be invested in any of the following (subject to additional restrictions in the Indenture): (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America, (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of Eligible Institutions which are described in clause (b) of the preceding paragraph, (c) commercial paper (other than commercial paper issued by ComEd or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each Rating Agency from which a rating is available, (d) money market funds which have the highest rating from each Rating Agency from which a rating is available, (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof, entered into with certain depository institutions or trust companies, or (f) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature on or before the Business Day preceding the next Payment Date. The Indenture Trustee will have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with the Indenture.

     The Servicer will remit to the Collection Account, on each Remittance Date, IFC Payments as described under "Servicing -- Remittances to Collection Account."

   General Subaccount

     The General Subaccount will hold all funds held in the Collection Account that are not held in the other three subaccounts. The Servicer will remit all IFC Payments to the General Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the General Subaccount to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.

   Reserve Subaccount


     IFC Collections available with respect to any Payment Date in excess of amounts necessary to make the Specified Payments will be allocated to the Reserve Subaccount.


   Overcollateralization Subaccount

     Each Transitional Funding Order will provide that the Trust, as the assignee of the Intangible Transition Property created thereby, is entitled to collect an additional amount (for any Series, the "Overcollateralization Amount") specified in the related Prospectus Supplement which is intended to enhance the likelihood that payments on the Notes will be made in accordance with their Expected Amortization Schedules. Each Transitional Funding Order will permit the Servicer to set the IFC Charges at levels that are expected to produce IFC Collections in amounts that exceed the amounts expected to be required to pay interest and make Scheduled Payments on the Notes, and to pay all related fees and expenses of the Trust, including the Servicing Fee and any Quarterly Administration Fee in order to collect the Overcollateralization Amount. The Overcollateralization

Amount established in connection with each Series of Notes will be specified in the related Prospectus Supplement, but will not be less than 0.50 percent of the initial principal balance of such Series of Notes, and will be collected over the expected life of the Notes of such Series (i.e., over the period from the Series Issuance Date of the Notes of such Series through the latest Scheduled Maturity Date for any Note in such Series). The Overcollateralization Amount for all Series of Notes will be held in the Overcollateralization Subaccount. The amount required to be on deposit in the Overcollateralization Subaccount as of any Payment Date with respect to each Series, as specified in the schedule set forth in the related Prospectus Supplement, is referred to herein as the "Required Overcollateralization Level".

     Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments, and the Trust will be entitled to earnings thereon, subject to the limitations described under "-- Allocations; Payments." Amounts in the Overcollateralization Subaccount are intended to cover any shortfall in IFC Collections that might otherwise occur on any Payment Date or at the last Scheduled Maturity Date for any Series or Class of Notes.

   Capital Subaccount

     Prior to or upon the issuance of each Series of Notes, the Grantee will transfer capital to the Trust in an amount which will be at least equal to 0.50 percent of the initial principal amount of such Series of Notes. Such amount in the aggregate for all Series of Notes (with respect to each Series, the "Required Capital Level") will be deposited into the Capital Subaccount.

Allocations; Payments.

     On each Payment Date, the Indenture Trustee will apply, at the direction of the Servicer, all amounts on deposit in the Collection Account (including net earnings thereon), which have accumulated from the first billing date of the month in which the prior Payment Date occurred until the final billing date of the month immediately preceding the month of the relevant Payment Date, to pay the following amounts in the following priority:

          (a) all amounts owed by the Trust to the Delaware Trustee and the Indenture Trustee will be paid to such persons;

          (b) the Servicing Fee and all unpaid Servicing Fees from any prior Payment Dates will be paid to the Servicer;

          (c) the Quarterly Administration Fee, if any, and all unpaid Quarterly Administration Fees (or any portions thereof) from prior Payment Dates will be paid to the Administrator;


          (d) so long as no Event of Default has occurred and is continuing or would be caused by such payment, all other Operating Expenses will be paid to the persons entitled thereto, provided that the amount paid on each Payment Date pursuant to this clause (d) may not exceed $100,000;


          (e) any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable Note Interest Rate) and then Quarterly Interest with respect to each Series of Notes will be paid to the Noteholders;

          (f) principal on any Series of Notes payable as a result of an Event of Default or on the Final Maturity Date for such Series of Notes will be paid to the Noteholders of the applicable Series;

          (g) the Scheduled Payments for any Series of Notes based on priorities described in each Prospectus Supplement will be paid to the Noteholders of the applicable Series;

          (h) unpaid Operating Expenses (including any amounts owed under the Administration Agreement exceeding the Quarterly Administration Fee) will be paid to the persons entitled thereto;

        (i) the amount, if any, by which the Required Capital Level with respect to all outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date will be allocated to the Capital Subaccount;

       (j) the amount, if any, by which the Required Overcollateralization Level exceeds the amount in the Overcollateralization Subaccount as of such Payment Date will be allocated to the Overcollateralization Subaccount;

          (k) funds up to the net earnings on amounts in the Collection Account for the prior quarter without cumulation will be released to the Trust;


          (l) the balance, if any, will be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates; and



          (m) following the payment in full of all outstanding Series of Notes, the balance, if any (including amounts in the Overcollateralization Subaccount and the Capital Subaccount), will be released to the Trust.



     If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (a) through (g) above, the Indenture Trustee will (x) first, draw from amounts on deposit in the Reserve Subaccount, (y) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (z) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make such payments in full. If amounts on deposit in the Capital Subaccount or the Overcollateralization Subaccount are used to pay such amounts or make such transfers, as the case may be, subsequent Adjustments shall take into account, among other things, such amounts and on subsequent Payment Dates the Capital Subaccount or the Overcollateralization Subaccount, as the case may be, will be replenished to the extent IFC Collections exceed amounts required to pay amounts having a higher priority of payment, as more fully described above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers described in clauses (i) and (j) above, the Indenture Trustee will draw from amounts on deposit in the Reserve Subaccount to make such transfers notwithstanding the fact that, on such Payment Date, the allocation contemplated by clause (h) above may not have been fully satisfied. If on any Payment Date when there is more than one Series of Notes outstanding, funds on deposit in the Collection Account are insufficient to make the payments contemplated by clauses (e), (f) and (g) above, such funds will be allocated among the various Series and Classes pro rata, as specified in the related Prospectus Supplement.


     For purposes of the foregoing allocations:

          "Quarterly Administration Fee" means the $25,000 fee payable quarterly to ComEd (or any successor Administrator) as the Administrator under the Administration Agreement among ComEd, the Grantee and the Trust.

          "Quarterly Interest" means, with respect to any Payment Date and any Series of Notes, the quarterly interest for such date and Series as specified in the related Prospectus Supplement.

          Payments to the Noteholders of a Series will be made to such holders as specified in the related Prospectus Supplement.

State Pledge

     The Funding Law provides: "The State [of Illinois] pledges to and agrees with the holders of any transitional funding instruments who may enter into contracts with an electric utility, grantee, assignee or issuer pursuant to this
Article XVIII [of the Act] that the State will not in any way limit, alter, impair or reduce the value of intangible transition property created by, or instrument funding charges approved by, a transitional funding order so as to impair the terms of any contract made by such electric utility, grantee, assignee or issuer with such holders or in any way impair the rights and remedies of such holders until the pertinent grantee instruments or, if the related transitional funding order does not provide for the issuance of grantee instruments, the pertinent transitional funding instruments and interest, premium and other fees, costs and charges related thereto, as the case may be, are fully paid and discharged. Electric utilities, grantees and issuers are authorized to include these pledges and agreements of the State in any contract with the holders of transitional funding instruments or with any assignees pursuant to this Article XVIII [of the Act] and any assignees are similarly authorized to include these pledges and agreements of the State [of Illinois] in any contract with any issuer, holder or any other assignee. Nothing in this
Article XVIII [of the Act] shall preclude the State of Illinois from requiring adjustments as may otherwise be allowed by law to the electric utility's base rates, transition charges, delivery services charges, or other charges for tariffed services, so long as any such adjustment does not directly affect or impair any instrument funding charges previously authorized by a transitional funding order issued by the [ICC]."

     Each Transitional Funding Order will provide that the Noteholders and the Indenture Trustee for the benefit of the Noteholders shall be entitled to the benefit of the pledges and agreements of the State of Illinois set forth in
Section 18-105(b) of the Act and that each of ComEd, the Grantee and the Trust is authorized to include such pledges and agreements in any contract with the Noteholders, the Indenture Trustee or with any assignees pursuant to Section 18-105(b) of the Act. The Grantee will include these pledges and agreements of the State of Illinois in each Sale Agreement to the Trust, and the Trust, in turn, has included these pledges and agreements in the Indenture and the Notes for the benefit of the Indenture Trustee and the Noteholders.

Reports to Noteholders

     On or prior to each Payment Date, Special Payment Date or any other date specified in the Indenture for payments with respect to any Class of Notes, the Indenture Trustee will deliver to the Noteholders of such Class a statement with respect to such payment to be made on such Payment Date, Special Payment Date or other date, as the case may be, setting forth the following information:

          (a) the amount of the payment to Noteholders allocable to (i) principal and (ii) interest;

          (b) the aggregate outstanding principal balance of the Notes, after giving effect to payments allocated to principal reported under (a) above; and

          (c) the difference, if any, between the amount specified in (b) above and the principal amount scheduled to be outstanding on such date according to the related Expected Amortization Schedule.


     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of United States federal and state income tax returns. See "Material United States Federal Income Tax Consequences."


Supplemental Indentures


     The Trust and the Indenture Trustee may, from time to time, and without the consent of the Noteholders of any Series (but with prior notice to the Rating Agencies), enter into one or more agreements supplemental to the Indenture for various purposes described in the Indenture, including (1) to add to the covenants for the benefit of the Noteholders; (2) to cure any ambiguity or correct or supplement any provision in the Indenture or in any


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


supplemental indenture which may be inconsistent with any other provision in the Indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the Noteholders; (3) to evidence the succession of another person to the Trust or the Indenture Trustee in accordance with the terms of the Indenture; (4) to effect qualification under the Trust Indenture Act of 1939, as amended; or (5) to set forth the terms of any additional Series of Notes or to provide for the terms of any Swap Agreement. The Trust and the Indenture Trustee may also, without the consent of the Noteholders, enter into one or more other agreements supplemental to the Indenture so long as such supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any Noteholders in any material respect and the Rating Agency Condition shall have been satisfied with respect thereto.




     In addition, the Trust and the Indenture Trustee will, with the consent of Noteholders holding not less than a majority of the aggregate outstanding principal amount of the Notes of all affected Series or Classes, enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture. No such supplement, however, may, without the consent of each Noteholder of each Series or Class affected thereby, take certain actions enumerated in the Indenture, including (a) reduce in any manner the amount of, or delay the timing of, deposits or payments on any Note, (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Notes the holders of which are required to consent to any such supplement,
(c) modify the provisions in the Indenture relating to amendments with the consent of Noteholders to decrease any minimum percentage of Noteholders required to approve such amendments, (d) permit the creation of any lien on the Note Collateral ranking prior to or on a parity with the lien of the Indenture, or (e) cause any material adverse federal income tax consequences to ComEd, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders. Promptly following the execution of any such supplement to the Indenture, the Indenture Trustee will furnish written notice of the substance of such supplement to each Noteholder.


     Any supplement to the Indenture or trustee's issuance certificate executed in connection with the issuance of one or more additional Series of Notes will not be considered an amendment to the Indenture.

Certain Covenants of the Delaware Trustee and the Trust


      The Trust may not consolidate with or merge into any other entity, unless
(a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia, (b) such entity expressly assumes by an indenture supplemental to the Indenture the performance or observance of every agreement and covenant of the Trust under the Indenture, (c) no Default (as defined in the Indenture) or Event of Default will have occurred and be continuing immediately after such merger or consolidation, (d) the Rating Agency Condition will have been satisfied with respect to such transaction, (e) ComEd shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, ComEd, and which may be based on a ruling from the IRS) to the effect that such consolidation or merger will not result in a material adverse federal income tax consequence to ComEd, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders, (f) the Trust shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent in the Indenture provided for relating to such transaction have been complied with and (g) any action as is necessary to maintain the lien and security interest created by the Indenture will have been taken.



      The Trust may not sell, convey, exchange or transfer or otherwise dispose of any of the properties or assets of the Trust to any person or entity, unless
(a) the person or entity acquiring the properties and assets (i) is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia, (ii) expressly assumes by an indenture supplemental to the Indenture the performance or observance of every agreement and covenant of the Trust under the Notes, (iii) expressly agrees by such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of Noteholders, (iv) unless otherwise specified in the supplemental indenture referred to in clause (ii) above, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, and (v) expressly agrees by means of such supplemental indenture that such person (or if a group of persons, then one specified person) shall make all filings with the Commission (and any other appropriate person) required by the Exchange Act in connection with the Notes, (b) no Event of Default will have occurred and be continuing immediately after such transaction, (c) the Rating Agency Condition will have been satisfied with respect to such transaction, (d) ComEd shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, ComEd, and which may be based on a ruling from the IRS) to the effect that such disposition will not result in a material adverse federal income tax consequence to ComEd, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders, (e) the Trust shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that such conveyance or transfer complies with the Indenture and all conditions precedent therein provided for relating to such transaction have been complied with and (f) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken.



     The Trust will not, among other things, for so long as any Notes are outstanding, (a) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, unless directed to do so by the Indenture Trustee, (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the Code) or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Intangible Transition Property and the other Note Collateral, (c) terminate the existence of, or dissolve or liquidate in whole or in part, the Trust, (d) permit the validity or effectiveness of the Indenture to be impaired, (e) permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture, (f) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the Indenture, to be created on or extend to or otherwise arise upon or burden the Note Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (g) permit the lien granted under the Indenture not to constitute a valid first priority security interest in the Note Collateral.


     The Trust may not engage in any business other than financing, purchasing, owning and managing the Intangible Transition Property and the other Note Collateral and the issuance of the Notes in the manner contemplated by the Notes, the Sale Agreements, the Servicing Agreement, the Trust Agreement, the Grant Agreements, or certain related documents (collectively, the "Basic Documents") and activities incidental thereto.

     The Trust will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the Notes.

     The Trust will not, except as contemplated by the Basic Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Trust will not, except as contemplated by the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). The Trust will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

     The Trust will not make any payments, distributions or dividends to any holder of beneficial interests in the Trust in respect of such beneficial interest for any calendar month unless no Event of Default shall have occurred and be continuing and any such distributions do not cause the book value of the remaining equity in the Trust to decline below 0.50 percent of the initial principal amount of all Series of Notes issued and outstanding pursuant to the Indenture.

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


     The Trust will cause the Servicer to deliver to the Indenture Trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to Noteholders required by the Servicing Agreement.


Events of Default; Rights Upon Event of Default


     An "Event of Default" with respect to any Series of Notes is defined in the Indenture as being: (a) a default for five days in the payment of any interest on any Note; (b) a default in the payment of the then unpaid principal of any Note on the Final Maturity Date for such Series; (c) a default in the payment of the optional redemption price for any Note on the optional redemption date therefor; (d) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture (other than a default under clauses (a) through (c) above) and the continuation of any such default for a period of 30 days after written notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (e) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Indenture of such Series then outstanding; (f) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (g) a breach by the State of Illinois or any of its agencies (including the ICC), officers or employees of the State Pledge; or (h) any other event designated as such in a trustee's issuance certificate or series supplement relating to such Series.


     If an Event of Default (other than as specified in clause (g) above) should occur and be continuing with respect to any Series of Notes, the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding may declare the principal of the Notes of all Series to be immediately due and payable. Such declaration may, under certain circumstances set forth in the Indenture, be rescinded by the holders of a majority in principal amount of the Notes of all Series then outstanding. If an Event of Default as specified in clause (g) above has occurred, then, as the sole and exclusive remedy for such breach, the Servicer shall be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the Servicer and the Indenture Trustee may prosecute any such suit, action or proceeding to final judgment or decree. The Servicer would be required to advance its own funds in order to bring any such suits, actions or proceedings and, for so long as such legal actions were pending, the Servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at such time, be required to bill and collect the IFC Charges, perform Adjustments and discharge its obligations under the Servicing Agreement. The Servicer would be entitled to reimbursement of its expenses advanced by it in connection with such legal or administrative action as an operating expense of the Trust under the Indenture.

     If the Notes of all Series have been declared to be due and payable following an Event of Default, the Indenture Trustee may, in its discretion, either sell the Intangible Transition Property or elect to have the Trust maintain possession of the Intangible Transition Property and continue to apply IFC Collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the Intangible Transition Property following a foreclosure thereon, in light of the preceding default, the unique nature of the Intangible Transition Property as an asset and other factors discussed herein. In addition, the Indenture Trustee is prohibited from selling the Intangible Transition Property following an Event of Default with respect to any Series, other than a default in the payment of any principal or redemption price or a default for five days or more in the payment of any interest on any Note of any Series unless (a) the holders of all the outstanding Notes of all Series consent to such sale, (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of all Series or (c) the Indenture Trustee determines that the proceeds of the Note Collateral would not be sufficient on an ongoing basis to make all payments on the Notes of all Series as such payments would have become due if the Notes had not been declared due and payable, and the Indenture

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

Trustee obtains the consent of the holders of 66-2/3 percent of the aggregate outstanding amount of the Notes of all Series.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Notes at the request or direction of any of the holders of Notes of any Series if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes of all Series (or, if less than all Series or Classes are affected, the affected Series, Class or Classes) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of not less than a majority in principal amount of the Notes of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the consent of all of the holders of the outstanding Notes of all Series or Classes affected thereby.

     With respect to the Notes, no holder of any Note of any Series will have the right to institute any proceeding with respect to the Notes, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default with respect to such Series, (b) the holders of not less than 25 percent in principal amount of the outstanding Notes of all Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (c) such holder or holders have offered the Indenture Trustee satisfactory indemnity, (d) the Indenture Trustee has for 60 days failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of all Series.


     In addition, each of the Indenture Trustee, the Noteholders and the Servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Grantee, the Trust or the Delaware Trustee any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law, subject to the right of the ICC to order sequestration and payment of revenues arising with respect to the Intangible Transition Property.


     Neither the Delaware Trustee nor the Indenture Trustee in its individual capacity, nor any holder of any ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes of any Series or for the agreements of the Trust contained in the Indenture.

Actions by Noteholders


     Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the Notes of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee under the Indenture; provided that: (1) such direction shall not be in conflict with any rule of law or with the Indenture and would not involve the Indenture Trustee in personal liability or expense; (2) the Indenture Trustee shall not have determined that the action might materially adversely affect the rights of any Noteholder not consenting to such action; and (3) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. In circumstances under which the Indenture Trustee is required to seek instructions from the holders of the Notes of any Class with respect to any such action or vote, the Indenture Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, of Notes taking the corresponding position. Notwithstanding the foregoing, each Noteholder shall be allowed to institute suit for the nonpayment of (a) the interest, if any, on its Note which


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


remains unpaid as of the applicable due date and (b) the unpaid principal, if any, of such Notes on the Final Maturity Date therefor.


Annual Compliance Statement

     The Trust will be required to file annually with the Indenture Trustee and the Rating Agencies a written statement as to the fulfillment of its obligations under the Notes.

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


                 MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES



     The following discussion is a summary of material United States federal income and estate tax consequences relevant to the purchase, ownership and disposition of the Notes by the beneficial owners thereof ("Noteholders"). The discussion is limited to Noteholders and, except as specifically addressed herein, does not address the tax consequences to subsequent purchasers of Notes. This summary does not purport to be a complete analysis of all the potential United States federal income and estate tax effects relating to the purchase, ownership and disposition of the Notes. There can be no assurance that the IRS will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances (including the effect of any state, local, non-United States or other tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal tax law.


     The discussion below is based on the Code, administrative pronouncements, judicial decisions, existing, proposed and temporary United States Treasury Regulations, all in effect as of the date hereof, all of which are subject to change at anytime, and any such change may be applied retroactively. Because individual circumstances may differ, each prospective purchaser of a Note is strongly urged to consult its own tax advisor with respect to its particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws. The discussion below assumes that the Notes are held as capital assets within the meaning of Section 1221 of the Code.


     It is recommended that persons considering the purchase of Notes consult their tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or non-United States taxing jurisdiction.



     With respect to each Series of Notes, ComEd expects to receive a ruling from the IRS to the effect that, among other things, (a) the Trust's issuance of the Notes will not result in gross income to ComEd and (b) because neither the Trust nor the Grantee will elect to be classified as an association taxable as a corporation for federal income tax purposes, the Notes will be obligations of ComEd. For a given Series of Notes, however, ComEd may decide that, in lieu of obtaining a ruling from the IRS, ComEd will rely on an opinion from its tax counsel to the effect that, among other things, the Notes will be obligations of ComEd. The IRS ruling or the tax opinion will be discussed in the related Prospectus Supplement. The following discussion assumes that, based on such ruling or tax opinion, the Notes will constitute indebtedness of ComEd for federal income and estate tax purposes.


Tax Consequences to United States Noteholders

   United States Noteholder


     As used herein, the term "United States Noteholder" means a Noteholder who or which is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any State thereof (including the District of Columbia), (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(d) a trust described in Section 7701(a)(30) of the Code (taking into account changes thereto and associated effective dates, elections and transition rules). The term also includes certain Noteholders who are former citizens or residents of the United States whose income and gain from the Notes will be subject to United States taxation.


   Payments of Interest

     Interest paid on a Note will generally be taxable to a United States Noteholder as ordinary interest income at the time it accrues or is received in accordance with the United States Noteholder's method of accounting for United States federal income tax purposes. The preceding sentence assumes that, in the case of


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

Floating Rate Notes, the Floating Rate Notes will qualify as "variable rate debt instruments" as defined in Treasury Regulation ss.1.1275-5(a) and that interest on such Floating Rate Notes will be unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate". If such assumption is incorrect with respect to a Floating Rate Note, the taxation of interest on such Floating Rate Note will be addressed in the related Prospectus Supplement.

   "Original Issue Discount"


     Because it is expected that the stated principal amount of the Notes will not exceed their issue price by more than a statutory de minimis amount (i.e., 0.25% of the principal amount of a Note multiplied by its weighted average maturity), the Notes should not be issued with "original issue discount." If the stated principal amount of a Note exceeds its issue price by an amount that is less than or equal to such de minimis amount, the excess generally will be taken into income by a United States Noteholder as gain from the retirement of a Note (as described below under "--Sale, Exchanges, Redemption or Retirement of the Notes"), in proportion to principal payments made on the Notes. A United States Noteholder may elect to treat all interest on a Note as original issue discount. If such an election is made, the excess of a Note's stated principal amount over its issue price would not be treated as de minimis, and would be taken into income on a constant yield basis under the rules applicable to accrual of original issue discount.


   Market Discount and Premium

     A Noteholder attempting to sell a Note in the secondary market should be aware that a subsequent Noteholder who purchases a Note at a discount might be subject to the "market discount" rules of the Code. Also, a subsequent Noteholder who purchases a Note at a premium may elect to amortize and deduct the premium over the remaining term of the Note in accordance with rules set forth in Section 171 of the Code.

   Sale, Exchanges, Redemption or Retirement of the Notes

     Upon the sale, exchange, redemption or retirement of a Note, a United States Noteholder will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest) and such Noteholder's adjusted tax basis in the Note. To the extent the amount realized is attributable to accrued but unpaid interest, the amount recognized by the United States Noteholder will be treated as a payment of interest. See "-- Payments of Interest" above. A United States Noteholder's adjusted tax basis in a Note generally will equal the cost of the Note to such Noteholder, reduced by any principal payments received by such Noteholder.


     Gain or loss recognized on the sale, exchange, redemption or retirement of a Note will be capital gain or loss. For non-corporate taxpayers, capital gain recognized on the disposition of an asset (including a Note) held for more than one year is subject to United States federal income tax at a maximum rate of 20%. Recently enacted legislation eliminated the long-term capital gain tax rate differential between capital assets held for more than 18 months and capital assets held for more than one year but not more than 18 months. Capital gain on the disposition of an asset (including a Note) held for not more than one year is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.


Tax Consequences to Non-United States Noteholders

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal and interest (including original issue discount, if any) on a Note by the Trust or any paying agent to a Noteholder that is not a United States Noteholder, as defined above (hereinafter,

     "Non-United States Noteholder"), will not be subject to withholding of United States federal income tax, provided that, in the case of interest,
     (i) such Noteholder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of ComEd entitled to vote, (ii) such Noteholder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to ComEd through stock ownership, (iii) such Noteholder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met;

          (b) a Non-United States Noteholder will not be subject to United States federal income tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of such Note, unless (i) such Noteholder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such Noteholder of a trade or business in the United States; and

          (c) a Note held by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, (i) the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of ComEd entitled to vote and (ii) payments with respect to such Note, if received at the time of the individual's death, would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

     Sections 871(h) and 881(c) of the Code and United States Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (a) the beneficial owner of a Note must certify, under penalties of perjury, to the Trust or paying agent, as the case may be, that such owner is a Non-United States Noteholder and must provide such owner's name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-United States Noteholder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

     Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code is subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest, the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. The Trust does not currently expect to issue Notes, the interest on which is described in Section 871(h)(4) of the Code. However, if such Notes are issued, the taxation of such Notes will be addressed in the related Prospectus Supplement.


     On October 14, 1997, the IRS published in the Federal Register final Regulations (the "1997 Final Regulations") which affect the United States taxation of Non-United States Noteholders. As promulgated, the 1997 Final Regulations will be effective for payments after December 31, 1998, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. The IRS thereafter announced its intention to amend the 1997 Final Regulations to extend this date to December 31, 1999, subject to certain transition rules. The discussion under this heading and under "--Backup Withholding and

Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations or the subsequent IRS announcement, and it is recommended that prospective purchasers of the Notes consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the Notes in light of the 1997 Final Regulations.


     The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (a) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or
(b) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (a) and (b), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised IRS Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.


     For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a Note, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for Noteholders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, revised IRS Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will remain valid, generally, until the last day of the third calendar year following the year in which the certificate is signed. The 1997 Final Regulations contained detailed rules, which might be changed in light of the recent IRS announcement that the effective date will be postponed, governing tax certifications during the transition period prior to and immediately following the effectiveness of the 1997 Final Regulations.


     If a Non-United States Noteholder is engaged in a trade or business in the United States, and if interest on the Note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of a Note, is effectively connected with the conduct of such trade or business, the Non-United States Noteholder, although exempt from withholding of United States income tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Noteholder. See "--Tax Consequences to United States Noteholders" above. In lieu of the certificate described above, such a Noteholder must provide to the withholding agent a properly executed IRS Form 4224 (or successor form) in order to claim an exemption from withholding. In addition, if such Non-United States Noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Note will be included in the effectively connected earnings and profits of such Non-United States Noteholder if such interest or gain is effectively connected with the conduct by the Non-United States Noteholder of a trade or business in the United States.

Backup Withholding and Information Reporting

     Under current United States federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain Noteholders.

     In the case of a non-corporate United States Noteholder, backup withholding will apply only if (a) such Noteholder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security number) to the payor in the manner required, (b) such Noteholder furnishes an incorrect TIN and the payor is so notified by the IRS, (c) the payor is notified by the IRS that such Noteholder has failed properly to report payments of interest or dividends or (d) under certain circumstances, such Noteholder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as a corporation (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations. United States Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a United States Noteholder will be allowed as a credit against such Noteholder's United States federal income tax liability and may entitle such Noteholder to a refund, provided that the required information is furnished to the IRS.

     In the case of a Non-United States Noteholder, under currently applicable United States Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by the Trust or any paying agent thereof on a Note (absent actual knowledge that the Noteholder is a United States Noteholder) if such Noteholder has provided the required certification under penalties of perjury that it is not a United States Noteholder (as defined above) or has otherwise established an exemption. If such Noteholder does not provide the required certification, such Noteholder may nevertheless avoid backup withholding or information reporting in the circumstances described below, but might be subject to withholding of United States federal income tax as described above under "--Tax Consequences to Non-United States Noteholders."


     Under currently applicable United States Treasury Regulations, if payments of principal or interest are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner, and generally will not be subject to information reporting requirements. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a United States Noteholder (which such agent does not actually know to be false) and certain other conditions are met or the beneficial owner otherwise establishes an exemption.



      Under currently applicable United States Treasury Regulations, payments on the sale, exchange, redemption, retirement or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding, and generally will not be subject to information reporting requirements. Such payments, however, will be subject to information reporting (but not backup withholding) if the broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is not a United States Noteholder (which such broker does not actually know to be false) and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payments made to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-United States Noteholder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.


     In general, the 1997 Final Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. As under current law, backup withholding and information reporting will not apply to (a) payments to a Non-United States Noteholder of principal and interest and (b) payments to a Non-United States Noteholder on the sale, exchange, redemption, retirement or other disposition of a Note, in each case if such Non-United States Noteholder provides the required certification to establish an exemption from the withholding of United States federal income tax or otherwise establishes an exemption. Similarly, even if a Non-United States Noteholder does not provide such certification or otherwise establish an exemption, unless the payor has actual knowledge that the payee is a United States Noteholder, backup withholding will not apply to (a) payments of interest made outside the United States to certain offshore accounts and (b) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States. However, information reporting (but not backup withholding) will apply to (a) payments of interest made by a payor outside the United States and (b) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States if payment is made by a broker that is, for United States federal income tax purposes, (i) a United States person, (ii) a controlled foreign corporation,
(iii) a United States branch of a foreign bank or foreign insurance company,
(iv) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (v) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, in each case unless such payor or broker has in its records documentary evidence that the beneficial owner is not a United States Noteholder and certain other conditions are met or the beneficial owner otherwise establishes an exemption (in which case neither information reporting nor backup withholding will apply). As noted above, the IRS has announced that the 1997 Final Regulations will be amended to be effective generally for payments after December 31, 1999, subject to certain transition rules.

     Non-United States Noteholders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-United States Noteholder under the backup withholding rules will be allowed as a credit against such Noteholder's United States federal income tax liability and may entitle such Noteholder to a refund, provided that the required information is furnished to the IRS.


     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR SITUATION. IT IS RECOMMENDED THAT PROSPECTIVE NOTEHOLDERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, NON-UNITED STATES AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                              ERISA CONSIDERATIONS

     ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code if assets of the Trust were deemed to be Plan Assets. Regulations issued by the United States Department of Labor, set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), provide rules regarding when assets of an entity, such as the Trust, would be treated as Plan Assets. Under those rules, the assets of the Trust would be treated as Plan Assets of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an equity interest in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the Notes should be treated as indebtedness under local law without any substantial equity features for purposes of the Plan Asset Regulations. Accordingly, the assets of the Trust should not be treated as Plan Assets.

     Without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets could be considered to give rise to a prohibited transaction if ComEd, the Trust, the Indenture Trustee, the Delaware Trustee, the Grantee, the Administrator, the Servicer, any swap counterparty, any Underwriter or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the fiduciary making the decision to acquire Notes. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks, PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest, PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager" (collectively, the "Exemptions"). Even if the conditions specified in one or more of the Exemptions are met, the scope of the relief provided by the Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     Nevertheless, a Plan generally should not purchase Notes if ComEd, the Indenture Trustee, the Delaware Trustee, the Grantee, the Administrator, the Servicer, any swap counterparty, any Underwriter or any of their respective affiliates either (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advice with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA or the Code for which no exemption may be available.

     Any fiduciary or other Plan investor considering whether to purchase the Notes of any Class or Series on behalf or with Plan Assets of any Plan should consult with its legal advisors.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Notes of any Class or Series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                 USE OF PROCEEDS

     The Trust will pay over the proceeds received from each sale of a Series of Notes (net of the expenses of issuance and amounts required to fund the Capital Subaccount) to the Grantee as the consideration for the Grantee's assignment of its ownership rights in the related Intangible Transition Property and Related Assets (as defined in the Basic Documents) to the Trust. The Grantee will declare distributions to its sole member, ComEd, in the amount of the proceeds received from the Trust net of the expenses of issuance and amounts required to fund the Capital Subaccount and thereby transfer such proceeds to ComEd in consideration for ComEd's request in each application for a Transitional Funding Order that the related Intangible Transition Property be granted to and vested in the Grantee.

     Subject to the limitations on the use of proceeds described in "Description of the Intangible Transition Property--Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Uses of Proceeds," ComEd anticipates using the aggregate net proceeds which it receives from the Grantee to redeem, retire or refinance mortgage bonds and notes, together with certain premia anticipated in connection with such redemptions, to redeem preference stock and securities, to repurchase common equity from its parent company, including commissions in connection with such repurchases, and to pay any transaction costs incurred in connection with such redemptions, retirements, refinancings and repurchases. ComEd's parent company will use the proceeds it receives from any repurchase of ComEd common equity to repurchase the parent company's publicly-traded common stock, including payment of commissions thereon.

                              PLAN OF DISTRIBUTION

     The Notes of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Grantee and the Trust intend that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Notes may be made through a combination of such methods.

     The distribution of Notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     In connection with the sale of the Notes, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Notes to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Notes of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Trust and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Trust will be described in the related Prospectus Supplement.

     Under agreements which may be entered into by the Grantee and the Trust, Underwriters and agents who participate in the distribution of the Notes may be entitled to indemnification by the Grantee and ComEd and against certain liabilities, including liabilities under the Securities Act.

     The Underwriters may, from time to time, buy and sell Notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                     RATINGS

     It is a condition of issuance of each Class of Notes that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Notes upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Notes is revised or withdrawn, the liquidity of such Class of Notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments on the Notes.

                                  LEGAL MATTERS


     Certain legal matters relating to the issuance of the Notes and certain legal matters relating to the United States federal income tax consequences of the issuance of the Notes will be passed upon for the Trust by Sidley & Austin, Chicago, Illinois, counsel to ComEd. Certain legal matters relating to the Trust and the issuance of the Notes will be passed upon by Foley & Lardner, Chicago, Illinois, counsel to ComEd, and for the Underwriters by Winston & Strawn, Chicago, Illinois. Winston & Strawn acts from time to time as counsel to ComEd and its affiliates in certain matters unrelated to the offering of the Notes.


                                     EXPERTS

     The financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                          INDEX OF PRINCIPAL DEFINITIONS

                                                                                                              Defined
Defined Term                                                                                                  on Page

1997 Final Regulations..........................................................................................110

Act...............................................................................................................8
Adjustments..................................................................................................16, 54
Administration Agreement.........................................................................................10
Administrator....................................................................................................10
Amendatory Act....................................................................................................8
Amendatory Tariff................................................................................................17
Annual Accountant's Report.......................................................................................87
Applicable Rates.............................................................................................14, 52

Basic Documents.................................................................................................105
Beneficiary Trustee..............................................................................................11
Billing Period...................................................................................................84
Book-Entry Note..................................................................................................24
Business Day.....................................................................................................92

Capital Subaccount..........................................................................................20, 100
Cede.............................................................................................................24
CEDEL............................................................................................................93
CEDEL Participants...............................................................................................94
Class............................................................................................................11
Code.............................................................................................................25
Collection Account...............................................................................................99
ComEd.............................................................................................................8
Cooperative......................................................................................................95
Customers........................................................................................................14

Daily Remittance Date............................................................................................84
Debt Service Billing Requirement.................................................................................54
Debt Service Requirement.........................................................................................54
Definitive Notes.................................................................................................95
Delaware Trustee.................................................................................................11
Depositaries.....................................................................................................93
Downgrade Event..................................................................................................42
DTC...........................................................................................................3, 24

Eligible Institution............................................................................................100
Eligible Investments............................................................................................100
ERISA............................................................................................................25
Euroclear........................................................................................................93
Euroclear Operator...............................................................................................95
Euroclear Participants...........................................................................................94
Event of Default............................................................................................19, 105
Excess Remittance................................................................................................84
Exchange Act......................................................................................................3
Excluded Amounts.............................................................................................15, 53



Exemptions......................................................................................................114
Expected Amortization Schedule...................................................................................18

FDIC............................................................................................................100
FERC.............................................................................................................33
Final Maturity Date..........................................................................................17, 90
Financial Institution...........................................................................................110
Floating Rate Notes..............................................................................................12
Funding Law.......................................................................................................8

General Subaccount...........................................................................................20, 99
Grant Agreement...................................................................................................8
Grantee..........................................................................................................10

ICC...............................................................................................................8
IFC Charges......................................................................................................14
IFC Collections..................................................................................................11
IFC Customer Class...............................................................................................72
IFC Payments.................................................................................................14, 52
IFC Tariff........................................................................................................9
Indenture....................................................................................................11, 90
Indenture Trustee................................................................................................13
Independent Managers.............................................................................................71
Indirect Participant.............................................................................................24
Initial Intangible Transition Property...........................................................................55
Initial TFO......................................................................................................52
Intangible Transition Property...................................................................................14

Lost Revenue Recoveries..........................................................................................84

Monthly IFC Amount...............................................................................................83
Monthly Servicer's Statement.....................................................................................86
Moody's..........................................................................................................39

New Notes....................................................................................................20, 96
Non-United States Noteholder....................................................................................109
Note Collateral..................................................................................................98
Note Interest Rate...............................................................................................90
Noteholders..................................................................................................3, 108
Notes.............................................................................................................8

Operating Expenses...............................................................................................11
Overcollateralization Amount................................................................................21, 100
Overcollateralization Subaccount.............................................................................20, 99

Participants.....................................................................................................24
Parties in Interest.............................................................................................114
Payment Date.....................................................................................................17
Plan Asset Regulations..........................................................................................114
Plan Assets.....................................................................................................114
Plans...........................................................................................................114
PTCE............................................................................................................114



Quarterly Administration Fee....................................................................................102
Quarterly Interest..............................................................................................102

Rating Agency....................................................................................................13
Rating Agency Condition..........................................................................................90
Reconciled Billing Period........................................................................................84
Reconciliation Payment Date..................................................................................16, 54
Record Date......................................................................................................17
Redetermined IFC Payments........................................................................................84
Remittance Conditions............................................................................................39
Remittance Date..................................................................................................83
Remittance Shortfall.............................................................................................84
Remitted IFC Payments............................................................................................84
Reporting Customer Class.........................................................................................72
Required Capital Level......................................................................................21, 101
Required Overcollateralization Level........................................................................21, 101
Reserve Subaccount...........................................................................................20, 99
Rules............................................................................................................94

S&P..............................................................................................................39
Sale Agreement....................................................................................................8
Scheduled Maturity Date......................................................................................17, 90
Scheduled Payment............................................................................................18, 91
Series...........................................................................................................11
Series Issuance Date.........................................................................................22, 83
Servicer.........................................................................................................10
Servicer Business Day............................................................................................77
Servicer Defaults................................................................................................87
Servicing Agreement...............................................................................................9
Servicing Fee....................................................................................................24
Servicing Standard...............................................................................................22
Specified Payments................................................................................................9
State Pledge.....................................................................................................17
Subsequent Intangible Transition Property........................................................................55
Subsequent Transfer Date.........................................................................................55
Successor Servicer...............................................................................................88
Swap Agreement................................................................................................9, 92

Terms and Conditions.............................................................................................95
TIN.............................................................................................................112
Transitional Funding Order...................................................................................13, 52
True-Up Payment Date.........................................................................................16, 54
Trust............................................................................................................11
Trust Agreement..................................................................................................11

UCC..............................................................................................................39
Unicom...........................................................................................................10
United States Noteholder........................................................................................108
Utilities.........................................................................................................8


                           INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                          ----
FINANCIAL STATEMENTS:
Report of Independent Public Accountants . . . . . . . . . . . . . . . . .F-2
Statement of Operations. . . . . . . . . . . . . . . . . . . . . . . . . .F-3
Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-4
Statement of Changes in Member's Equity. . . . . . . . . . . . . . . . . .F-5
Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . .F-6
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . .F-7


                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Member of
  ComEd Funding, LLC:


     We have audited the accompanying balance sheet of ComEd Funding, LLC (a special purpose Delaware limited liability company) as of July 31, 1998, and the related statements of operations, changes in member's equity and cash flows for the period from inception (July 21, 1998) to July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ComEd Funding, LLC as of July 31, 1998, and the results of its operations and its cash flows for the period from inception (July 21, 1998) to July 31, 1998, in conformity with generally accepted accounting principles.


                              ARTHUR ANDERSEN LLP



Chicago, Illinois
August 3, 1998

                                 COMED FUNDING, LLC


                              STATEMENT OF OPERATIONS

           FOR THE PERIOD FROM INCEPTION (JULY 21, 1998) TO JULY 31, 1998



Revenues                             $      -
                                      ------------

Expenses:
     Administration and General      $ 16,000
                                      ------------

Net Loss                             $(16,000)
                                      ------------
                                      ------------





                THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                           INTEGRAL PART OF THIS STATEMENT.

                                  COMED FUNDING, LLC


                                    BALANCE SHEET

                                    JULY 31, 1998



                                        ASSETS

Accounts Receivable from Commonwealth Edison                         $  1,000
                                                                      --------

      Total Assets                                                   $  1,000
                                                                      --------
                                                                      --------


                           LIABILITIES AND MEMBER'S EQUITY

Member's Equity                                                      $  1,000
                                                                      --------


      Total Liabilities and Member's Equity                          $  1,000
                                                                      --------
                                                                      --------



         THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART
                                  OF THIS STATEMENT.

                                  COMED FUNDING, LLC


                       STATEMENT OF CHANGES IN MEMBER'S EQUITY

            FOR THE PERIOD FROM INCEPTION (JULY 21, 1998) TO JULY 31, 1998



Member's Equity at Inception                 $       -

    Add:  Net Loss                            (16,000)
    Contributed Equity                         17,000
                                              ---------

Member's Equity at End of Period             $   1,000
                                              ---------
                                              ---------



         THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART
                                  OF THIS STATEMENT.

                                  COMED FUNDING, LLC


                               STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM INCEPTION (JULY 21, 1998) TO JULY 31, 1998


 Cash Flows From Operating Activities:
     Net Loss                                                  $      (16,000)
     Net Effect on Cash Flow of Change in Receivables                  (1,000)
                                                                ---------------
                                                               $      (17,000)
                                                                ---------------

 Cash Flows From Investing Activities:
     Equity Contribution in ComEd Transitional Funding Trust   $             -
                                                                ---------------

 Cash Flows From Financing Activities:
     Equity Contribution from Commonwealth Edison Company      $        17,000
                                                                ---------------

 Net Increase/(Decrease) in Cash                               $             -
 Cash at Inception                                                           -
                                                                ---------------
 Cash at End of Period                                         $             -
                                                                ---------------
                                                                ---------------


         THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL PART
                                  OF THIS STATEMENT.

                                  COMED FUNDING, LLC


                            NOTES TO FINANCIAL STATEMENTS



(1)  BASIS OF PRESENTATION

     The financial statements include the accounts of ComEd Funding, LLC (CE Funding), a special purpose Delaware limited liability company, whose sole member is Commonwealth Edison Company (ComEd). ComEd, the principal subsidiary of Unicom Corporation (Unicom), is engaged in the production, purchase, transmission, distribution and sale of electricity to a diverse base of customers. CE Funding was formed on July 21, 1998, for the exclusive purposes of (i) initially owning the "intangible transition property" (described below), (ii) assigning all of its right, title and interest in the intangible transition property and the servicing agreement to ComEd Transitional Funding Trust (Trust), and (iii) entering into the servicing agreement with the servicer in respect to the intangible transition property. The Trust is a special purpose Delaware business trust which will issue Transitional Funding Trust Notes (Notes) secured by the intangible transition property to investors and will remit the proceeds to CE Funding in consideration for the transferring of its interest in the intangible transition property. CE Funding, in turn, will remit the net proceeds to ComEd in consideration for the intangible transition property that will be vested in CE Funding. ComEd anticipates that the Notes will be issued sometime in the fourth quarter of 1998.

     CE Funding was organized solely to acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of intangible transition property, along with certain other related assets. The Trust will be organized with the sole purpose of limited business activities as are necessary or reasonably related to the issuance of the Notes. CE Funding and the Trust are structured and are to be operated in a manner such that even in the event of bankruptcy proceedings against ComEd, the assets of CE Funding and the Trust will not be consolidated into the bankruptcy estate of ComEd.

     The intangible transition property is the separate property right, as created under the Transitional Funding Order issued by the Illinois Commerce Commission on July 21, 1998, including, without limitation, the right, title and interest to impose and receive instrument funding charges
     (IFC). IFC's are non-bypassable, usage-based, per kilowatt-hour charges to be imposed on designated consumers of electricity.

                                  COMED FUNDING, LLC

(2)  SUMMARY OF ACCOUNTING POLICIES

     (a)  GENERAL

          CE Funding follows the accrual method of accounting. Administrative and general expenses associated with CE Funding will be paid by ComEd and have been recorded as member's equity.

     (b)  INVESTMENT IN THE TRUST

          CE Funding will have an investment in and 100% ownership of the Trust.

     (c)  INCOME TAXES

          As a limited liability company, the member intends for CE Funding to be treated as a partnership for tax purposes. Income and losses are passed through to the member and, accordingly, there is no provision for income taxes.

     (d)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

     Notwithstanding the non-recourse nature of the transactions, ComEd (individually, as Servicer or otherwise) will be required under the transaction documents (i) to make certain representations and warranties with respect to, among other things, the validity of CE Funding's and its assignees' title to the intangible transition property and (ii) to observe certain covenants for the benefit of CE Funding and its assignees. ComEd will also be required to indemnify CE Funding and its assignees against any breaches of such representations, warranties and covenants and to protect such parties against certain other losses, which result from actions or inactions of ComEd.

     ComEd will act as the initial servicer (in such capacity, together with any successor-in-interest, the "Servicer") for CE Funding under the transaction documents. CE

                                  COMED FUNDING, LLC


                      NOTES TO FINANCIAL STATEMENTS (Concluded)


     Funding's rights under the Servicing Agreement will be assigned to the Trust. The transaction documents will contain provisions allowing the Servicer to be replaced under limited circumstances. The Servicer will be paid a servicing fee in consideration for billing and collecting the IFCs on behalf of the Trust, calculating the reconciliation and true-up adjustments and performing related services. Such servicing fees shall be paid to the Servicer from the IFC collections.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or any offer to sell or the solicitation of any offer to buy such securities in any jurisdictions in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of ComEd since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                            -------------------------

                                TABLE OF CONTENTS

                              Prospectus Supplement



                                                          Page
                                                          ----
Reports to Holders.....................................    S-3
Prospectus Supplement Summary..........................    S-4
Description of the Offered Notes.......................   S-15
Description of the Intangible Transition Property......   S-19
The Servicer...........................................   S-21
Servicing..............................................   S-21
Material United States Federal Tax Consequences........   S-21
Underwriting...........................................   S-23
Ratings................................................   S-24
Legal Matters..........................................   S-24
Index of Principal Definitions.........................   S-25

                     Prospectus

Available Information..................................      2
Reports to Holders.....................................      3
Incorporation of Certain Documents by Reference........      3
Prospectus Supplement..................................      3
Cautionary Statement for Purposes of the "Safe Harbor"
Provisions of the Private Securities Litigation Reform
Act of 1995............................................      4
Table of Contents......................................      5
Prospectus Summary.....................................      8
Risk Factors...........................................     27
Electric Industry Restructuring in Illinois............     43
Description of the Intangible Transition Property......     48
Certain Payment, Weighted Average Life and
  Yield Considerations.................................     67
The Trust..............................................     68
The Grantee............................................     70
The Servicer...........................................     72
Servicing..............................................     82
Description of the Notes...............................     90
Security for the Notes.................................     98
Material United States Federal Tax Consequences........    108
ERISA Considerations...................................    114
Use of Proceeds........................................    116
Plan of Distribution...................................    116
Ratings................................................    117
Legal Matters..........................................    117
Experts................................................    117
Index of Principal Definitions.........................    118
Index of Financial Statements..........................    F-1




    Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 $--------------


                           COMMONWEALTH EDISON COMPANY

                        ComEd Transitional Funding Trust

                                  $------------
                                    Class A-1

              _____% Transitional Funding Trust Notes, Series 1998

                                  $------------
                                    Class A-2

              _____% Transitional Funding Trust Notes, Series 1998

                                  $------------
                                    Class A-3

              _____% Transitional Funding Trust Notes, Series 1998

                                  $------------
                                    Class A-4

              _____% Transitional Funding Trust Notes, Series 1998

                                  $------------
                                    Class A-5

              _____% Transitional Funding Trust Notes, Series 1998

                                  $------------
                                    Class A-6

              _____% Transitional Funding Trust Notes, Series 1998

                                  $------------
                                    Class A-7

              _____% Transitional Funding Trust Notes, Series 1998

                           ---------------------------

                              PROSPECTUS SUPPLEMENT

                           ---------------------------

                                 [UNDERWRITERS]



                           --------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Insurance and Distribution.


         Securities and Exchange Commission filing fee..........................          $295
         Blue sky fees and expenses.............................................            *
         Printing and engraving expenses........................................            *
         Accountants' fees and expenses.........................................            *
         Trustees' fees and expenses............................................            *
         Legal fees and expenses................................................            *
         Rating Agency fees.....................................................            *
         Miscellaneous fees and expenses .......................................            *
                                                                                          ----
                           Total................................................          $ *
                                                                                          ----
                                                                                          ----


----------
    All of the fees, costs and expenses set forth above will be paid by the
     Trust.
    *To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

         Title 12, Section 3817 of the Delaware Code (the "Delaware Act") provides that subject to such standards and restrictions, if any, as are set forth in its governing instrument, a Delaware Business Trust may and has the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands. The Delaware Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of the State of Delaware.

         Section 6.07 of the Indenture provides that the Trust shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the Indenture, except for any loss, liability or expense incurred as a result of the Indenture Trustee's own willful misconduct, negligence or bad faith.

         Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever. Section 10.1 of the Limited Liability Company Agreement of the Grantee provides that the Grantee shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Grantee) by reason of the fact that he is or was a manager, officer, employee or agent of the Grantee, or is or was serving at the request of the Grantee as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Grantee, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Certain provisions of the Illinois Business Corporation Act of 1983 (the "BCA") provide that the sole member of the Grantee, Commonwealth Edison Company ("ComEd") may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd's By-laws provide that ComEd will indemnify its directors and officers, and any person serving as a director or officer of another business entity at ComEd's request, to the extent permitted by the statute. In addition, ComEd's Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

         ComEd has purchased liability insurance policies which indemnify ComEd's directors and officers, the directors and officers of subsidiaries of ComEd, the trustees of the Service Annuity Funds, and officers of ComEd serving as directors and officers on behalf of ComEd with certain other entities, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to certain limitations and conditions set forth in the policies.

         ComEd indemnifies assistant officers and certain other employees against liabilities and expenses incurred by reason of acts performed in connection with the operations of the various employee benefit systems of ComEd and its subsidiaries.

         The indemnification provided by the Delaware Code, the Delaware Limited Liability Company Act, the Grantee's Limited Liability Company Agreement and the Indenture is not exclusive of any other rights to which the Delaware Trustee, the Indenture Trustee, the members and managers of the Grantee, the officers and directors of ComEd and any beneficial owner of the Trust may be entitled.

Item 16. Exhibits and Financial Statement Schedules.

         (a)  Exhibits.




              Exhibit
              Number                 Exhibit Description
              ------                 -------------------
              *1.1         Form of Underwriting Agreement.

               3.1         Amended and Restated Certificate of Formation of the
                           Registrant.

               3.2         Amended and Restated Limited Liability Company
                           Agreement of the Registrant.

             **4.1         Form of Trust Agreement.

             **4.2         Form of Transitional Funding Trust Note.

             **4.3         Form of Indenture.

              *5.1 Opinion of Foley & Lardner relating to legality of the Transitional Funding Trust Notes.

               5.2 Opinion of Sidley & Austin relating to the legality of the Transitional Funding Trust Notes.



             Exhibit
              Number                 Exhibit Description
              ------                 -------------------


               8.1 Opinion of Sidley & Austin with respect to material federal tax matters.

            **10.1         Form of Sale Agreement.

            **10.2         Form of Grant Agreement.

            **10.3         Form of Servicing Agreement.

            **10.4         Form of Administration Agreement.

             *23.1         Consent of Foley & Lardner (included in Exhibit 5.1).

              23.2 Consent of Sidley & Austin (included in Exhibit 5.2 and Exhibit 8.1).

              23.3         Consent of Winston & Strawn.

              23.4         Consent of Arthur Andersen, LLP.

              24.1         Power of Attorney (included on page II-5).

            **25           Form T-1.

            **99.1         Application for Transitional Funding Order.

            **99.2         Transitional Funding Order.

             *99.3 Internal Revenue Service Private Letter Ruling pertaining to the Notes.




----------
    *To be filed by amendment.
   **Previously filed.

Item 17. Undertakings.

         The Registrant, on behalf of the ComEd Transitional Funding Trust (the "Trust") hereby undertakes as follows:

    (a)(1) To do, or, pursuant to the Administration Agreement, to cause Commonwealth Edison Corporation (the "Administrator") to do the following: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (ii) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (iii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and (iv) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(ii) and (a)(1)(iii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (3) To remove, or to cause Administrator to remove, from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Delaware Trustee, the Indenture Trustee, the managers and members of the Grantee and the directors and officers of the Administrator pursuant to the provisions described in Item 15 above, or otherwise, the Registrant, the Grantee and the Administrator have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Delaware Trustee, Indenture Trustee, the managers or members of the Grantee, or the directors or officers of the Administrator in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or
(4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.


    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.



    (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Amendment No. 1 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 23rd day of October, 1998.


                               COMED FUNDING, LLC


                               By: /s/ Ruth Ann M. Gillis
                                  ------------------------------
                                  Ruth Ann M. Gillis, Manager

                               By: /s/ Patricia L. Kampling
                                  ------------------------------
                                  Patricia L. Kampling, Manager

                               By: /s/ John C. Bukovski
                                  ------------------------------
                                  John C. Bukovski, Manager

                               By: /s/ Andrew L. Stidd
                                  ------------------------------
                                  Andrew L. Stidd, Manager

                               By: /s/ Kevin P. Burns
                                  ------------------------------
                                  Kevin P. Burns, Manager

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above constitutes and appoints Ruth Ann M. Gillis as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b) of the Securities Act prepared in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  EXHIBIT INDEX




                                                                                                    Sequential
Exhibit                                                                                                Page
Number                       Exhibit Description                                                      Number
------                       -------------------                                                    ----------
  *1.1        Form of Underwriting Agreement.

   3.1        Amended and Restated Certificate of Formation of the Registrant.

   3.2        Amended and Restated Limited Liability Company Agreement of the Registrant.

 **4.1        Form of Trust Agreement.

 **4.2        Form of Transitional Funding Trust Note.

 **4.3        Form of Indenture.

  *5.1        Opinion of Foley & Lardner relating to legality of the Transitional Funding
              Trust Notes.

   5.2 Opinion of Sidley & Austin relating to the legality of the Transitional Funding Trust Notes.

   8.1        Opinion of Sidley & Austin with respect to material federal tax matters.

**10.1        Form of Sale Agreement.

**10.2        Form of Grant Agreement.

**10.3        Form of Servicing Agreement.

**10.4        Form of Administration Agreement.

 *23.1        Consent of Foley & Lardner (included in Exhibit 5.1).

  23.2        Consent of Sidley & Austin (included in Exhibit 5.2 and Exhibit 8.1).

  23.3        Consent of Winston & Strawn

  23.4        Consent of Arthur Andersen, LLP.

  24.1        Power of Attorney (included on page II-5).

**25          Form T-1.

**99.1        Application for Transitional Funding Order.

**99.2        Transitional Funding Order.

 *99.3        Internal Revenue Service Private Letter Ruling pertaining to the Notes.


----------
*To be filed by amendment.
**Previously filed.